Princor Funds Performance


                              Average Annual Total Returns
                                                        As of October 31, 1995
                              (the latest calendar quarter)

                                      1 Year            5 Years            10 Years
                                  with   without     with    without     with    without
                                  sales   sales      sales    sales      sales    sales
        A Shares of:             charge  charge     charge   charge     charge   charge

Balanced                         8.82%   14.19%    13.08%    14.18%     9.54%a  10.21%a
Blue Chip                       16.89    22.65      9.67b    10.81b       -         -
Bond                            14.10    19.73      9.83     10.89      9.55a   10.23a
Capital Accumulation            12.40    17.94     15.76     16.88     11.51    12.05
Emerging Growth                 20.47    26.41     23.13     24.32     16.71a   17.42a
Government Securities Income    11.94    17.46      8.25      9.29      9.13     9.65
Growth                          17.50    23.29     20.97     22.14     15.03    15.59
High Yield                       6.48    11.73     11.62     12.70      7.26a    7.92a
Tax-Exempt Bond                 10.57    16.03      7.62      8.66      7.33d    7.87d
Utilities                       18.52    24.36      5.46e     7.24e       -         -
World                           -3.72     1.03     10.82     11.89     10.97    11.51

                                     1 Year f
                                  with   without
        B Shares of:              CDSC*   CDSC*

Balanced                        14.72%   18.72%
Blue Chip                       22.94    26.94
Bond                            13.98    17.98
Capital Accumulation            21.06    25.06
Emerging Growth                 31.65    35.65
Government Securities Income    12.07    16.07
Growth                          27.48    31.48
High Yield                       8.20    12.20
Tax-Exempt Bond                 13.97    17.97
Utilities                       20.18    24.18
World                            5.77     9.77
   * Contingent Deferred Sales Charge

a Partial period, from effective date 12/18/87
b Partial period, from effective date 3/1/91
c Partial period, from effective date 5/21/85
d Partial period, from effective date 3/20/86
e Partial period, from effective date 12/16/92
f Partial period, from effective date 12/9/94

Total return represents the overall  performance of an investment for a specific period of time,  assuming  the  reinvestment  of  dividends  and capital  gains.
Average  annual total  returns for A shares are with and without  maximum  4.75%
sales  charge.  Average  annual total  returns for B shares are with and without maximum 4.0% contingent deferred sales charge.

Total returns reflect past performance. Past performance does not predict future performance. The investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.

Contents
                                      Page
President's Letter.......................1
Comments from the Funds'
   Portfolio Managers....................2
Building Retirement Security --
   Charting Your Route to a More
   Secure Retirement....................10

The Princor Growth-Oriented Funds

Financial Statements and Financial
Highlights
   Statements of Assets and
   Liabilities..........................12
   Statements of Operations.............14
   Statements of Changes in
     Net Assets.........................16
   Notes to Financial Statements........18
   Schedules of Portfolio Investments
     Balanced Fund, Inc.................24
     Blue Chip Fund, Inc................26
     Capital Accumulation
       Fund, Inc........................27
     Emerging Growth Fund, Inc..........29
     Growth Fund, Inc...................32
     World Fund, Inc....................34
   Financial Highlights.................40

The Princor Income-Oriented Funds

Financial Statements and Financial
Highlights
   Statements of Assets and
     Liabilities........................44
   Statements of Operations.............46
   Statements of Changes in
     Net Assets.........................48
   Notes to Financial Statements........50
   Schedules of Portfolio Investments
     Bond Fund, Inc.....................56
     Cash Management Fund, Inc..........58
     Government Securities Income
       Fund, Inc........................61
     High Yield Fund, Inc...............61
     Tax-Exempt Bond Fund, Inc..........63
     Tax-Exempt Cash Management
       Fund, Inc........................66
     Utilities Fund, Inc................68
   Financial Highlights.................70
Report of Independent Auditors..........74
Federal Tax Information.................76
The Princor Family of Mutual
     Funds..............................80



                                                   A Message From the President



Dear Shareholder:

The U.S. stock and bond markets have maintained the strong momentum with which they began the year. As cited in financial publications, since January 1995, stocks have risen dramatically and many market indices have reached record levels. Bond returns have been more modest but remain good, rewarding fixed income investors. Results in international stock markets were mixed with European issues performing best; Japan and Latin America also performed well.

Shareholders of both Princor growth- and income-oriented funds have benefited from these strong markets. For the one-year period ending September 30, 1995, all Princor funds have posted positive returns at net asset value, most in double digits. [More complete fund performance information is contained in this report.]

Extraordinary performance of this type often leads to unbridled enthusiasm among investors. However, this enthusiasm needs to be tempered with an awareness that returns at this level cannot be expected to continue indefinitely, and this past performance does not guarantee future results. Investors should view these times as confirmation of the three, time-proven tactics of successful investing-focus on the long term, invest regularly and diversify.

Looking to the new year, most market strategists expect to see continued economic growth, moderate inflation and limited movement in interest rates. These factors, combined with continued efforts to reduce the federal deficit, should be favorable for the U.S. stock and bond markets. Though international markets have recently lagged those of the U.S., potential gains from international investing remain good for the long term.

Of additional interest is our upcoming conversion to a new, enhanced shareholder recordkeeping system. This new system will allow Princor to better meet the service needs of our shareholders. The most recent edition of The Princor
Shareholder contains an overview of the conversion. Complete details of the Princor shareholder recordkeeping conversion will be sent to you at the beginning of January.

Princor thanks you for helping to make this a very successful year. Buoyed by strong performance, our funds have continued to grow in both assets and the number of shareholders. We look forward to another fine year in 1996.


Sincerely,



Stephan L. Jones
President

MANAGER'S COMMENTS

Princor Management Corporation, the adviser to the Princor funds, is staffed with investment professionals who manage each individual fund. Comments by these individuals in the following paragraphs summarize in capsule form the general strategy and recent results of each fund over the past year. We believe any Princor fund should, under normal circumstances, represent only a portion of an investor's total investments. For most investors a portfolio should be balanced among stocks, bonds, and cash reserves to fit their own needs and risk tolerance. Those who maintain this balanced approach should be aware of the short-term results, but focus on the long term. Past performance is no guarantee of future results. Fund values will fluctuate so that the shares, upon redemption, may be worth more or less than their original cost.

Growth-Oriented Funds

Princor Balanced Fund

Judi Vogel

This balanced portfolio is designed to combine stocks, bonds and cash in a relatively conservative mix which provides both capital appreciation and income to the shareholder without taking on undue risk. Financial markets cooperated in helping us to achieve our objectives over the year. Both stocks and bonds delivered double-digit returns. The economy backed off from strong growth in late 1994 to register modest advances over the succeeding months. Inflation remained benign over the year and still is not a concern today. Apparently the Federal Reserve did a remarkable job of managing interest rates in order to cool the economy without plunging it into recession. Long-term interest rates have fallen about 1.5% over the last 10 months, enabling the bond market to surge. Corporate earnings have continued to be strong four years into an economic expansion thanks to widespread increases in productivity and almost zero growth in labor costs. While higher earnings have boosted common stocks, lower interest rates have enabled prices to soar without the market appearing overvalued. So far 1995 has been a great year in the markets. We have taken a slightly more cautious stance than the average balanced mutual fund with 50% of our holdings in equity-related securities and the balance in fixed income. According to Morningstar's Balanced Fund Overview, the average balanced fund has 53% in equities. Although our asset allocation caused returns to lag relative to the Lipper Balanced Fund Average, the Fund's returns in the absolute were quite attractive. There is no independent market index against which to measure returns of balanced portfolios. However, we show the S&P 500 stock index for your information.

Comparison of Change in Value $10,000 Investment

Princor Balanced Fund, Inc.

                                  Balanced Fund                         Lipper
                                      Total            S&P 500         Balanced
             Year Ended October 31,  Return              Index          Average
                                       9,525            10,000           10,000
                      1988            10,714            11,628           11,233
                      1989            11,896            14,697           13,152
                      1990            10,554            13,595           12,465
                      1991            14,152            18,152           16,015
                      1992            15,830            19,959           17,413
                      1993            17,768            22,938           19,994
                      1994            17,935            23,823           19,852
                      1995            20,480            30,112           23,300

Princor Blue Chip Fund

Mark  Williams

The economic slowdown experienced during the first half of the year, combined with moderate inflation, laid the groundwork for the past year's excellent returns. Investors, no longer afraid of interest rate increases, purchased equities aggressively. As the year progressed, investors rotated to those companies able to show consistent earnings growth in spite of the slowdown. The weak dollar also contributed to good earnings comparisons for the multi-national firms in the Fund. We ended this fiscal year ahead of Lipper's Growth and Income Fund average return, while trailing the S&P 500 Index return. Two sectors with moderate weightings in the Fund, Financials and Technology, experienced above-average returns. Our moderate weightings penalized relative performance somewhat, but we believed--and continue to believe--this account has the right exposure to these industries. Going forward, we continue to search for those companies with consistent earnings increases, well-capitalized balance sheets, and strong business prospects. The companies in the Fund are positioned to succeed in the increasingly competitive global marketplace.

Comparison of Change in Value $10,000 Investment

Princor Blue Chip Fund, Inc.

                                     Blue Chip                         Lipper
                                      Fund                             Growth &
                                      Total            S&P 500         Income
     Year Ended October 31,           Return            Index       Fund Average
                                       9,525            10,000            10,000
                      1991            10,137            10,654            10,544
                      1992            11,142            11,714            11,499
                      1993            11,771            13,464            13,424
                      1994            12,546            13,982            13,763
                      1995            15,388            17,673            16,510

Princor Capital Accumulation Fund

David White

Our strategy is to hold common stocks that will produce better rates of return if bought and held forever. Our analysis is very similar to the approach which companies take when making acquisitions. Future cash flows are weighed against today's price. This is our "bottoms up" approach. Overlaying this approach is a "top down" strategy. We look at the big picture: the economy, international trade, secular industry trends, earnings and the stock market. Any macro insights help select specific investments for the portfolio. During this past year, we have been reducing the portolio's exposure to the cyclical side of the economy. The economy was nearing capacity at the end of calendar 1994 which limited cyclical companies ability to expand earnings. Proceeds from these sales were invested in companies that should continue to grow even if the economy slows or enters a recession. Growth stocks, healthcare, food, banks and utilities have received the bulk of the funds. Electronic technology stocks were about the only large sector that produced good returns this past year. Unfortunately, we were underweighted in this sector which hurt performance. Late in the year, the electronic technology sector started to underperform and the sectors this Fund is emphasizing started doing much better.

Comparison of Change in Value $10,000 Investment

Princor Capital Accumulation Fund, Inc.


                                  Capital Accum.       S&P 500            Lipper
                                       Total            Stock    Growth & Income
       Year Ended October 31,         Return            Index       Fund Average
                                       9,525            10,000            10,000
                      1986            12,189            13,320            12,818
                      1987            12,731            14,181            12,953
                      1988            14,565            16,281            15,069
                      1989            16,578            20,578            18,154
                      1990            13,624            19,037            16,371
                      1991            19,160            25,416            21,855
                      1992            21,396            27,948            23,835
                      1993            23,624            32,120            27,825
                      1994            25,199            33,359            28,527
                      1995            29,721            42,164            34,221

Princor Emerging Growth Fund

Mike Hamilton

The financial markets continue their strong advance. Strength has been across all usual indexes with NASDAQ doing the best recently. The Princor Emerging Growth Fund performed better than its comparison indexes.

The Princor Emerging Growth Fund continues to be structured to take advantage of the economic tide toward efficiency, productivity and global competitiveness. This had led us to overweight technology, industrial cyclicals, financial and healthcare sectors. With the exception of the industrial cyclical area, all did better than the S&P 500. The portfolio has little energy and no utility exposure.

We continue to experience a growing balanced economy with little visible imbalances currently. Our outlook is for more of the same and we don't anticipate making any dramatic changes to the portfolio. The focus is on above average growth companies with high returns on capital.

Comparison of Change in Value $10,000 Investment

Princor Emerging Growth Fund, Inc.

                                Emerging Growth        S&P 500            Lipper
                                      Total             Stock            MID CAP
        Year Ended October 31,        Return            Index       Fund Average
                                       9,525            10,000            10,000
                      1988            11,409            11,628            11,344
                      1989            13,651            14,697            14,346
                      1990            11,357            13,595            12,349
                      1991            18,689            18,152            19,744
                      1992            20,862            19,959            21,136
                      1993            24,964            22,938            26,260
                      1994            26,676            23,823            26,816
                      1995            33,721            30,112            33,389

Princor Growth Fund

The financial markets have experienced one of the stronger years for participants so far in 1995. The year has witnessed changed economic expectations from strong growth at the start of the year to slower expectations recently. This has influenced returns as the market has shifted from a preference for cyclical companies to purer growth companies. The Princor Growth Fund is positioned for an elongated economic cycle with little excess or imbalance foreseen. The Fund is balanced between cyclical growth companies and companies with diminished dependence on the economic cycle. The portfolio's main weightings are in technology, financials and healthcare. The Fund has done better than its benchmarks given this balance and continued focus on companies providing products and services which improve productivity and are able to compete globally.

Comparison of Change in Value $10,000 Investment

Princor Growth Fund, Inc.

                                    Growth Fund        S&P 500            Lipper
                                      Total             Stock             Growth
             Year Ended October 31,   Return            Index       Fund Average
                                       9,525            10,000            10,000
                      1986            12,387            13,320            12,759
                      1987            12,715            14,181            12,704
                      1988            13,925            16,281            14,719
                      1989            16,439            20,578            18,297
                      1990            14,926            19,037            16,166
                      1991            23,777            25,416            22,847
                      1992            27,286            27,948            24,643
                      1993            29,968            32,120            28,849
                      1994            32,912            33,359            29,293
                      1995            40,578            42,164            36,318

Princor World Fund

Scott Opsal

The Fund's fiscal year began with the financial and economic collapse in Mexico following devaluation of the peso. Because the Fund owned stock in Mexican and other emerging market companies, declines in Latin American stock prices caused relative performance to lag. Our overweighting in European cyclicals reversed that trend in mid-year. Europe's cyclical recovery produced strong earnings gains in industrial companies. European markets also benefited from falling interest rates over the course of this year. Europe experienced widespread strength in its currencies relative to the US dollar. Strong foreign currencies and a weak dollar enhance returns for US investors. The Fund experienced significant return advantages from its overweighting in European currencies and European cyclicals, both of which boosted relative returns throughout most of the year. The Japanese market fell dramatically early in the year, but regained its lost ground by year end. The yen has also fluctuated widely during the year. These swings introduced tremendous volatility in International stock index returns, however the Fund's low exposure in Japan allowed some avoidance to this large source of volatility.

Comparison of Change in Value $10,000 Investment

Princor World Fund

                                    World Fund                            Lipper
                                       Total             EAFE      International
             Year Ended October 31,    Return            Index           Average
                                       9,525            10,000            10,000
                      1988             9,529            10,594            10,854
                      1989            10,055            11,457            12,475
                      1990            10,149             9,995            12,380
                      1991            11,552            10,689            13,434
                      1992            11,371             9,276            12,776
                      1993            16,077            12,751            17,045
                      1994            17,620            14,036            18,848
                      1995            17,801            13,896            18,733

Important Notes of the Growth-Oriented Funds:

Standard & Poor's 500 Stock Index: An unmanaged index of 500 widely held common stocks representing industrial, financial, utility and transportation companies listed on the New York Stock Exchange, American Stock Exchange and the Over-the-Counter market.

Lipper Growth & Income Fund Average: This average consists of funds which combine a growth of earnings orientation and an income requirement for level and/or rising dividends. The one-year average currently contains 397 funds.

Lipper Mid Cap Fund Average: This average consists of funds which by prospectus or portfolio practice, limit their investments to companies with average market capitalizations and/or revenues between $800 million and the average market capitalization of the Wilshire 4500 Index (as captured by the Vanguard Index Extended Market Fund). The one-year average currently contains 93 funds.

Lipper Growth Fund Average: This average consists of funds which normally invest in companies whose long-term earnings are expected to grow significantly faster than the earnings of the stocks represented in the major unmanaged stock indices. The one-year average currently contains 537 funds.

Lipper Balanced Fund Average: This average consists of funds whose primary objective is to conserve principal by maintaining at all times a balanced portfolio of both stocks and bonds. Typically, the stock/bond ration ranges around 60%/40%. The one-year average currently contains 194 funds.

Morgan Stanley EAFE (Europe, Australia and Far East) Index: This average reflects an arithmetic, market value weighted average of performance of more than 900 listed securities which are listed on the stock exchanges of the following countries: Australia, Austria, Belgium, Denmark, Netherlands, New Zealand, Norway, Singapore/Malaysia, Spain, Sweden, Switzerland, and the United Kingdom.

Lipper International Fund Average: This average consists of funds which invest in securities primarily traded in markets outside of the United States. The one-year average currently contains 226 funds.

Note:  Mutual fund data from Lipper Analytical Services, Inc.
Income-Oriented Funds

Princor Bond Fund

Don Brattebo One year ago we were reporting on what had been the worst bond market performance in memory, due primarily to the Federal Reserve raising interest rates frequently. However, with pleasure we report to you that during this past twelve months we have witnessed a dramatic turnaround in the bond market with interest rates falling sharply and bond prices recovering to levels we last saw in early 1994.

Not only has there been a recovery in fixed-income markets generally, but the Bond Fund has outperformed most of the funds in its peer group of Lipper Service BBB-rated funds. The reason for this is two-fold: First, we have remained fully invested and maintained our average portfolio maturity of 10 to 12 years to obtain better yields. Secondly, we are more heavily concentrated in BBB-rated, investment grade bonds than other funds, and this quality sector of the market has outperformed most other sectors in the past twelve months.

We've come through some wild and challenging markets these past two years, but have held firm to our philosophy of managing for total return over a long time horizon. We continue to seek out better values on a day-to-day basis in order to deliver attractive and competitive returns to you. We believe, once again, the forces and volatility of the markets have reinforced our strategy (and we hope the strategy of our shareholders) of investing and managing for the long term and not the short.

Comparison of Change in Value $10,000 Investment

Princor Bond Fund, Inc.

                                    Bond Fund          Lehman             Lipper
                                       Total             Baa           BBB Corp.
             Year Ended October 31,   Return            Index            Average
                                       9,525            10,000            10,000
                      1988            10,634            11,207            10,947
                      1989            11,862            12,598            11,980
                      1990            12,227            13,135            12,295
                      1991            14,189            15,451            14,397
                      1992            15,814            17,167            15,952
                      1993            18,220            19,771            18,362
                      1994            17,125            18,892            17,376
                      1995            20,504            22,156            19,873


Princor Government Securities Income Fund

Marty Schafer The U.S. Federal Reserve Board's long-term goal of low inflation and steady growth appears closer to reality with each passing year. The dismal performance of 1994 was due to the Fed's actions to slow economic growth and potential inflation. In 1995, dramatic turnaround was the result of the markets recognizing that inflation was well contained at the peak of this economic cycle. In fact, the most powerful ingredient in calculating inflation--labor costs--has been deflating. With wage increases holding steady and benefit packages being trimmed, corporate America has forced workers to work smarter and harder resulting in increased productivity. This provides products with lower unit labor costs. We look for the Fed to continue their vigilant fight against inflation. While ultimately this should be beneficial to all fixed-income investors, the road to solid returns may be rocky from time to time.

Our disciplined approach of running a portfolio priced at or below par has once again provided our shareholders with strong performance. This Fund's success reflects our preference for slightly longer duration assets than our competitors. We try to keep our duration between 5 and 6 years. The duration as of October 31, 1995, at 5.25 years. Duration measures the sensitivity of the value of the mortgage-backed securities to changes in interest rates. In general, if interest rates change one percentage point, the value will change in the opposite direction by a percentage which equals the duration.

Comparison of Change in Value $10,000 Investment

Princor Government Securities Income Fund

                                   Government          Lehman             Lipper
                                       Total            GNMA               GNMA
           Year Ended October 31,     Return            Index            Average
                                       9,525            10,000            10,000
                      1986            11,270            11,653            11,343
                      1987            11,443            12,122            11,537
                      1988            13,043            13,793            12,917
                      1989            14,463            15,367            14,177
                      1990            15,356            16,641            15,212
                      1991            17,932            19,485            17,484
                      1992            19,454            21,199            18,937
                      1993            21,749            22,804            20,474
                      1994            20,388            22,451            19,844
                      1995            23,947            25,863            22,550

Princor High Yield Fund

Ken Hovey The period of the Fund's fiscal year was good for high yield markets and the Fund, but not as good as for some other income-oriented assets and funds. The Treasury bond market saw a flattening of its yield curve with a sizeable decline in yields in all maturities except the shortest bills. The high yield market is often compared to the ten-year Treasury. This Treasury had increased in yield for much of the prior fiscal year and the reverse occurred for the past fiscal year. The yield peaked in early November and fell throughout the year except for a minor reversal in July and August. For the year, the ten year Treasury declined in yield by 1.79% while the high yield market, as measured by the Merrill Lynch High Yield Master Index, declined in yield by 1.09%. In other words, the positive price change for high yield was less as a result of the decline in interest rates other than for Treasury bonds or other assets more closely correlated to Treasuries.

Our Fund performed about as expected during the year except for a sizeable price decline in our holding of Drypers Corp. This company, a manufacturer of baby diapers, has had margin problems due to price competition and raw material prices. Otherwise, the Fund has not experienced credit problems. Our strategy remains to have a balance of "B" and "BB" rated bonds and not to speculate on distressed bonds or trade often for short-term gains. We think, within the context of high yield, that our Fund is relatively well positioned to withstand a weaker or slower growing economy. Additionally, as a consequence of high yield returns lagging behind other fixed-income assets, the going forward return expectations are now more favorable for high yield when compared to other asset types.

Comparison of Change in Value $10,000 Investment

Princor High Yield Fund, Inc.

                                   High Yield          Lehman             Lipper
                                       Total         High Yield       High Yield
            Year Ended October 31,    Return             Index           Average
                                       9,525            10,000            10,000
                      1988            10,879            11,403            11,230
                      1989            11,171            11,625            11,355
                      1990             9,550            10,131             9,967
                      1991            11,998            15,050            13,589
                      1992            13,719            17,345            15,816
                      1993            15,319            20,450            18,991
                      1994            15,540            20,702            18,913
                      1995            17,363            23,958            21,409

Princor Tax-Exempt Bond Fund

Dan Garrett The bond market was a great place to be during the fiscal year ended October 31, 1995. The long term investor was rewarded for staying the course over the past few years. For most periods the Fund has outperformed the Lipper General Municipal Fund average. We have done so by adding value through superior credit quality analysis and avoiding mistakes such as unfavorable bond structures like certificates of participation and lease revenue bonds. We also focus on companies which have strengths within their industries, such as utility companies with low cost structures. We have also avoided bonds which have no call protection, such as housing bonds.

There are many questions about the impact tax reform may have on investment markets but few answers because several proposals are being discussed. The municipal market would have risen further in the absence of the tax reform issue. Under a balanced federal budget, interest rates should fall, which would benefit all bond investors. We will continue to find value in credit, structure and call protection features. We focus on the long term balance of current income and total return.

Comparison of Change in Value $10,000 Investment

Princor Tax-Exempt Bond Fund, Inc.

                                   Tax Exempt         Lehman              Lipper
                                      Total           Revenue            General
             Year Ended October 31,   Return         Bond Index       Muni. Debt
                                       9,525            10,000            10,000
                      1986            10,193            10,634            10,639
                      1987             9,545            10,552            10,257
                      1988            11,476            12,391            11,880
                      1989            12,525            13,510            12,805
                      1990            13,033            14,515            13,515
                      1991            14,739            16,410            15,177
                      1992            15,883            17,837            16,298
                      1993            18,376            20,557            18,817
                      1994            17,014            19,466            17,714
                      1995            19,740            22,566            20,141

Princor Utilities Fund

Catherine Green Utility stocks have had a very strong year with many stocks rising over 20%. The positive gains were caused by several factors. First, a falling interest rate market had a positive impact on these stocks. Second, there has been much discussion about increasing competition for utilities. As the industry moves forward, many of the companies have developed plans to cope with these changes. This has calmed investors' fears, and the stocks have reacted accordingly. Third, weather changes impact certain regions as companies are able to sell more energy. The last impact has been that of mergers. As companies develop their plans to face the future, more of them are consolidating to become more cost competitive. This has impacted electric utilities positively as they are able to merge and cut costs to stay ahead of the game. Telephones, over 25% of the Fund, have also enjoyed a strong year. Again, aggressive plans to become winners in the fast growing telecommunications area has been a driving factor. As our Fund is a "pure play," we have fared well in this environment. We do not own any non-utility stocks or bonds, so we are focused solely on the common stocks of utility companies. We will continue this focus along with a goal to emphasize low-cost, high quality utility companies.

Comparison of Change in Value $10,000 Investment

Princor Utilities Fund

                        Utilities Fund      S&P 500       Lipper       Dow Jones
                              Total          Stock       Utilities     Utilities
    Year Ended October 31 ,  Return          Index        Average    With Income
                              9,525         10,000         10,000         10,000
                1993         11,047         10,980         11,575         11,658
                1994          9,368         11,403         10,475          9,349
                1995         11,651         14,413         12,325         11,810

Princor Cash Management Fund
Princor Tax-Exempt Cash Management Fund

Mike Johnson Steve Schneider Intervention by the Federal Reserve tapered off during 1995 as opposed to the multitude of Fed tightening actions that occurred in the prior year. The Fed raised short-term rates once again this past February. Then the tightening trend in place since the beginning of 1994 was reversed and a rate cut was affected in July. Since then, levels have remained flat. The average maturity of our own portfolio, as well as that of the industry, started slowing in the third quarter as investors were no longer being given any incentive to buy longer paper. We continue to target and actively monitor the industry averages to keep both our yields and average days in line. Both portfolios continue to invest from a list of approved issues of the highest credit quality actively managed by our investment securities analytical staff. Through the third quarter of 1995, assets for both the Princor taxable and tax-exempt portfolios, as well as those industry-wide, all continued to increase to record levels since the beginning of this year.
Important Notes of the Income-Oriented Funds:

Lehman Brothers, Baa Index: An unmanaged index of all publicly issued, fixed-rate, nonconvertible, dollar-denominated, SEC-registered corporate debt rated Baa or BBB by Moody's or S&P.

Lipper Corporate Debt BBB Rated Fund Average: This average consists of funds which invest at least 65% of their assets in corporate and government debt issues rated in the top four grades. The one-year average currently contains 78 funds.

Lehman Brothers, GNMA Index: An unmanaged index of 15- and 30-year fixed-rate securities backed by mortgage pools of the Government National Mortgage Association (GNMA) and Graduated payment mortgages (GPMs) with at least $100 million outstanding and one year or more to maturity.

Lipper GNMA Fund Average: This average consists of funds which invest a least 65% of their assets in Government National Mortgage Association securities. The one-year average currently contains 49 funds.

Lehman Brothers, High Yield Index: An unmanaged index of all publicly issued fixed, dollar-denominated, SEC-registered corporate debt rated Ba1 or lower with at least $100 million outstanding and one year or more to maturity.

Lipper High Current Yield Fund Average: This average consists of funds which aim at high (relative) current yield from fixed income securities. No quality or maturity restrictions. They tend to invest in lower grade debt issues. The one-year average currently contains 112 funds.

Lehman Brothers, Revenue Bond Index: An unmanaged index of investment grade tax-exempt revenue bonds which have been issued within the last five years and at least one-year or more to maturity.

Lipper General Municipal Debt Fund Average: This average consists of funds which invest at least 65% of their assets in municipal debt issues in the top four credit ratings. The one-year average currently contains 216 funds.

Standard & Poor's 500 Stock Index: An unmanaged index of 500 widely held common stocks representing industrial, financial, utility and transportation companies listed on the New York Stock Exchange, American Stock Exchange and the Over-the-Counter market.

Lipper Utilities Fund Average: This average consists of funds which invest 65% of its equity portfolio in utility shares. The one-year average currently contains 79 funds.

Dow Jones Utilities Index with Income: This average is a price-weighted average of 15 utility companies that are listed on the New York Stock Exchange and are involved in the production of electrical energy.

Note:  Mutual fund data from Lipper Analytical Services, Inc.

Building Retirement Security-Charting Your Route to a More Secure Retirement

     Planning for retirement is more difficult than it was in the past. In previous generations, when a person retired at age 65, they could expect to live only a limited number of years. In recent years, modern medical technology and healthier lifestyles help to lengthen our years in retirement. Today, a man retiring at age 65 has a life expectancy of fifteen more years. A woman who retires at the same age can anticipate living another twenty years. The trend toward longer lives is expected to continue. As a result, retirement planning today is a very important aspect of your financial future.

     Successful retirement planning begins with developing a clear picture of your own retirement. What are your retirement goals and dreams? How much will they cost? How will inflation affect your plans for retirement? By charting out your retirement in detail now, you gain a better idea of the path you need to take.

     The next step to building retirement security is to look at your sources of retirement income. According to a study done by the Pension and Welfare Benefits Administration, almost 70% of Americans between the ages of 45 and 64, believe that their retirement income needs will be met by their Social Security and employer pension benefits. In other words, from sources other than themselves. In reality, most retirees derive, more than half their retirement income from personal sources. These included: personal savings, investments and additional earnings. These charts show the importance of taking responsibility for a large portion of your own retirement income.

                                   Perception

Americans, Age 45-64 believe their most important retirement income source is:

Pension         43%
Social Security 25%
Savings         18%
Other           10%
Earnings         4%

                                    Reality

     The actual percentages for heads of household, age 65 + and $20,000 + total annual income:

Savings         32%
Earnings        24%
Social Security 23%
Pension         20%
Other            1%

     As you continue down the retirement-planning road, you need to consider its challenges. In addition to the normal, anticipated financial responsibilities, we all face the threat of disability, caring for aging parents or the loss of a spouse. All these challenge our financial well-being and plans for a more secure retirement. The best way to meet these challenges, should they occur, is by planning ahead. By planning ahead we mean beginning a regular, disciplined savings and investment program.

                  Challenges to Meeting Your Retirement Goals

- Income interruption from loss of job or disability
- Death of Spouse
- Health concerns for you and your family
- The need to care for aging parents
- Your need for long-term care
- Lack of financial planning

     To help ensure the success of your investment program you may want to use these three basic investment strategies: investing for the long-term, diversification and dollar-cost averaging. One benefit of long-term investing is compounding. The compounding illustration to the right shows how your investment can grow over time, assuming different rates of return. Diversification is the process of spreading your investments among more than one asset class and thereby reducing your potential investment risk. The example shows how diversification leads to a balanced investment portfolio.

                       How Money Grows $100,000 invested

Investment earning 10% over 25 years grows to $1,083,471.
Investment earning 8% over 25 years grows to $684,848.
Investment earning 6% over 25 years grows to $429,187.

     For illustrative purposes only. Assumes no taxes are paid on earnings as the investment grows. Interest rates do not reflect actual performance of any specific financial product.

     One of the easiest investment strategies available to you is dollar-cost averaging. This strategy is to invest regulary, and continuously, over time. When investing using this strategy, you are purchasing shares whether the market is up or down. Of course, no strategy guarantees success but, the result should be that your average share cost is less than you would have paid trying to predict the market. When using dollar-cost averaging, you need to evaluate your ability to continue investing during periods lower market levels. Here is how a dollar-cost averaging program might look.

                               Investment Balance

               Interest Earning                  Equity
               Investments:                      Investments:
               Money Market Funds                Common Stock
               Bonds                             Real Estate
                  Government Securities
               ------------------------   ----------------------
                    ^                                     ^
                    ---------------------------------------
                                        ^
                                 Emergency Money
                            Life/Medical/Disability/LTC

     The final step in building retirement security is to develop a plan of action. To accomplish this, you+ll want to take into consideration the types of savings plans available to you. These might include: a 401(k), IRA, qualified or non-qualified annuities or mutual fund investments. Your registered representative can help you design and implement a plan for building retirement security.

                             Dollar-Cost Averaging

               Regular               Share                Shares
             Investment              Price               Acquired
                $300                  $25                   12
                $300                  $20                   15
                $300                  $15                   20
                $300                  $20                   15
                $300                  $15                   20
                $300                  $12                   25
              $1,800                                       107

Average Share Cost  $16.82  ($1,800 / 107 Shares)
Average Share Price $17.83  *Sum of Share Price / 6)

(Investment programs like dollar-cost averaging do not assure a profit, nor guarantee against a loss in declining markets. The plan involves continuous investment regardless of price fluctuations. So investors should consider their ability to continue purchasing shares during periods of low price levels.)

     Here is a quick review of the four steps to building retirement security: create a picture of your retirement goals, identify your sources of retirement income, prepare for the challenges you may face along the way and, finally, develop an action plan. Contact your registered representative to guide you through the process of building retirement security.

October 31, 1995


STATEMENTS OF ASSETS AND LIABILITIES


                                                                          Princor            Princor           Princor Capital
                                                                          Balanced           Blue Chip           Accumulation
GROWTH FUNDS                                                             Fund, Inc.         Fund, Inc.            Fund, Inc.



    Assets
    Investment in securities -- at value (cost -- $52,142,778;
       $28,607,185; $289,104,493; $114,702,569; $127,847,324;
       and $118,823,668, respectively) (Note 4)...............          $58,108,590        $37,378,265           $341,501,900
    Cash ............................................................         1,883              4,446                  5,124
    Receivables:
       Dividends and interest........................................       326,277             49,320                443,387
       Investment securities sold....................................       234,883            847,845                162,104
       Capital Stock sold............................................        11,831             10,961                 10,112

    Other assets.....................................................         3,796                545                 24,412

                                                         Total Assets    58,687,260         38,291,382            342,147,039

    Liabilities
    Accrued expenses.................................................        75,023             47,894                228,835
    Payables:
       Investment securities purchased...............................       195,745          1,294,140                  --
       Capital Stock reacquired......................................        28,138              5,609                 13,737

                                                    Total Liabilities       298,906           1,347,643               242,572


   Net Assets Applicable to Outstanding Shares.......................    $58,388,354         $36,943,739          $341,904,467



    Net Assets Consist of:
    Capital Stock....................................................   $    42,490      $       24,581       $       144,323
    Additional paid-in capital.......................................    49,182,920          27,186,991           266,068,965
    Accumulated undistributed net investment income..................       350,410             105,316             2,279,052
    Accumulated undistributed net realized gain from:
       Investment  transactions .....................................     2,846,722             855,771            21,014,720
       Foreign currency transactions.................................         --                  --                   --
    Net unrealized appreciation of investments.......................     5,965,812           8,771,080            52,397,407
    Net unrealized appreciation on translation of assets and
       liabilities in foreign currencies.............................         --                  --                   --

                                                     Total Net Assets   $58,388,354         $36,943,739          $341,904,467



    Capital Stock (par value: $.01 a share)
    Shares authorized................................................   100,000,000         100,000,000           100,000,000

    Net Asset Value Per Share:
    Class A: Net Assets..............................................   $57,125,621         $35,211,596          $339,655,973
             Shares issued and outstanding...........................     4,156,937           2,342,512            14,337,061
             Net asset value per share...............................        $13.74              $15.03                $23.69
             Maximum offering price per share(1)  ...................        $14.43              $15.78                $24.87
    Class B: Net Assets .............................................    $1,262,733          $1,732,143            $2,248,494
             Shares issued and outstanding...........................        92,099             115,546                95,254
             Net asset value per share(2)............................        $13.71              $14.99                $23.61


    (1) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price.
    (2) Redemption price per share
    is equal to net asset value less any applicable contingent deferred sales charge.

   See accompanying notes.

                                                                          Princor              Princor                Princor
                                                                      Emerging Growth           Growth                 World
GROWTH FUNDS                                                              Fund, Inc.           Fund, Inc.            Fund, Inc.


    Assets
    Investment in securities -- at value (cost -- $52,142,778;
       $28,607,185; $289,104,493; $114,702,569; $127,847,324;
       and $118,823,668, respectively) (Note 4)......................   $157,431,132         $182,460,635           $133,458,881
    Cash ............................................................        238,607               24,872                 17,052
    Receivables:
       Dividends and interest........................................        195,210              180,857                172,355
       Investment securities sold....................................        343,742                --                     --
       Capital Stock sold............................................      1,755,725              149,920                 21,117
    Other assets.....................................................          2,129                8,638                  1,617

                                                         Total Assets    159,966,545          182,824,922            133,671,022

    Liabilities
    Accrued expenses.................................................        198,701              180,467                214,708
    Payables:
       Investment securities purchased...............................          --                   --                 2,968,759
       Capital Stock reacquired......................................        159,230               37,599                 25,379

                                                    Total Liabilities        357,931              218,066              3,208,846


    Net Assets Applicable to Outstanding Shares    ..................   $159,608,614         $182,606,856           $130,462,176



    Net Assets Consist of:
    Capital Stock.............................................          $     50,762     $         49,069        $       179,192
    Additional paid-in capital.......................................    112,613,229          121,497,400            108,856,451
    Accumulated undistributed net investment income..................        324,845              564,227                776,759
    Accumulated undistributed net realized gain from:
       Investment  transactions .....................................      3,891,215            5,882,849              5,913,237
       Foreign currency transactions.................................         --                    --                    97,847
    Net unrealized appreciation of investments.......................     42,728,563           54,613,311             14,635,213
    Net unrealized appreciation on translation of assets and
       liabilities in foreign currencies.............................         --                    --                     3,477

                                                     Total Net Assets   $159,608,614         $182,606,856           $130,462,176



    Capital Stock (par value: $.01 a share)
    Shares authorized................................................    100,000,000          100,000,000            100,000,000

    Net Asset Value Per Share:
    Class A: Net Assets..............................................   $150,611,372         $174,328,071           $126,554,316
             Shares issued and outstanding...........................      4,788,877            4,683,768             17,379,043
             Net asset value per share...............................         $31.45               $37.22                  $7.28
             Maximum offering price per share(1)  ...................         $33.02               $39.08                  $7.64
    Class B: Net Assets .............................................     $8,997,242           $8,278,785             $3,907,860
             Shares issued and outstanding...........................        287,338              223,165                540,127
             Net asset value per share(2)............................         $31.31               $37.10                  $7.24

    (1) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price.
    (2) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

   See accompanying notes.

Year Ended October 31, 1995


STATEMENTS OF OPERATIONS


                                                                          Princor              Princor             Princor Capital
                                                                         Balanced             Blue Chip             Accumulation
GROWTH FUNDS                                                             Fund, Inc.           Fund, Inc.              Fund, Inc.


    Net Investment Income
    Income:
       Dividends.....................................................  $   874,225          $   841,327             $   8,308,899
       Less: Withholding tax on foreign dividends....................        --                    --                        --
       Interest......................................................    1,645,802              149,804                   473,882


                                                        Total Income     2,520,027              991,131                 8,782,781
    Expenses:
       Management and investment advisory fees (Note 3)   ...........      330,469              154,603                 1,380,466
       Distribution and shareholder servicing fees--Class A (Note 3).      136,567               75,787                   331,639
       Distribution and shareholder servicing fees--Class B (Note 3).        3,997                5,456                     7,816
       Transfer and administrative services (Note 3).................      220,147              146,409                   510,906
       Registration fees--Class A....................................       28,662               20,003                    51,325
       Registration fees--Class B....................................          461                  874                       439
       Custodian fees ...............................................       14,244                7,915                    14,294
       Auditing and legal fees ......................................        6,638                5,880                     8,733
       Directors' fees ..............................................        7,825                7,825                     8,125
       Other ........................................................        6,631                4,775                    30,355

                                                      Total Expenses       755,641              429,527                 2,344,098

                                               Net Investment Income     1,764,386              561,604                 6,438,683

    Net Realized and Unrealized Gain (Loss) on Investments
    and Foreign Currency
    Net realized gain from:
       Investment transactions.......................................    2,846,701            1,227,208                21,096,912
       Foreign currency transactions.................................        --                   --                        --
    Net increase (decrease) in unrealized appreciation/
       depreciation on:
       Investments...................................................    2,809,432            4,662,787                24,916,772
       Translation of assets and liabilities in foreign currencies...        --                   --                        --

                                    Net Realized and Unrealized Gain
                                on Investments and Foreign Currency      5,656,133            5,889,995                46,013,684


                                          Net Increase in Net Assets
                                           Resulting from Operations    $7,420,519           $6,451,599               $52,452,367




STATEMENTS OF OPERATIONS


                                                                            Princor              Princor                Princor
                                                                        Emerging Growth          Growth                  World
GROWTH FUNDS                                                               Fund, Inc.           Fund, Inc.             Fund, Inc.


    Net Investment Income
    Income:
       Dividends.....................................................$   1,319,806        $     2,383,176           $  3,306,884
       Less: Withholding tax on foreign dividends....................        --                    --                   (394,379)
       Interest......................................................    1,024,770                916,380                327,064

                                                        Total Income     2,344,576              3,299,556              3,239,569
    Expenses:
       Management and investment advisory fees (Note 3)   ..........       772,512                701,276                881,227
       Distribution and shareholder servicing fees--Class A (Note 3).      292,867                312,530                291,227
       Distribution and shareholder servicing fees--Class B (Note 3).       31,456                 26,585                 15,058
       Transfer and administrative services (Note 3).................      612,488                584,133                525,897
       Registration fees--Class A....................................       49,607                 44,349                 49,862
       Registration fees--Class B....................................        1,851                    779                    481
       Custodian fees ...............................................        8,253                  8,550                151,534
       Auditing and legal fees ......................................        7,253                  6,531                  9,248
       Directors' fees ..............................................        8,125                  8,125                  7,975
       Other ........................................................       10,189                 12,863                 12,116

                                                      Total Expenses     1,794,601              1,705,721              1,944,625

                                               Net Investment Income      549,975               1,593,835              1,294,944

    Net Realized and Unrealized Gain (Loss) on Investments
    and Foreign Currency
    Net realized gain from:
       Investment transactions.......................................   3,897,774               5,884,252              5,921,120
       Foreign currency transactions.................................       --                      --                    97,847
    Net increase (decrease) in unrealized appreciation/
       depreciation on:
       Investments...................................................  25,019,957              24,040,842             (5,202,468)
       Translation of assets and liabilities in foreign currencies...       --                      --                    (5,691)

                                    Net Realized and Unrealized Gain
                                on Investments and Foreign Currency    28,917,731              29,925,094                810,808

                                          Net Increase in Net Assets
                                           Resulting from Operations  $29,467,706             $31,518,929           $  2,105,752




   See accompanying notes.

Years Ended October 31


STATEMENTS OF CHANGES IN NET ASSETS


                                                                                 Princor                         Princor
                                                                                 Balanced                       Blue Chip
GROWTH FUNDS                                                                    Fund, Inc.                      Fund, Inc.




                                                                             1995        1994              1995          1994

    Operations
    Net investment income............................................     $1,764,386  $1,271,900    $     561,604   $   431,588
    Net realized gain (loss) from investment transactions............      2,846,701     234,600        1,227,208      (288,180)
    Net realized gain (loss) from foreign currency transactions......          --          --               --            --
    Net increase (decrease) in unrealized appreciation/depreciation on investments and translation of assets and liabilities in
       foreign currencies............................................      2,809,432  (1,115,430)       4,662,787     1,524,678

                                          Net Increase in Net Assets
                                           Resulting from Operations       7,420,519     391,070        6,451,599     1,668,086


    Dividends and Distributions to Shareholders
    From net investment income:
       Class A.......................................................     (1,526,106) (1,470,992)        (487,675)     (541,987)
       Class B.......................................................        (10,560)       --             (6,240)         --

                                                                          (1,536,666) (1,470,992)        (493,915)     (541,987)

    From net realized gain on investments  and foreign  currency  transactions:
       Class A.......................................................       (234,514) (1,646,619)            --            --

                                                 Total Distributions      (1,771,180) (3,117,611)        (493,915)     (541,987)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A.......................................................      7,935,949  24,138,081        6,239,894     5,228,761
       Class B.......................................................      1,269,648       --           1,632,045         --
    Shares issued in reinvestment of dividends and distributions:
       Class A.......................................................      1,395,703   2,123,538          366,550       535,883
       Class B.......................................................         10,489       --               6,184         --
    Shares redeemed:
       Class A.......................................................    (11,165,026)(10,121,469)      (4,463,004)   (3,403,936)
       Class B.......................................................        (73,722)      --             (41,750)        --

                          Net Increase (Decrease) in Net Assets from
                                          Capital Share Transactions        (626,959) 16,140,150        3,739,919     2,360,708

                                                      Total Increase       5,022,380  13,413,609        9,697,603     3,486,807

    Net Assets
    Beginning of year................................................     53,365,974  39,952,365       27,246,136    23,759,329

    End of year (including undistributed net investment
       income as set forth below)....................................    $58,388,354 $53,365,974      $36,943,739   $27,246,136


    Undistributed Net Investment Income  ............................    $   350,410 $   131,213    $     105,316   $    40,721




   See accompanying notes.

Years Ended October 31


STATEMENTS OF CHANGES IN NET ASSETS


                                                                               Princor Capital                   Princor
                                                                                Accumulation                 Emerging Growth
GROWTH FUNDS                                                                      Fund, Inc.                    Fund, Inc.




                                                                               1995         1994             1995          1994

    Operations
    Net investment income............................................  $   6,438,683  $  5,353,058    $    549,975    $   12,330
    Net realized gain (loss) from investment transactions............     21,096,912     4,676,679       3,897,774       541,397
    Net realized gain (loss) from foreign currency transactions......          --            --               --            --
    Net increase (decrease) in unrealized appreciation/depreciation on investments and translation of assets and liabilities in
       foreign currencies............................................     24,916,772     7,375,728      25,019,957     4,047,834

                                          Net Increase in Net Assets
                                           Resulting from Operations      52,452,367    17,405,465      29,467,706     4,601,561


    Dividends and Distributions to Shareholders
    From net investment income:
       Class A.......................................................     (5,617,183)   (5,289,873)       (236,412)        --
       Class B.......................................................         (6,731)        --               (992)        --

                                                                          (5,623,914)   (5,289,873)       (237,404)        --

    From net realized gain on investments and foreign currency transactions:
       Class A.......................................................     (4,755,174)  (16,954,587)       (544,422)     (193,029)

                                                 Total Distributions     (10,379,088)  (22,244,460)       (781,826)     (193,029)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A.......................................................     28,287,310    52,028,708      46,003,051    51,667,572
       Class B.......................................................      2,179,812         --          8,944,401        --
    Shares issued in reinvestment of dividends and distributions:
       Class A.......................................................     10,162,185    21,826,872         763,370       188,206
       Class B.......................................................          6,731         --                992        --
    Shares redeemed:
       Class A.......................................................    (26,662,663)  (23,067,558)    (16,885,879)  (11,967,357)
       Class B.......................................................       (107,211)        --           (867,829)       --

                          Net Increase (Decrease) in Net Assets from
                                          Capital Share Transactions      13,866,164    50,788,022      37,958,106    39,888,421

                                                      Total Increase      55,939,443    45,949,027      66,643,986    44,296,953

    Net Assets
    Beginning of year................................................    285,965,024   240,015,997      92,964,628    48,667,675

    End of year (including undistributed net investment
       income as set forth below)....................................
                                                                        $341,904,467  $285,965,024     $159,608,614  $92,964,628



    Undistributed Net Investment Income  ............................   $  2,279,052  $  1,464,283     $    324,845 $     12,274







   See accompanying notes.

Years Ended October 31


STATEMENTS OF CHANGES IN NET ASSETS


                                                                                    Princor                       Princor
                                                                                     Growth                        World
GROWTH FUNDS                                                                       Fund, Inc.                    Fund, Inc.




                                                                               1995         1994             1995          1994

    Operations
    Net investment income............................................  $   1,593,835  $   922,413    $   1,294,944  $     95,445
    Net realized gain (loss) from investment transactions............      5,884,252    2,368,804        5,921,120     2,972,274
    Net realized gain (loss) from foreign currency transactions......          --           --              97,847      (101,324)
    Net increase (decrease) in unrealized appreciation/depreciation on investments and translation of assets and liabilities in
       foreign currencies............................................     24,040,842    5,679,560       (5,208,159)    4,616,059

                                          Net Increase in Net Assets
                                           Resulting from Operations      31,518,929    8,970,777        2,105,752     7,582,454


    Dividends and Distributions to Shareholders
    From net investment income:
       Class A.......................................................     (1,314,723)    (897,562)        (571,155)     (212,187)
       Class B.......................................................         (7,563)        --             (1,106)         --

                                                                          (1,322,286)    (897,562)        (572,261)     (212,187)

    From net realized gain on investments and foreign currency transactions:
       Class A.......................................................     (2,370,009)  (4,843,338)      (2,940,766)     (411,302)

                                                 Total Distributions      (3,692,295)  (5,740,900)      (3,513,027)     (623,489)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A.......................................................     42,675,725   41,918,761       28,751,013    61,902,666
       Class B.......................................................      7,815,161       --            3,799,760        --
    Shares issued in reinvestment of dividends and distributions:
       Class A.......................................................      3,557,579    5,507,426        3,389,757       537,492
       Class B.......................................................          7,560       --                1,106         --
    Shares redeemed:
       Class A.......................................................    (15,426,370) (14,344,269)     (19,795,122)  (17,305,679)
       Class B.......................................................       (212,100)      --              (88,847)        --

                          Net Increase (Decrease) in Net Assets from
                                          Capital Share Transactions      38,417,555   33,081,918       16,057,667    45,134,479

                                                      Total Increase      66,244,189   36,311,795       14,650,392    52,093,444

    Net Assets
    Beginning of year................................................    116,362,667   80,050,872      115,811,784    63,718,340


    End of year (including undistributed net investment
       income as set forth below)....................................
                                                                        $182,606,856  $116,362,667    $130,462,176  $115,811,784



    Undistributed Net Investment Income  ............................   $    564,227  $    292,678    $   776,759 $     54,076






   See accompanying notes.

October 31, 1995

NOTES TO FINANCIAL STATEMENTS


Princor Balanced Fund, Inc.
Princor Blue Chip Fund, Inc.
Princor Capital Accumulation Fund, Inc.
Princor Emerging Growth Fund, Inc.
Princor Growth Fund, Inc.
Princor World Fund, Inc.

Note 1 -- Significant Accounting Policies


Princor Balanced Fund, Inc., Princor Blue Chip Fund, Inc., Princor Capital Accumulation Fund, Inc., Princor Emerging Growth Fund, Inc., Princor Growth Fund, Inc. and Princor World Fund, Inc. (the "Growth Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

On December 5, 1994, the name of Princor Managed Fund, Inc. was changed to Princor Balanced Fund, Inc.

On December 5, 1994, the initial purchases of Class B shares of the Growth Funds were made by Princor Management Corporation (See Note 3). All shares outstanding prior to the initial Class B share purchases have been classified as Class A shares. Effective December 9, 1994, the Growth Funds also began offering Class B shares to the public. Class A shares generally are sold with an initial sales charge based on declining rates which begin at 4.75% of the offering price. Class B shares are sold without an initial sales charge, but bear a higher ongoing distribution fee and are subject to a declining contingent deferred sales charge ("CDSC") of up to 4.00% on certain redemptions redeemed within six years of purchase. Class B shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) after seven years. Both classes of shares for each fund represent interests in the same portfolio of investments and will vote together as a single class except where otherwise required by law or as determined by the Funds' respective Boards of Directors. In addition, the Board of Directors of each fund declare separate dividends on each class of shares.

The Growth Funds allocate daily all income, expenses (other than class-specific expenses), and realized and unrealized gains or losses to each class of shares based upon the relative proportion of the value of shares outstanding of each class. Class-specific expenses, which include distribution and shareholder servicing fees and any other items specifically attributable to a particular class, are charged directly to such class.

The Growth Funds value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities, preferred stocks and foreign securities, the investments are valued by using market quotations, prices provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by each fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

With respect to Princor World Fund, Inc., the value of foreign securities in foreign currency amounts is expressed in U.S. dollars at the closing daily rate of exchange. The identified cost of the portfolio holdings is translated at approximate rates prevailing when acquired. Income and expense amounts are translated at approximate rates prevailing when received or paid, with daily accruals of such amounts reported at approximate rates prevailing at the date of valuation.

Since the carrying amount of the foreign securities of the fund is determined based on the exchange rate and market values at the close of the period, it is not practicable to isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of securities during the period.

The Growth Funds record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation on investments. Dividends are taken into income on an accrual basis as of the ex-dividend date and interest income is recognized on an accrual basis.

Dividends and distributions to shareholders are recorded on the ex-dividend date.

Dividends and distributions to shareholders from net investment income and net realized gain from investments and foreign currency transactions is determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. To the extent these "book/tax" differences are permanent in nature (i.e. that they result from other than timing of recognition - "temporary"), such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for the years ended October 31, 1995 and 1994 were not material.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes is approximately the same as that for financial reporting purposes.

Note 3 -- Management Agreement and Transactions With Affiliates

The Growth Funds have agreed to pay investment advisory and management fees to Princor Management Corporation (wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Mutual Life Insurance Company) (the "Manager") computed at an annual percentage rate of each fund's average daily net assets. The annual rate used in this calculation for Princor Blue Chip Fund, Inc., Princor Capital Accumulation Fund, Inc. and Princor Growth Fund, Inc. is
 .50% of the first $100 million of each fund's average daily net assets, .45% of the next $100 million of the fund's average daily net assets, .40% of the next $100 million of the fund's average daily net assets and .35% of the next $100 million of the fund's average daily net assets. With respect to Princor Balanced Fund, Inc. , the annual rate is .60% of the first $100 million of the fund's average daily net assets. With respect to Princor Emerging Growth Fund, Inc., the annual rate is .65% of the first $100 million of the fund's average daily net assets and .60% of the next $100 million of the fund's average daily net assets.With respect to Princor World Fund, Inc., the annual rate is .75% of the first $100 million of the fund's average daily net assets and .70% of the next $100 million of the fund's average daily net assets. The Growth Funds also reimburse the Manager for transfer and administrative services, including the cost of accounting, data processing, supplies and other services rendered.

The Manager has agreed to reimburse the Growth Funds annually for their total expenses (excluding brokerage commissions, interest and taxes) in excess of limits prescribed by any state in which the Growth Funds' shares are offered for sale (currently 2 1/2% of the first $30 million of each fund's average annual net assets, 2% of the next $70 million of such assets and 1 1/2% of such assets in excess thereof).

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class B share redemptions within six years of purchase. The charge is based on declining rates, which begin at 4.00% of the lesser of the current market value or the cost of shares being redeemed. Princor Financial Services Corporation also retains sales charges on sales of Class A shares of the Growth Funds. The aggregate amount of these charges retained, by fund, for the period ended October 31, 1995 were as follows:

                                       Class A      Class B

  Princor Balanced Fund, Inc.          265,686         793
  Princor Blue Chip Fund, Inc.         168,060         359
  Princor Capital Accumulation
    Fund, Inc.                         610,408         772
  Princor Emerging Growth Fund, Inc. 1,286,754       6,843
  Princor Growth Fund, Inc.          1,235,555       1,460
  Princor World  Fund, Inc.            738,243       1,317

No brokerage commissions were paid by the Growth Funds to Princor Financial Services Corporation during the periods. Brokerage commissions were paid to other affiliates by the following funds:

                                     October 31,  October 31,
                                        1995         1994

  Princor Balanced Fund, Inc.            1,162          --
  Princor Capital Accumulation
    Fund, Inc.                          17,491       6,922
  Princor Emerging Growth Fund, Inc.     1,200         414
  Princor Growth Fund, Inc.              5,894         500
  Princor World  Fund, Inc.             21,577          --

The Growth Funds bear distribution and shareholder servicing fees with respect to Class A shares computed at an annual rate of up to 0.25% of the average daily net assets attributable to Class A shares of each fund. Effective December 1994, each of the Growth Funds adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of each fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the Growth Funds.

At October 31, 1995, Principal Mutual Life Insurance Company, subsidiaries of Principal Mutual Life Insurance Company and benefit plans sponsored on behalf of Principal Mutual Life Insurance Company owned shares of the Growth Funds as follows:


                                       Class A      Class B

  Princor Balanced Fund, Inc.          673,345          85
  Princor Blue Chip Fund, Inc.         654,597          84
  Princor Capital Accumulation
    Fund, Inc.                       6,477,046           --
  Princor Emerging Growth Fund, Inc.    46,736          42
  Princor Growth Fund, Inc.             37,575          34
  Princor World  Fund, Inc.          3,583,118         148



Note 4 -- Investment Transactions

For the year ended October 31, 1995, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U.S. government securities) by the Growth Funds were as follows:

                                               Purchases              Sales

     Princor Balanced Fund, Inc.             $ 13,161,285          $ 17,644,958
     Princor Blue Chip Fund, Inc.              10,109,754             7,438,560
     Princor Capital Accumulation Fund, Inc.  147,793,861           139,382,154
     Princor Emerging Growth Fund, Inc.        39,381,525            14,694,474
     Princor Growth Fund, Inc.                 46,105,338            16,304,770
     Princor World Fund, Inc.                  54,686,386            40,509,439

At October 31, 1995, net unrealized appreciation of investments by the Growth Funds was composed of the following:


                                                                 Net Unrealized
                                         Gross Unrealized         Appreciation
                                    Appreciation (Depreciation)  of Investments

     Princor Balanced Fund, Inc.    $  6,885,832   $  (920,020)  $  5,965,812
     Princor Blue Chip Fund, Inc.      9,106,720      (335,640)     8,771,080
     Princor Capital Accumulation
      Fund, Inc.                      61,683,452    (9,286,045)    52,397,407
     Princor Emerging Growth
      Fund, Inc.                      47,938,146    (5,209,583)    42,728,563
     Princor Growth Fund, Inc.        58,622,979    (4,009,668)    54,613,311
     Princor World Fund, Inc.         23,433,449    (8,798,236)    14,635,213

At October 31, 1995, Princor Balanced Fund, Inc., Princor Emerging Growth Fund, Inc., Princor Growth Fund, Inc. and Princor World Fund, Inc. held the following securities which may require registration under the Securities Act of 1933, or an exemption therefrom, in order to effect a sale in the ordinary course of business.

                                                                                                       Value at       Value as a
                                                                     Date of                          October 31,    Percentage of
        Fund                       Security Description            Acquisition           Cost            1995         Net Assets

   Princor Balanced        Federal-Mogul Corp.; Series D
   Fund, Inc.                Convertible Preferred Stock             10/15/92       $   450,450      $   431,925         .74%

   Princor Emerging        Ciba-Geigy Corp.; Exchangeable
   Growth Fund, Inc.         Subordinated Debentures                 3/20/91            350,000          349,562         .22
                            Sierra On Line;
                             Convertible Subordinated Debentures     8/15/94            458,750        1,310,000         .82
                                                                     8/17/94            447,125        1,283,800         .80

                                                                                                       2,943,362        1.84
   Princor Growth          Ciba-Geigy Corp.; Exchangeable
   Fund, Inc.                Subordinated Debentures                 3/20/91            500,000          499,375         .27

   Princor World           Alfa SA; Convertible
   Fund, Inc.                Subordinated Debentures                 9/25/95          1,293,600        1,244,750         .95
                           Fokus Bank                                10/9/95            557,692          635,732         .49
                           Koninklijke KNP BT NV                     9/21/88            401,467          480,970         .37
                                                                     5/11/90             13,730           14,429         .01
                                                                     10/25/91            98,606          129,261         .10
                                                                     11/13/91            99,491          129,262         .10
                           Royal Plastics Group                      11/23/94           441,561          722,668         .56
                           Voest-Alpine Stahl                        10/27/95           913,965          917,237         .70

                                                                                                       4,274,309        3.28


The Growth Funds' investments are with various issuers in various industries. The Schedules of Investments contained herein summarize concentrations of credit risk by issuer and industry except for Princor World Fund, Inc. which is summarized by country, industry and issuer.

Note 5 -- Capital Share Transactions

Transactions in Capital Stock by fund were as follows:

                                                                 Princor               Princor Blue            Princor Capital
                                                           Balanced Fund, Inc.       Chip Fund, Inc.        Accumulation Fund, Inc.

  Year Ended October 31, 1995:
  Shares sold:
    Class A   .........................................          621,291                459,446                  1,337,962
    Class B*   ........................................           96,737                118,048                     99,674
  Shares issued in reinvestment of dividends and distributions:
    Class A ...........................................          109,764                 27,369                    504,425
    Class B* ..........................................              785                    428                        303
  Shares redeemed:
    Class A   .........................................         (868,199)              (332,080)                (1,230,978)
    Class B*   ........................................           (5,423)                (2,930)                    (4,723)

                                          Net Increase           (45,045)               270,281                    706,663



  Year Ended October 31, 1994:
  Shares sold:
    Class A   .........................................        1,911,481                439,187                  2,560,201
  Shares issued in reinvestment of dividends and
   distributions:
    Class A   .........................................          168,881                 45,517                  1,086,526
  Shares redeemed:
    Class A   .........................................         (798,332)              (286,127)                (1,131,319)

                                           Net Increase        1,282,030                198,577                  2,515,408



                                                            Princor Emerging               Princor                    Princor
                                                            Growth Fund, Inc.         Growth Fund, Inc.          World Fund, Inc.

  Year Ended October 31, 1995:
  Shares sold:
    Class A   .........................................        1,672,153                  1,298,559                  4,196,714
    Class B*   ........................................          315,641                    228,863                    552,636
  Shares issued in reinvestment of dividends and distributions:
    Class A ...........................................           30,633                    118,018                    500,571
    Class B* ..........................................               35                        220                        166
  Shares redeemed:
    Class A   .........................................         (620,722)                  (469,161)                (2,887,555)
    Class B*   ........................................          (28,338)                    (5,918)                   (12,675)

                                           Net Increase        1,369,402                  1,170,581                  2,349,857



  Year Ended October 31, 1994:
  Shares sold:
    Class A   .........................................        2,125,608                  1,390,912                  8,559,151
  Shares issued in reinvestment of dividends and
   distributions:
    Class A   .........................................            7,985                    188,984                     78,576
  Shares redeemed:
    Class A   .........................................         (492,355)                  (475,778)                (2,375,849)

                                           Net Increase        1,641,238                  1,104,118                  6,261,878



  * Period from December 5, 1994 (date operations commenced) through October 31, 1995.

Effective December 5, 1994, the articles of incorporation of Princor World Fund, Inc. were amended resulting in a decrease in the par value of its capital stock from $.10 to $.01 per share.

Note 6 -- Line of Credit

The Growth Funds have an unsecured line of credit with a bank which allows each fund to borrow up to $500,000. Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the bank's Fed Funds Unsecured Rate plus 100 basis points. Additionally, a commitment fee is charged at the annual rate of .25% on the unused portion of the line of credit. At October 31, 1995, the Growth Funds had no outstanding borrowings under the line of credit.

                       This page left blank intentionally

SCHEDULES OF INVESTMENTS

GROWTH FUNDS

PRINCOR BALANCED FUND, INC.

                                                           Shares
                                                            Held         Value
Common Stocks (44.61%)

Advertising (0.40%)
   Interpublic Group of Cos., Inc.                          6,100     $ 236,375

Air Transportation, Scheduled (0.19%)
   Southwest Airlines Co.                                   5,500       110,000

Automotive Rentals, No Drivers (0.43%)
   Ryder Systems, Inc.                                     10,500       253,313

Beverages (1.46%)
   Pepsico, Inc.                                           14,100       743,775
   Universal Foods Corp.                                    3,200       109,600

                                                                        853,375
Combination Utility Services (0.56%)
   Cinergy Corp.                                            8,000       227,000
   Scana Corp.                                              3,700        93,888

                                                                        320,888
Commercial Banks (6.46%)
   AmSouth Bancorp.                                        11,900       474,513
   Banc One Corp.                                          17,637       595,249
   Boatmen's Bancshares, Inc.                              14,746       560,348
   Chase Manhattan Bank Corp.                               3,700       210,900
   Comerica, Inc.                                           6,900       232,012
   First of America Bank Corp.                              5,300       225,912
   First Tennessee National Corp.                           1,450        77,575
   Firstar Corp.                                            5,400       191,025
   KeyCorp.                                                 8,800       297,000
   Marshall & Ilsley Corp.                                  4,300       104,275
   Mercantile Bankshares Corp.                             14,550       400,125
   Meridian Bancorp., Inc.                                  2,800       119,700
   Nationsbank Corp.                                        4,200       276,150

                                                                      3,764,784
Communications Equipment (1.13%)
   Allen Group, Inc.                                        3,000        73,500
   General Instrument Corp.                                13,100(a)    248,900
   Newbridge Networks Corp.                                 7,700(a)    234,850
   Northern Telecom Ltd.                                    2,700        97,200
   TransPro, Inc.                                             750(a)      8,250

                                                                        662,700
Computer & Office Equipment (1.32%)
   Cabletron Systems, Inc.                                  2,500(a)    196,563
   Hewlett-Packard Co.                                      1,900       175,987
   International Business Machines Corp.                    4,100       398,725

                                                                        771,275
Construction & Related
Machinery (0.62%)
   Caterpillar, Inc.                                        6,500       364,812

Crude Petroleum & Natural Gas (0.79%)
   Texaco, Inc.                                             6,800       463,250

Dairy Products (0.33%)
   Dean Foods Co.                                           7,000       195,125
Department Stores (0.50%)
   Sears, Roebuck & Co.                                     8,600    $  292,400

Drugs (3.35%)
   American Home Products Corp.                             1,800       159,525
   Bristol-Myers Squibb Co.                                 7,600       579,500
   Lilly (Eli) & Co.                                        2,700       260,888
   Merck & Co., Inc.                                       11,300       649,750
   Warner-Lambert Co.                                       3,600       306,450

                                                                      1,956,113
Eating & Drinking Places (0.44%)
   McDonald's Corp.                                         6,300       258,300

Electric Light & Wiring
Equipment (0.12%)
   Cooper Industries                                        2,000        67,500

Electric Services (2.25%)
   American Electric Power Co., Inc.                       10,800       411,750
   Dominion Resources, Inc.                                 8,200       325,950
   FPL Group, Inc.                                          5,600       234,500
   Florida Progress Corp.                                   3,000        99,375
   Potomac Electric Power Co.                               9,700       242,500

                                                                      1,314,075
Electrical Industrial
Apparatus (0.39%)
   Emerson Electric Co.                                     3,200       228,000

Electronic Components &
Accessories (0.77%)
   Duracell International, Inc.                             8,600       450,425

Electronic Distribution
Equipment (1.05%)
   General Electric Co.                                     9,700       613,525

Engineering & Architectural
Services (0.14%)
   Dun & Bradstreet Corp.                                   1,400        83,650

Fats & Oils (0.43%)
   Archer Daniels Midland Co.                              15,700       253,162

Fire, Marine, & Casualty
Insurance (0.50%)
   Allstate Corp.                                           7,965       292,713

General Industrial Machinery (0.35%)
   BW/IP Holdings, Inc.;Class  A                            4,200        70,350
   Pall Corp.                                               5,600       136,500

                                                                        206,850
Grain Mill Products (0.82%)
   Ralston-Ralston Purina Group                             8,100       480,938

Grocery Stores (1.15%)
   American Stores Co.                                      5,700       170,288
   Sysco Corp.                                             16,500       501,187

                                                                        671,475
Household Furniture (0.52%)
   Masco Corp.                                             10,800       303,750

Industrial Inorganic Chemicals (0.65%)
   Dow Chemical Co.                                         5,500       377,438

Insurance Agents, Brokers &
Services (0.44%)
   Equifax, Inc.                                            6,600    $  257,400

Jewelry, Silverware, &
Plated Ware (0.22%)
   Jostens, Inc.                                            5,800       131,225

Meat Products (0.59%)
   Tyson Foods, Inc.                                       14,500       346,187

Medical Instruments & Supplies (0.78%)
   Becton, Dickinson & Co.                                  2,500       162,500
   St. Jude Medical, Inc.                                   3,700       197,025
   United States Surgical Corp.                             4,000        98,000

                                                                        457,525
Medical Service & Health Insurance (1.95%)
   AON Corp.                                                3,300       135,713
   Foundation Health Corp.                                  6,200(a)    262,725
   Pacificare Health Systems, Inc.;
     Class B                                                3,900(a)    283,725
   Physicians Corp. of America                              4,300(a)     66,112
   U.S. Healthcare, Inc.                                   10,100       388,850

                                                                      1,137,125
Metal Forgings & Stampings (0.66%)
   Newell Co.                                              15,900       383,587

Metalworking Machinery (0.12%)
   Giddings & Lewis                                         4,300        69,337

Miscellaneous Business Services (0.21%)
   Safety-Kleen Corp.                                       8,000       123,000

Miscellaneous Converted Paper
Products (1.85%)
   Avery Dennison Corp.                                     6,900       308,775
   Minnesota Mining & Mfg. Co.                             13,500       767,813

                                                                      1,076,588
Miscellaneous Electrical Equipment
& Supplies (0.46%)
   Motorola, Inc.                                           4,100       269,062

Miscellaneous Fabricated Metal
Products (0.19%)
   Keystone International, Inc.                             5,000       111,250

Miscellaneous Shopping Goods
Stores (0.62%)
   Toys 'R' Us, Inc.                                       16,500(a)    360,938

Motor Vehicles & Equipment (0.54%)
   Ford Motor Co.                                          11,000       316,250

Offices & Clinics of Medical Doctors (0.31%)
   FHP International Corp.                                  7,500(a)    181,875

Personnel Supply Services (0.53%)
   Olsten Corp.                                             7,984       307,384

Petroleum Refining (1.22%)
   Atlantic Richfield Co.                                   2,400       256,200
   Exxon Corp.                                              6,000       458,250

                                                                        714,450
Photographic Equipment
& Supplies (0.24%)
   Eastman Chemical Co.                                     2,350       139,825

Plastic Materials & Synthetics (0.17%)
   Wellman, Inc.                                            4,300       101,050

Sanitary Services (1.52%)
   Browning-Ferris Industries, Inc.                         9,800       285,425
   WMX Technologies, Inc.                                  21,400       601,875

                                                                        887,300
Security Brokers & Dealers (0.30%)
   Edwards (A.G.), Inc.                                     6,675       170,213

Soap, Cleaners & Toilet Goods (1.09%)
   Avon Products                                            6,200       440,975
   Colgate-Palmolive Co.                                    2,800       193,900

                                                                        634,875
Telephone Communication (1.90%)
   AT&T Corp.                                               9,700       620,800
   MCI Communications Corp.                                19,300       481,294

                                                                      1,102,094
Variety Stores (1.58%)
   Dayton-Hudson Corp.                                      8,800       605,000
   Wal-Mart Stores, Inc.                                   14,600       315,725

                                                                        920,725

                                              Total Common Stocks    26,045,476

Preferred Stocks (3.32%)

Meat Products (0.88%)
   Conagra, Inc.; Class E Convertible                      13,200       518,100

Motor Vehicles & Equipment (2.35%)
   Federal-Mogul Corp.;
     Series D Convertible                                   7,800(b)    431,925
   Ford Motor Co.;
     Series A Convertible                                  10,000       940,000

                                                                      1,371,925
Paper Mills (0.09%)
   James River Corp. of Virginia;
     Series L Convertible
     Exchangeable                                           1,000        50,000

                                           Total Preferred Stocks     1,940,025

Bonds (4.20%)
                                                        Principal
                                                          Amount        Value

Aircraft & Parts (0.37%)
   Rohr Industries, Inc.
     Convertible Subordinated
      Debentures; 7.00%; 10/1/12                        $ 260,000    $  218,400

Blast Furnace & Basic
Steel Products (0.55%)
   Quanex Corp. Convertible
     Subordinated Debentures;
     6.88%; 6/30/07                                     $ 350,000    $  323,750

Electric Lighting & Wiring
Equipment (0.42%)
   Cooper Industries, Inc. Convertible
     Subordinated Debentures;
     7.05%; 1/1/15                                        245,000       247,450

Electrical Industrial Apparatus (0.51%)
   Liebert Co. Convertible
     Subordinated Debentures;
     8.00%; 11/15/10                                      110,000       294,663

Engines & Turbines (0.90%)
   Outboard Marine Corp. Convertible
     Subordinated Debentures;
     7.00%; 7/1/02                                        500,000       523,125

Lumber & Other Building
Materials (0.47%)
   Hechinger Co. Convertible
     Subordinated Debentures;
     5.50%; 4/1/12                                        600,000       274,500

Petroleum Refining (0.60%)
   Pennzoil Co. Senior Exchangeable
     Debentures; 6.50%; 1/15/03                           300,000       348,000

Trucking & Courier Services,
Ex., Air (0.38%)
   Builders Transport, Inc. Convertible
     Subordinated Debentures;
      6.50%; 5/1/11                                       306,000       222,615

                                                      Total Bonds     2,452,503

U.S. Government Treasury Notes & Bonds (37.72%)

Treasury Notes & Bonds (37.72%)
   5.13%; 11/30/98                                      1,000,000       983,750
   5.13%; 2/28/98                                       4,000,000     3,953,747
   6.00%; 10/15/99                                      2,150,000     2,168,139
   5.50%; 4/15/00                                       5,800,000     5,743,809
   6.38%; 8/15/02                                       2,300,000     2,357,500
   5.88%; 2/15/04                                       2,200,000     2,182,125
   7.50%; 2/15/05                                       1,000,000     1,103,125
   8.25%; 5/15/05                                         750,000       815,860
   7.25%; 5/15/16                                         575,000       630,344
   7.50%; 11/15/16                                        575,000       647,594
   7.88%; 2/15/21                                         750,000       883,360
   7.25%; 8/15/22                                         500,000       552,656

                                                                     22,022,009
Commercial Paper (9.67%)

Business Credit Institutions (5.73%)
   CIT Group Holdings, Inc.;
     5.72%;11/2/95                                     $1,325,000    $1,324,789
   General Electric Capital Corp.;
     5.88%;11/1/95                                      2,025,000     2,025,000

                                                                      3,349,789
Personal Credit Institutions (3.94%)
   Ford Motor Credit Co.;
     5.72%;11/3/95                                      1,298,554     1,299,587
     5.75%;11/6/95                                      1,000,000       999,201

                                                                      2,298,788

                                            Total Commercial Paper    5,648,577

                              Total Portfolio Investments (99.52%)   58,108,590

Cash, receivables and other assets,
   net of liabilities (0.48%)                                           279,764

                                        Total Net Assets (100.00%)  $58,388,354

(a)  Non-income producing security - No dividend paid during the period.
(b)  Restricted security - See Note 4 to the financial statements

PRINCOR BLUE CHIP FUND, INC.

                                                           Shares
                                                            Held         Value

Common Stocks (91.94%)

Beverages (4.74%)
   Coca-Cola Co.                                           12,600    $  905,625
   Pepsico, Inc.                                           16,000       844,000

                                                                      1,749,625
Commercial Banks (4.75%)
   Banc One Corp. (Ohio)                                   15,223       513,776
   KeyCorp                                                 12,500       421,875
   Torchmark Corp.                                          7,800       323,700
   Wachovia Corp.                                          11,200       494,200

                                                                      1,753,551
Commercial Printing (1.13%)
   R. R. Donnelley & Sons Co.                              11,400       416,100

Computer & Office Equipment (3.36%)
   Hewlett-Packard Co.                                     13,400     1,241,175

Consumer Products (2.01%)
   Philip Morris Cos., Inc.                                 8,800       743,600

Department Stores (3.03%)
   May Department Stores                                   28,500     1,118,625

Drug Stores & Proprietary Stores (2.95%)
   Walgreen Co.                                            38,300     1,091,550

Drugs (14.17%)
   Baxter International, Inc.                              27,200    $1,050,600
   Bristol-Myers Squibb Co.                                14,500     1,105,625
   Johnson & Johnson                                       14,200     1,157,300
   Merck & Co., Inc.                                       20,100     1,155,750
   Warner-Lambert Co.                                       9,000       766,125

                                                                      5,235,400
Eating & Drinking Places (2.04%)
   McDonald's Corp.                                        18,400       754,400

Electric Services (5.93%)
   Dominion Resources, Inc.                                27,500     1,093,125
   KU Energy Corp.                                         37,000     1,096,125

                                                                      2,189,250
Electrical Industrial Apparatus (2.45%)
   Emerson Electric Co.                                    12,700       904,875

Electronic Distribution
Equipment (3.36%)
   General Electric Co.                                    19,600     1,239,700

Engineering & Architectural
Services (1.97%)
   Dun & Bradstreet Corp.                                  12,200       728,950

General Industrial Machinery (1.98%)
   Pall Corp.                                              30,000       731,250

Grain Mill Products (2.33%)
   Ralston-Ralston Purina Group                            14,500       860,937

Industrial Inorganic
Chemicals (2.08%)
   Dow Chemical Co.                                        11,200       768,600

Insurance Agents, Brokers &
Services (2.68%)
   Equifax, Inc.                                           25,400       990,600

Metal Cans & Shipping
Containers (2.68%)
   Crown Cork & Seal Co., Inc.                             28,400(a)    990,450

Miscellaneous Converted Paper
Products (2.99%)
   Minnesota Mining & Mfg. Co.                             19,400     1,103,375

Miscellaneous Electrical Equipment &
Supplies (2.95%)
   Motorola, Inc.                                          16,600     1,089,375

Motor Vehicles & Equipment (1.32%)
   Ford Motor Co.                                          17,000       488,750

Petroleum Refining (5.68%)
   Exxon Corp.                                             13,800     1,053,975
   Royal Dutch Petroleum Co. ADR                            8,500     1,044,437

                                                                      2,098,412
Preserved Fruits & Vegetables (2.62%)
   H. J. Heinz Co.                                         20,800       967,200

Sanitary Services (1.52%)
   WMX Technologies, Inc.                                  20,000       562,500

Security Brokers & Dealers (1.26%)
   American Express Co.                                    11,500    $  467,188

Soap, Cleaners & Toilet Goods (2.13%)
   Procter & Gamble Co.                                     9,700       785,700

Telephone Communication (6.38%)
   AT&T Corp.                                              18,900     1,209,600
   Bellsouth Corp.                                         15,000     1,147,500

                                                                      2,357,100
Variety Stores (1.45%)
   Dayton-Hudson Corp.                                      7,800       536,250

                                              Total Common Stocks    33,964,488

                                                        Principal
                                                         Amount         Value

Commercial Paper (9.24%)

Business Credit Institutions (5.18%)
   General Electric Capital Corp.
     5.75%;11/01/95                                    $1,135,000   $ 1,135,000
   John Deere Capital Corp.
     5.75%;11/7/95                                        780,000       779,253

                                                                      1,914,253
Crude Petroleum & Natural Gas (4.06%)
   Chevron Oil Finance Co.
     5.71%;11/30/95                                     1,500,000     1,499,524

                                           Total Commercial Paper     3,413,777

                            Total Portfolio Investments (101.18%)    37,378,265

Liabilities, net of cash, receivables
     and other assets (-1.18%)                                         (434,526)

                                       Total Net Assets (100.00%)  $ 36,943,739

(a)  Non-Income producing security - No dividend paid during the period.

PRINCOR CAPITAL ACCUMULATION FUND, INC.

                                                           Shares
                                                            Held        Value


Common Stocks (98.36%)

Advertising (0.98%)
   Interpublic Group of Cos., Inc.                         86,000   $ 3,332,500

Air Transportation, Scheduled (0.42%)
   Southwest Airlines Co.                                  71,100     1,422,000

Automotive Rentals, No Drivers (1.12%)
   Ryder Systems, Inc.                                    158,400     3,821,400

Beverages (3.29%)
   Pepsico, Inc.                                          181,800   $ 9,589,950
   Universal Foods Corp.                                   48,300     1,654,275

                                                                     11,244,225
Combination Utility Services (1.00%)
   Cinergy Corp.                                          120,300     3,413,513

Commercial Banks (7.70%)
   Banc One Corp.                                          98,400     3,321,000
   Boatmen's Bancshares, Inc.                              87,000     3,306,000
   Chase Manhattan Bank Corp.                              55,900     3,186,300
   Comerica, Inc.                                         104,700     3,520,537
   First of America Bank Corp.                             80,200     3,418,525
   Firstar Corp.                                           82,100     2,904,288
   KeyCorp                                                132,300     4,465,125
   Nationsbank Corp.                                       33,700     2,215,775

                                                                     26,337,550
Communications Equipment (2.60%)
   Allen Group, Inc.                                       44,700     1,095,150
   General Instrument Corp.                               166,500(a)  3,163,500
   Newbridge Networks Corp.                                98,500(a)  3,004,250
   Northern Telecom Ltd.                                   41,200     1,483,200
   Transpro, Inc.                                          11,175(a)    122,925

                                                                      8,869,025
Computer & Office Equipment (3.16%)
   Cabletron Systems, Inc.                                 37,200(a)  2,924,850
   Hewlett-Packard Co.                                     29,300     2,713,912
   International Business
      Machines Corp.                                       53,100     5,163,975

                                                                     10,802,737
Construction & Related
Machinery (1.56%)
   Caterpillar, Inc.                                       95,300     5,348,713

Crude Petroleum & Natural Gas (2.03%)
   Texaco, Inc.                                           102,100     6,955,562

Dairy Products (1.16%)
   Dean Foods Co.                                         142,200     3,963,825

Department Stores (1.29%)
   Sears, Roebuck & Co.                                    29,500     4,403,000

Drugs (7.84%)
   American Home Products Corp.                            26,600     2,357,425
   Bristol-Myers Squibb Co.                               106,300     8,105,375
   Lilly (Eli) & Co.                                       40,700     3,932,638
   Merck & Co., Inc.                                      147,100     8,458,250
   Warner-Lambert Co.                                      46,400     3,949,800

                                                                     26,803,488
Eating & Drinking Places (1.14%)
   McDonald's Corp.                                        94,800     3,886,800

Electric Light & Wiring
Equipment (0.29%)
   Cooper Industries                                       29,600       999,000

Electric Services (5.57%)
   American Electric Power Co., Inc.                      141,100     5,379,437
   Dominion Resources, Inc.                               124,500     4,948,875
   FPL Group, Inc.                                         85,100     3,563,563
   Florida Progress Corp.                                  45,200     1,497,250
   Potomac Electric Power Co.                             146,800     3,670,000

                                                                     19,059,125
Electrical Industrial Apparatus (1.85%)
   Emerson Electric Co.                                    88,897     6,333,911

Electronic Components &
Accessories (1.71%)
   Duracell International, Inc.                           111,600     5,845,050

Electronic Distribution Equipment (2.48%)
   General Electric Co.                                   134,200     8,488,150

Fats & Oils (1.03%)
   Archer Daniels Midland Co.                             218,000     3,515,250

Fire, Marine & Casualty Insurance (1.29%)
   Allstate Corp.                                         120,051     4,411,874

General Industrial Machinery (0.91%)
   BW/IP Holdings, Inc.; Class A                           64,100     1,073,675
   Pall Corp.                                              84,000     2,047,500

                                                                      3,121,175
Grain Mill Products (2.13%)
   Ralston-Ralston Purina Group                           122,900     7,297,188

Grocery Stores (2.62%)
   American Stores Co.                                     86,200     2,575,225
   Sysco Corp.                                            210,500     6,393,937

                                                                      8,969,162
Household Furniture (1.27%)
   Masco Corp.                                            154,500     4,345,313

Industrial Inorganic Chemicals (1.65%)
   Dow Chemical Co.                                        82,300     5,647,837

Insurance Agents, Brokers
& Services (1.04%)
   Equifax, Inc.                                           91,400     3,564,600

Jewelry, Silverware & Plated Ware (0.58%)
   Jostens, Inc.                                           88,200     1,995,525

Meat Products (1.30%)
   Tyson Foods, Inc.                                       186,500    4,452,688

Medical Instruments & Supplies (2.01%)
   Becton, Dickinson & Co.                                 38,000     2,470,000
   St. Jude Medical, Inc.                                  54,700(a)  2,912,775
   United States Surgical Corp.                            61,100     1,496,950

                                                                      6,879,725
Medical Service & Health Insurance (4.27%)
   Foundation Health Corp.                                 93,200(a)  3,949,350
   Pacificare Health Systems, Inc.;
     Class B                                               52,300(a)  3,804,825
   Physicians Corp. of America                             64,300(a)    988,612
   U.S. Healthcare, Inc.                                  152,200     5,859,700

                                                                     14,602,487
Metal Forgings & Stampings (1.46%)
   Newell Co.                                             207,000   $ 4,993,875

Metalworking Machinery (0.30%)
   Giddings & Lewis                                        64,200     1,035,225

Miscellaneous Business Services (0.55%)
   Safety-Kleen Corp.                                     121,200     1,863,450

Miscellaneous Converted Paper
Products (4.00%)
   Avery Dennison Corp.                                    90,000     4,027,500
   Minnesota Mining & Mfg. Co.                            169,400     9,634,625

                                                                     13,662,125
Miscellaneous Electrical Equipment
& Supplies (1.43%)
   Motorola, Inc.                                          74,500     4,889,063

Miscellaneous Fabricated Metal
Products (0.50%)
   Keystone International, Inc.                            76,200     1,695,450

Miscellaneous Shopping Goods
Stores (1.37%)
   Toys 'R' Us, Inc.                                      213,600(a)  4,672,500

Motor Vehicles & Equipment (1.39%)
   Ford Motor Co.                                         165,800     4,766,750

Offices & Clinics of Medical Doctors (0.81%)
   FHP International Corp.                                113,700(a)  2,757,225

Petroleum Refining (3.14%)
   Atlantic Richfield Co.                                  35,900     3,832,325
   Exxon Corp.                                             90,400     6,904,300

                                                                     10,736,625
Photographic Equipment & Supplies (0.62%)
   Eastman Chemical Co.                                    35,400     2,106,300

Plastic Materials & Synthetics (0.44%)
   Wellman, Inc.                                           64,200     1,508,700

Sanitary Services (3.80%)
   Browning-Ferris Industries, Inc.                       136,000     3,961,000
   WMX Technologies, Inc.                                 320,800     9,022,500

                                                                     12,983,500
Security Brokers & Dealers (0.75%)
   Edwards (A.G.), Inc.                                   100,322     2,558,211

Soap, Cleaners & Toilet Goods (2.65%)
   Avon Products                                           93,000     6,614,625
   Colgate-Palmolive Co.                                   35,500     2,458,375

                                                                      9,073,000
Telephone Communication (4.33%)
   AT&T Corp.                                             132,800     8,499,200
   MCI Communications Corp.                               252,800     6,304,200

                                                                     14,803,400
Variety Stores (3.53%)
   Dayton-Hudson Corp.                                    115,100     7,913,125
   Wal-Mart Stores, Inc.                                  191,600     4,143,350

                                                                     12,056,475

                                              Total Common Stocks   336,294,272
Commercial Paper (1.52%)

Business Credit Institutions (0.65%)
   Cit Group Holdings, Inc.;
     5.72%;11/2/95                                     $2,235,000   $ 2,234,645

Personal Credit Institutions (0.87%)
   Associates Corp. of North America;
     5.75%;11/6/95                                      2,525,000     2,522,983

Ford Motor Credit Co.;
     5.76%; 11/01/95                                      450,000       450,000

                                                                      2,972,983

                                           Total Commercial Paper     5,207,628

                             Total Portfolio Investments (99.88%)   341,501,900

 Cash, receivables and other assets,
     net of liabilities (0.12%)                                         402,567

                                       Total Net Assets (100.00%)  $341,904,467

(a) Non-Income producing security - No dividend paid during the period.

PRINCOR EMERGING GROWTH FUND, INC.

                                                           Shares
                                                            Held         Value

Common Stocks (80.85%)

Blast Furnace & Basic Steel Products (1.35%)
   Lukens, Inc.                                            70,000   $ 2,152,500

Carpets & Rugs (1.40%)
   Shaw Industries, Inc.                                  175,000     2,231,250

Chemicals & Allied Products (0.60%)
   Sigma-Aldrich Corp.                                     20,000       950,000

Commercial Banks (8.39%)
   Boatmen's Bancshares, Inc.                              10,200       387,600
   First Commerce Corp.                                    15,000       465,000
   First Federal Capital Corp.                            108,532     1,926,443
   Hawkeye Bancorp.                                        67,000     1,616,375
   Independent Bank Corp. Michigan                         36,750     1,006,031
   Integra Financial Corp.                                 10,000       587,500
   Mercantile Bancorp., Inc.                               50,148     2,206,512
   Merchants Bancorp., Inc.                                57,500     1,538,125
   North Fork Bancorp., Inc.                               25,000       546,875
   Peoples Heritage Financial Group, Inc.                  58,900     1,119,100
   Princeton National Bancorp., Inc.                       92,800     1,508,000
   Summit Bancorp.                                         17,600       499,400

                                                                     13,406,961
Commercial Printing (0.46%)
   Bowne & Co., Inc.                                        5,000        93,125
   Merrill Corp.                                           40,000       640,000

                                                                        733,125
Communications Equipment (1.80%)
   California Amplifier, Inc.                              50,000(a)$ 1,350,000
   Newbridge Networks Corp.                                50,000(a)  1,525,000

                                                                      2,875,000
Computer & Data Processing
Services (4.44%)
   American Management Systems, Inc.                      100,000(a)  2,887,500
   HBO & Co.                                               24,000     1,698,000
   Microsoft Corp.                                         25,000(a)  2,500,000

                                                                      7,085,500
Computer & Office Equipment (2.12%)
   Digital Biometrics, Inc.                                18,500(a)    115,625
   EMC Corp.                                               85,000(a)  1,317,500
   Sun Microsystems, Inc.                                  25,000(a)  1,950,000

                                                                      3,383,125
Construction & Related Machinery (0.89%)
   Energy Ventures, Inc.                                   75,000(a)  1,425,000

Crude Petroleum & Natural Gas (0.27%)
   Devon Energy Corp.                                      19,950       433,912

Dairy Products (0.64%)
   Dreyer's Grand Ice Cream, Inc.                          30,000     1,035,000

Drugs (1.39%)
   Alliance Pharmaceutical Corp.                           35,000(a)    420,000
   Forest Laboratories, Inc.                               10,000(a)    413,750
   Merck & Co., Inc.                                       16,970       975,775
   Seragen, Inc.                                           40,000(a)    235,000
   Syntro Corp.                                            50,000(a)    178,125

                                                                      2,222,650
Eating & Drinking Places (0.49%)
   Ryan's Family Steak Houses, Inc.                       100,000(a)    775,000

Electronic Components &
Accessories (3.39%)
   Linear Technology Corp.                                 50,000     2,187,500
   Solectron Corp.                                         80,000(a)  3,220,000

                                                                      5,407,500
Engineering & Architectural
Services (0.55%)
   Paychex, Inc.                                           20,250       878,344

Finance Services (1.34%)
   First Financial Corp.                                  100,000     2,137,500

Fire, Marine & Casualty Insurance (3.17%)
   Avemco Corp.                                           100,000     1,687,500
   Berkley W. R. Corp.                                     78,000     3,373,500

                                                                      5,061,000
Footwear, Except Rubber (1.12%)
   Nine West Group, Inc.                                   40,000(a)  1,780,000

General Industrial Machinery (5.96%)
   Flow International Corp.                               100,000(a)  1,112,500
   Kaydon Corp.                                            80,000     2,310,000
   MFRI, Inc.                                              50,000       300,000
   Pentair, Inc.                                           50,000     2,525,000
   Roper Industries, Inc.                                  90,000     3,262,500

                                                                      9,510,000
Grocery Stores (0.43%)
   Casey's General Stores, Inc.                            30,000       690,000

Hardware Stores (0.55%)
   Central Tractor Farm & Country, Inc.                   130,000(a)    877,500

Holding Offices (0.92%)
   ISB Financial Corp.                                     50,000       837,500
   Today's Bancorp., Inc.                                  29,000       623,500

                                                                      1,461,000
Hose, Belting, Gaskets & Packing (1.28%)
   Mark IV Industries                                     105,105     2,049,548

Hospitals (2.13%)
   Humana, Inc.                                            90,000(a)  1,901,250
   Universal Health Services, Inc.; Class B                40,000(a)  1,500,000

                                                                      3,401,250
Industrial Inorganic Chemicals (1.00%)
   AMSCO International, Inc.                              100,000(a)  1,600,000

Insurance Agents, Brokers
& Services (1.47%)
   Equifax, Inc.                                           60,000     2,340,000

Investment Offices (1.32%)
   INVESCO PLC ADR                                         55,000     2,103,750

Iron & Steel Foundries (0.99%)
   Atchison Casting Corp.                                 102,000(a)  1,581,000

Laundry, Cleaning & Garment
Services (0.52%)
   G&K Services, Inc.; Class A                             37,500       834,375

Life Insurance (1.02%)
   First Colony Corp.                                      60,000     1,635,000

Measuring & Controlling Devices (0.20%)
   ISCO, Inc.                                              30,935       324,812

Meat Products (1.14%)
   Michael Foods, Inc.                                    150,000     1,818,750

Medical Instruments & Supplies (6.23%)
   Andros Analyzers, Inc.                                  10,000(a)    172,500
   Boston Scientific Corp.                                170,760(a)  7,193,265
   MDT  Corp.                                              50,000(a)    275,000
   Nellcor Puritan Bennett                                 40,000(a)  2,300,000

                                                                      9,940,765
Medical Service & Health Insurance (3.73%)
   Foundation Health Corp.                                 50,000(a)  2,118,750
   Health System International, Inc.                       38,900(a)  1,181,588
   United Healthcare Corp.                                 50,000     2,656,250

                                                                      5,956,588
Metal Forgings & Stampings (0.53%)
   Varlen Corp.                                            31,333       838,158

Metal Services, NEC (1.69%)
   BMC Industries, Inc.                                    70,000     2,703,750

Miscellaneous Chemical Products (2.71%)
   Cytec Industries                                        30,000(a) $1,642,500
   H. B. Fuller Co.                                        40,000     1,260,000
   Loctite Corp.                                           30,000     1,417,500

                                                                      4,320,000
Miscellaneous Fabricated
Metal Products (2.19%)
   Intel Corp.                                             50,000     3,493,750

Miscellaneous Plastics
Products, NEC (0.09%)
   Rubbermaid, Inc.                                         5,266       137,574

Nursing & Personal Care Facilities (0.19%)
   Horizon Healthcare Corp.                                15,131(a)    306,403

Office Furniture (1.07%)
   Chromcraft Revington, Inc.                              50,000(a)  1,200,000
   Kimball International, Inc.; Class B                    20,000       510,000

                                                                      1,710,000
Offices & Clinics of Medical
Doctors (0.05%)
   FHP International Corp.                                  3,360        81,480

Operative Builders (0.50%)
   Pulte Corp.                                             25,000       790,625

Paints & Allied Products (0.67%)
   RPM, Inc.                                               55,000     1,065,625

Pens, Pencils, Office & Art Supplies (0.04%)
   Hunt Mfg. Co.                                            3,450        60,375

Personnel Supply Services (0.25%)
   Olsten Corp.                                            10,266       395,241

Plastic Materials & Synthetics (0.88%)
   A. Schulman, Inc.                                       75,000     1,406,250

Plumbing, Heating &
Air-Conditioning (1.32%)
   Apogee Enterprises, Inc.                               100,000     1,500,000
   Metalclad Corp.                                        228,400       599,550

                                                                      2,099,550
Refrigeration & Service Machinery (0.74%)
   Tecumseh Products Co.; Class A                          25,000     1,175,000

Sanitary Services (0.91%)
   Browning-Ferris Industries, Inc.                        50,000     1,456,250

Savings Institutions (0.78%)
   North Side Savings Bank (NY)                            16,275       476,044
   Sterling Financial Corp.                                57,233(a)    772,645

                                                                      1,248,689
Screw  Machine Product, Bolts, Etc. (1.04%)
   Trimas Corp.                                            80,000     1,660,000

Security Brokers & Dealers (0.49%)
   Jefferies Group, Inc.                                   20,000       785,000

Special Industry Machinery (0.02%)
   Key Technology, Inc.                                     2,500(a)     31,875

Toys & Sporting Goods (0.99%)
   Mattel, Inc.                                            55,000   $ 1,581,250

Trucking & Courier Services,
Ex., Air (1.00%)
   Consolidated Freightways, Inc.                          15,000       348,750
   J. B. Hunt Transport Services, Inc.                     80,500     1,247,750

                                                                      1,596,500

                                              Total Common Stocks   129,041,050

Preferred Stocks (2.11%)

Gas Production & Distribution (0.45%)
   Kelley Oil and Gas Corp.
     Convertible                                           54,432       721,224

Offices & Clinics of Medical Doctors (1.66%)
   FHP International Corp.
     Series A Convertible                                 111,200     2,641,000


                                           Total Preferred Stocks     3,362,224
Bonds (3.36%)

                                                         Principal
                                                           Amount        Value

Combination Utility Services (0.00%)
   Bonneville Pacific Corp.
     Convertible Subordinated
     Debentures; 7.75%; 8/15/09                        $ 150,000(b)  $    --

Computer & Data Processing
Services (1.63%)
   Sierra On Line Convertible
     Subordinated Debentures;
      6.50%; 4/1/01                                      990,000(c)   2,593,800

Computer & Office Equipment (0.14%)
   Seagate Technology Convertible
     Subordinated Debentures;
     6.75%; 5/1/12                                       200,000        225,000

Drugs (0.29%)
   Genzyme Corp. Convertible Notes;
     6.75%; 10/1/01                                      400,000        469,000

Industrial Inorganic Chemicals (0.92%)
   Ciba-Geigy Corp. Exchangeable
     Subordinated Debentures;
     6.25%; 3/15/16                                      350,000(c)     349,562
   ICN Pharmaceuticals, Inc.
      Convertible Subordinated
     Debentures; 8.50%; 11/15/99                       1,000,000      1,112,500

                                                                      1,462,062
Nursing & Personal Care Facilities (0.14%)
   Greenery Rehabilitation Group, Inc.
     Convertible Senior Subordinated
     Notes; 8.75%; 4/1/15                                250,000        227,500

Sanitary Services (0.24%)
   Enclean, Inc.Convertible
     Subordinated Debentures;
     7.50%; 8/1/01                                     $ 200,000    $   208,729
   Sanifill, Inc. Convertible
     Subordinated Debentures;
     7.50%; 6/1/06                                       150,000        170,438

                                                                        379,167

                                                     Total Bonds      5,356,529

Commercial Paper (12.32%)

Business Credit Institutions (9.02%)
   Cit Group Holdings, Inc.
     5.72%;11/2/95                                      5,015,000     5,014,203
   General Electric Capital Corp.;
     5.70%;11/3/95                                      5,015,000     5,013,412
   Deere (John) Capital Corp.;
     5.75%;11/7/95                                      4,375,000     4,370,807

                                                                     14,398,422
Crude Petroleum & Natural Gas (1.64%)
   Chevron Oil Finance Co.;
     5.74%;11/6/95                                      2,625,000     2,622,907

Personal Credit Institutions (1.66%)
   Ford Motor Credit Co.;5.76%;11/1/95                  2,650,000     2,650,000


                                           Total Commercial Paper    19,671,329


                             Total Portfolio Investments (98.64%)   157,431,132

Cash, receivables and other assets,
   net of liabilities (1.36%)                                         2,177,482

                                             Net Assets (100.00%)  $159,608,614

(a)  Non-income producing security - No dividend paid during the period.
(b)  Non-income producing security - Security in default.
(c)  Restricted security - See Note 4 to the financial statements.

PRINCOR GROWTH FUND, INC.
                                                           Shares
                                                            Held        Value
Common Stocks (87.70%)

Advertising (1.27%)
   Interpublic Group of Cos., Inc.                         60,000   $ 2,325,000

Beverages (2.62%)
   Coca-Cola Co.                                           30,000     2,156,250
   Pepsico, Inc.                                           50,000   $ 2,637,500

                                                                      4,793,750
Blast Furnace & Basic Steel
Products (1.61%)
   Lukens, Inc.                                            80,000     2,460,000
   Quanex Corp.                                            24,142       476,805

                                                                      2,936,805
Carpets & Rugs (1.40%)
   Shaw Industries, Inc.                                  200,000     2,550,000

Cash Grains (2.72%)
   Pioneer Hi-Bred International                          100,000     4,962,500

Commercial Banks (5.75%)
   Banc One Corp.                                          50,000     1,687,500
   Boatmen's Bancshares, Inc.                              45,000     1,710,000
   First of America Bank Corp.                             40,000     1,705,000
   Firstar Corp.                                           75,000     2,653,125
   FirstMerit Corp.                                        50,000     1,350,000
   Meridian Bancorp., Inc.                                 10,000       427,500
   Princeton National Bancorp., Inc.                       60,000       975,000

                                                                     10,508,125
Communications Equipment (0.98%)
   Northern Telecom Ltd.                                   50,000     1,800,000

Computer & Data Processing
Services (2.30%)
   Microsoft Corp.                                         42,000(a)  4,200,000

Computer & Office Equipment (2.23%)
   Digital Equipment Corp.                                  6,800(a)    368,050
   Hewlett-Packard Co.                                     30,000     2,778,750
   Pitney Bowes, Inc.                                      10,000       436,250
   Tandy Corp.                                             10,000       493,750

                                                                      4,076,800
Department Stores (1.40%)
   May Department Stores                                   65,000     2,551,250

Drugs (4.84%)
   Alliance Pharmaceutical Corp.                           20,000(a)    240,000
   Bristol-Myers Squibb Co.                                10,000       762,500
   Johnson & Johnson                                       30,000     2,445,000
   Lilly (Eli) & Co.                                       20,000     1,932,500
   Merck & Co., Inc.                                       44,100     2,535,750
   Seragen, Inc.                                           70,500(a)    414,187
   Upjohn Co.                                              10,000       507,500

                                                                      8,837,437
Electric Light & Wiring
Equipment (0.21%)
   Raychem Corp.                                            8,100       375,638

Electrical Goods (0.83%)
   Avnet, Inc.                                             30,000     1,511,250

Electronic Components &
Accessories (2.16%)
   Linear Technology Corp.                                 90,000     3,937,500


Electronic Distribution Equipment (0.69%)
   General Electric Co.                                    20,000     1,265,000

Engineering & Architectural
Services (0.33%)
   Dun & Bradstreet Corp.                                  10,000   $   597,500

Federal & Federally Sponsored
Credit (0.57%)
   Federal National Mortgage
     Association                                           10,000     1,048,750

Footwear, Except Rubber (0.74%)
   Stride Rite Corp.                                      120,000     1,350,000

General Industrial Machinery (3.63%)
   Flow International Corp.                               100,000(a)  1,112,500
   Ingersoll-Rand Co.                                      70,000     2,476,250
   Tyco International Ltd.                                 50,000     3,037,500

                                                                      6,626,250
Grain Mill Products (1.76%)
   Ralcorp Holdings, Inc.                                  10,833(a)    249,159
   Ralston-Ralston Purina Group                            50,000     2,968,750
                                                                      3,217,909
Grocery Stores (0.27%)
   Casey's General Stores, Inc.                            21,052       484,196

Holding Offices (0.35%)
   Today's Bancorp., Inc.                                  30,000       645,000

Hose, Belting, Gaskets &
Packing (1.30%)
   Mark IV Industries                                     122,054     2,380,053

Hospitals (2.03%)
   Humana, Inc.                                           100,000(a)  2,112,500
   Universal Health Services, Inc.;
     Class B                                               42,511(a)  1,594,162

                                                                      3,706,662
Household Furniture (1.23%)
   Masco Corp.                                             80,000     2,250,000

Investment Offices (1.05%)
   INVESCO PLC ADR                                         50,000     1,912,500

Lumber & Other Building
Materials (2.04%)
   Home Depot, Inc.                                       100,000     3,725,000

Medical Instruments &
Supplies (7.94%)
   Andros Analyzers, Inc.                                  60,000(a)  1,035,000
   Becton, Dickinson & Co.                                 20,000     1,300,000
   Boston Scientific Corp.                                206,961(a)  8,718,232
   Nellcor Puritan Bennett                                 60,000(a)  3,450,000

                                                                     14,503,232
Medical Service & Health
Insurance (5.47%)
   AON Corp.                                               40,000     1,645,000
   Foundation Health Corp.                                 70,000(a)  2,966,250
   Health System International, Inc.                       50,000(a)  1,518,750
   United Healthcare Corp.                                 51,000     2,709,375
   Value Health, Inc.                                      50,000     1,143,750

                                                                      9,983,125
Millwork, Plywood & Structural
Members (0.90%)
   Georgia-Pacific Corp.                                   20,000    $1,650,000

Miscellaneous Chemical Products (0.52%)
   Loctite Corp.                                           20,000       945,000

Miscellaneous Converted Paper
Products (0.44%)
   Minnesota Mining & Mfg. Co.                             14,000       796,250

Miscellaneous Electrical Equipment
& Supplies (2.16%)
   Motorola, Inc.                                          60,000     3,937,500

Miscellaneous Fabricated Metal
Products (2.41%)
   Intel Corp.                                             63,000     4,402,125

Miscellaneous  Shopping Goods
Stores (0.42%)
   Toys 'R' Us, Inc.                                       35,000(a)    765,625

Motor Vehicles & Equipment (2.79%)
   Chrysler Corp.                                          50,000     2,581,250
   Dana Corp.                                              98,000     2,511,250

                                                                      5,092,500
Office Furniture (0.20%)
   Chromcraft Revington, Inc.                              15,000(a)    360,000

Offices & Clinics of Medical
Doctors (0.20%)
   FHP International Corp.                                 15,000(a)    363,750

Operative Builders (0.73%)
   Pulte Corp.                                             42,105     1,331,571

Petroleum Refining (2.63%)
   Atlantic Richfield Co.                                  20,000     2,135,000
   Exxon Corp.                                             35,000     2,673,125

                                                                      4,808,125
Plastic Materials & Synthetics (0.82%)
   A. Schulman, Inc.                                       80,000     1,500,000

Plumbing, Heating & Air-
Conditioning  (0.38%)
   Metalclad Corp.                                        264,500(a)    694,312

Preserved Fruits & Vegetables (0.91%)
   CPC International, Inc.                                 25,000     1,659,375

Refrigeration & Service
Machinery (1.03%)
   Tecumseh Products Co.; Class A                          40,000     1,880,000

Rubber & Plastics Footwear (0.93%)
   Reebok International Ltd.                               50,000     1,700,000

Sanitary Services (1.97%)
   Browning-Ferris Industries, Inc.                        80,000     2,330,000
   WMX Technologies, Inc.                                  45,000     1,265,625

                                                                      3,595,625
Security Brokers & Dealers (1.38%)
   Salomon, Inc.                                           70,000   $ 2,528,750

Soap, Cleaners & Toilet Goods (5.24%)
   Colgate-Palmolive Co.                                   40,000     2,770,000
   Ecolab, Inc.                                           120,000     3,480,000
   International Flavors & Fragrances, Inc.                15,000       723,750
   SmithKline Beecham PLC ADR                              50,000     2,593,750

                                                                      9,567,500
Toys & Sporting Goods (1.55%)
   Mattel, Inc.                                            98,437     2,830,064

Trucking & Courier Services,
Ex., Air (0.37%)
   Roadway Services, Inc.                                  15,000       671,250

                                              Total Common Stocks   160,140,554

Preferred Stocks (2.13%)

Motor Vehicles & Equipment (0.52%)
   Ford Motor Co.;
     Series A Convertible                                   0,000       940,000

Offices & Clinics of Medical
Doctors (1.61%)
   FHP International Corp.;
     Series A Convertible                                 124,000     2,945,000

                                           Total Preferred Stocks     3,885,000

Bonds (2.02%)

                                                        Principal
                                                          Amount        Value
Drugs (0.16%)
   Genzyme Corp. Convertible Notes;
     6.75%; 10/1/01                                     $ 250,000   $   293,125

Electrical Industrial Apparatus (0.73%)
   Liebert Co. Convertible
     Subordinated Debentures;
     8.00%; 11/15/10                                      500,000     1,339,375

Industrial Inorganic Chemicals (0.27%)
   Ciba-Geigy Corp. Exchangeable
     Subordinated Debentures;
     6.25%; 3/15/16                                       500,000(b)    499,375

Nursing & Personal Care Facilities (0.50%)
   Greenery Rehabilitation Group, Inc.
     Convertible Senior Subordinated
     Notes; 8.75%; 4/1/15                               1,000,000       910,000

Sanitary Services (0.36%)
   Enclean, Inc. Convertible
     Subordinated Debentures;
      7.50%; 8/1/01                                     $ 300,000   $   313,093
   Sanifill, Inc. Convertible
     Subordinated Debentures;
     7.50%; 6/1/06                                        300,000       340,875

                                                                        653,968

                                                      Total Bonds     3,695,843
Commercial Paper (8.07%)

Business Credit Institutions (3.53%)
   CIT Group Holding, Inc.;
     5.72%; 11/2/95                                     3,635,000     3,634,423
   John Deere Capital Corp.;
     5.75%; 11/7/95                                     2,815,000     2,812,302

                                                                      6,446,725
Crude Petroleum & Natural Gas ( 2.39%)
   Chevron Oil Finance Co.;
     5.71%; 11/3/95                                     2,060,000     2,059,347
     5.74%; 11/6/95                                     2,300,000     2,298,166

                                                                      4,357,513
Personal Credit Institutions (2.15%)
   Ford Motor Credit Co.;
     5.76%; 11/1/95                                     3,935,000     3,935,000


                                           Total Commercial Paper    14,739,238


                             Total Portfolio Investments (99.92%)   182,460,635

Cash, receivables and other assets,
   net of liabilities (0.08%)                                           146,221

                                        Total Net Assets (100.00%) $182,606,856


(a)  Non-income producing security - No dividend paid during the period.
(b)   Restricted security - See Note 4 to the financial statements.

PRINCOR WORLD FUND, INC.

                                                           Shares
                                                            Held         Value
Common Stocks (97.16%)

AUSTRALIA (4.59%)

Commercial Banks (2.46%)
   National Australia Bank Ltd.                           374,715   $ 3,203,721

Crude Petroleum & Natural Gas (0.39%)
   Ampolex Ltd.                                           259,000(a)    512,224

Gas Production & Distribution (0.81%)
   Australia Gas & Light                                  305,000     1,055,597

Miscellaneous Food &
Kindred Products (0.93%)
  Burns, Philp & Co., Ltd.                                540,938   $ 1,209,711

                                                                      5,981,253
AUSTRIA (1.34%)

Blast Furnace & Basic
Steel Products (0.70%)
   Voest-Alpine Stahl                                      30,000(a)(b) 917,237

Railroad Equipment (0.64%)
   Vae AG                                                   9,350       835,917

                                                                      1,753,154
CANADA (2.18%)

Coal Mining Services (0.49%)
  Morgan Hydrocarbons, Inc.                                13,600(a)    635,234

Communications Equipment (0.88%)
  Newbridge Networks Corp.                                 37,700(a)  1,149,850

Iron & Steel Foundries (0.26%)
   Dofasco, Inc.                                           26,300       332,412

Miscellaneous Plastics
Products, NEC (0.55%)
   Royal Plastics Group                                    54,000(a)(b) 722,668

                                                                      2,840,164
CHILE (0.53%)

Telephone Communication (0.53%)
   Compania DeTelecomunicaciones ADR                        9,600       691,200

DENMARK (1.18%)

Telephone Communication (1.18%)
   Tele Danmark B                                          29,500     1,538,003

FINLAND (3.27%)

Forest Products (0.54%)
   Metsa-Serla                                             18,800       699,395

Miscellaneous Wood Products (0.85%)
   Enso-Gutzeit                                           142,000     1,113,371

Pulp Mills (1.06%)
   Kymmene                                                 50,700     1,384,756

Sugar & Confectionary Products (0.82%)
   Huhtamake I Free                                        36,200     1,073,956

                                                                      4,271,478
FRANCE (1.29%)

Drugs (1.29%)
   Roussel-Uclaf                                           10,250     1,680,089

GERMANY (4.62%)

Flat Glass (0.37%)
   Weru AG                                                  1,275       479,846

Industrial Inorganic Chemicals (1.83%)
   Bayer AG                                                 9,055   $ 2,391,924

Miscellaneous Chemical Products (2.42%)
   Hoechst AG                                              12,100     3,153,315

                                                                      6,025,085
GREECE (0.52%)

Highway & Street Construction (0.52%)
   Edrasis Psallidas                                       45,000       673,234
   Edrasis Psallidas Rights                                13,500(a)      8,440

                                                                        681,674
HONG KONG (5.33%)

Communications Equipment (0.30%)
   ABC Communications Holdings Ltd.                     1,946,000       397,667

Electric Services (0.60%)
   CEP-A Consolidated Electric
   Power-Asia                                             387,000       783,331

Electronic Components
& Accessories (0.50%)
   Varitronix                                             340,000       648,620

Highway & Street Construction (0.07%)
   Wai Kee Holdings, Ltd                                  744,000        91,415

Holdings Offices (1.11%)
   First Pacific Co. Ltd.                               1,260,673     1,451,149

Miscellaneous Textile Goods (0.45%)
  Espirit Asia                                          1,708,000       579,878

Office Furniture (0.46%)
   Lamex Holdings                                       2,660,000       595,179

Personal Credit Institutions (0.81%)
   Manhattan Card Co.                                   2,463,000     1,051,231

Security Brokers & Dealers (1.03%)
   Peregrine Investment Holdings                        1,058,000     1,347,850

                                                                      6,946,320
INDONESIA (1.07%)

Miscellaneous Furniture &
Fixtures (0.25%)
  Pt Surya Toto                                           154,000       318,714

Pulp Mills (0.82%)
   Asia Pacific Resources                                 146,700(a)  1,063,575

                                                                      1,382,289
ITALY (2.76%)

Metalworking Machinery (0.23%)
   Danieli & Co.-DR                                       110,000       303,610

Telephone Communication (2.53%)
   Telecom Italia-DI                                    1,440,000     1,698,209
   Telecom Italia Mobile                                1,440,000     1,598,845

                                                                      3,297,054

                                                                      3,600,664
JAPAN (0.89%)

Computer & Office
Equipment (0.46%)
   Canon, Inc.                                             35,000   $   599,051

Electronic Components
& Accessories (0.24%)
   Murata Mfg.                                              9,000       316,006

Engines & Turbines (0.19%)
   Mabuchi Motor                                            4,000       242,163

                                                                      1,157,220
KOREA (2.40%)

Commercial Banks (0.31%)
   Shinhan Bank                                            16,300       336,588
   Shinhan Bank Bonus Shares                                2,992(a)     61,783

                                                                        398,371
Concrete Work (0.60%)
   Hanil Cemet                                             13,500       785,140

Construction & Related
Machinery (0.59%)
   Keumkang                                                10,000       771,091

Electric Services (0.90%)
   Korea Electric Power Corp.                              28,500     1,173,299

                                                                      3,127,901
MALAYSIA (0.74%)

Holding Offices (0.49%)
   C. I. Holdings                                         180,000       633,520

Non-Classifiable
Establishments (0.25%)
   Malaysian Pacific Industries                           122,000       328,636

                                                                        962,156
MEXICO (1.57%)

Aircraft & Parts (0.13%)
   Tolmex SA                                               46,000       174,592

Cement, Hydraulic (0.26%)
   Apasco SA                                               90,000       332,770

Concrete, Gypsum & Plaster
Products (0.20%)
   Cementos De Mexico SA                                   80,000       257,141

Department Stores (0.17%)
   Sears Roebuck De Mexico SA                              83,400(a)    227,771

Foreign Banks, Branches &
Agencies (0.21%)
  Grupo Financiero Bancomer;
    Series B                                            1,030,000(a)$   271,202
    Series L                                               38,148(a)      8,869

                                                                        280,071
Miscellaneous Food & Kindred
Products (0.07%)
   Grupo Herdez SA                                        328,000(a)     86,364

Telephone Communication (0.53%)
   Telefonos De Mexico SA ADR                              25,300       695,750

                                                                      2,054,459
NETHERLANDS (14.41%)

Beer, Wine & Distilled Beverages (0.55%)
   Heineken Holdings                                        4,343       717,357

Commercial Banks (1.81%)
   ABN-AMRO Holdings NV                                    56,218     2,358,814

Communications Services, NEC (2.09%)
   KPN Royal PTT Nederland                                 77,786     2,732,118

Electric Light & Wiring
Equipment (0.58%)
   Otra                                                     3,700       761,009

Electronic Distribution Equipment (1.81%)
   Phillips Electronics                                    61,100     2,358,718

Grocery Stores (1.33%)
   Ahold NV New ADR                                        41,057     1,549,902
   Koninklijke Ahold NV                                     4,989       188,808

                                                                      1,738,710
Meat Products (2.16%)
   Unilever NV                                             21,500     2,812,444

Miscellaneous Durable Goods (1.91%)
   Hagemeyer NV                                            50,100     2,492,099

Miscellaneous Transportation
Services (0.65%)
   Koninklijke Pakhoed NV                                  31,255       850,536

Paperboard Containers & Boxes (0.58%)
   Koninklijke KNP BT NV                                   25,080(b)    753,922

Special Industry Machinery (0.94%)
   IHC Caland NV                                           43,300     1,230,380

                                                                     18,806,107
NEW ZEALAND (3.28%)

Beverages (1.69%)
  Lion Nathan                                             970,000     2,202,433

Household Appliances (1.05%)
  Fisher & Paykel                                         421,000     1,375,497

Miscellaneous Manufacturers (0.54%)
   Carter Holt Harvey Ltd.                                297,300       710,356

                                                                      4,288,286
NORWAY (3.29%)

Commercial Banks (1.13%)
   Christiana Bank Ordinary Shares                        361,000   $   840,338
   Fokus Bank                                             120,000(a)(b) 635,732

                                                                      1,476,070
Drugs (0.41%)
    Hafslund Nycomed                                       19,198       536,271

Meat Products (1.11%)
  Orkla B Ordinary Shares                                  29,700     1,444,701

Ship & Boat Building &
Repairing (0.64%)
   Unitor Ships Service                                    67,500       834,399

                                                                      4,291,441
SINGAPORE (1.53%)

Air Transportation, Scheduled (0.54%)
   Singapore International Airlines                        76,000       703,802

Electric Light & Wiring
Equipment (0.28%)
   Clipsal Industries Holdings                            149,000       365,050

Electronic Components &
Accessories (0.71%)
   Amtek Engineering                                      450,000       922,521

                                                                      1,991,373
SPAIN (5.46%)

Combination Utility Services (1.21%)
   Iberdrola 1 SA                                         210,000     1,580,368

Commercial Banks (1.49%)
   Banco Popular                                           12,230     1,939,793

Oil & Gas Field Services (1.71%)
   Repsol Petroleo, SA                                     74,800     2,230,232

Telephone Communication (1.05%)
   Telefonica De Espana, SA                               109,400     1,378,127

                                                                      7,128,520
SWEDEN (7.38%)

Commercial Banks (1.68%)
   Svenska Handelsbanken AB Free                          130,750     2,194,394

Household Audio & Video
Equipment (0.72%)
   SKF 'B' Free                                            49,700       942,595

Miscellaneous Transportation
Equipment (0.64%)
   Autoliv AB                                              14,500       831,555

Motor Vehicles & Equipment (1.50%)
   Volvo AB                                                87,000     1,957,755

Plastic Materials & Synthetics (1.30%)
   Astra AB                                                47,050     1,699,687

Water Transportation of
Freight, NEC (1.54%)
   Argonaut AB 'B' Free                                   158,000(a) $  242,580
   ICB Shipping AB 'B' Free                               213,733     1,769,426

                                                                      2,012,006

                                                                      9,637,992
SWITZERLAND (12.12%)

Combination Utility Services (1.09%)
   BBC AG (Brown Boveri)                                    1,230     1,425,336

Drugs (2.70%)
   Galencia Holdings AG                                     2,890       902,719
   Immuno International AG                                    970       477,954
   Sandoz AG                                                2,600     2,143,578

                                                                      3,524,251
Functions Closely Related
to Banking (1.42%)
   BIL GT Group                                             3,000     1,847,760

Miscellaneous Chemical
Products (1.99%)
   Ciba Geigy AG-REG                                        3,000     2,594,784

Plumbing & Heating,
Except Electric (0.30%)
   Elco Holdings                                              940       385,425

Pulp Mills (0.34%)
   Attisholz AG                                               620       451,698

Special Industry Machinery (2.19%)
   Bobst SA                                                 1,175     1,778,250
   Sulzer AG                                                1,800     1,076,980

                                                                      2,855,230
Sugar & Confectionary
Products (2.09%)
   Nestle                                                   2,604     2,726,555

                                                                     15,811,039
THAILAND (1.95%)

Commercial Banks (1.20%)
   Bangkok Bank                                           152,000     1,570,746

Non-Classifiable Establishments (0.75%)
   Thailand International Fund                                 31       976,500

                                                                      2,547,246
UNITED KINGDOM (13.46%)

Commercial Banks (0.81%)
   Bank of Ireland                                        160,000     1,060,348

Construction & Related
Machinery (1.38%)
   Powerscreen International PLC                          296,000     1,802,844

Crude Petroleum & Natural Gas (1.18%)
   Hardy Oil & Gas                                        520,000     1,534,349

Electric Services (2.03%)
   Northern Ireland Electric                               61,000     2,648,741

Investment Offices (0.65%)
   Invesco PLC                                            222,000   $   849,462

Lumber & Other Building
Materials (1.14%)
   Wickes PLC                                             754,000     1,487,170

Miscellaneous Fabricated Metal
Products (0.50%)
   Bridon PLC                                             289,285       652,742

Miscellaneous Non-Durable
Goods (1.88%)
   Grand Metropolitan PLC                                 355,000     2,453,476

Primary Nonferrous Metals (1.41%)
   British Steel PLC                                      712,000     1,836,864

Pulp Mills (0.46%)
   Babcock International Group                            228,171       601,253

Sand & Gravel (0.21%)
   Bardon Group PLC                                       650,000       271,793

Telephone Communication (0.52%)
   Cable & Wireless PLC                                   105,000       685,913

Water Supply (1.29%)
   Wessex Water PLC                                       268,660     1,420,127
   Wessex Water PLC; Class A                              322,392       258,166

                                                                      1,678,293
                                                                     17,563,248

                                              Total Common Stocks   126,758,361

Preferred Stocks (0.58%)

AUSTRIA (0.58%)

Highway & Street Construction (0.58%)
   Bau Holdings AG                                        16,200        751,952

Bonds (0.95%)

MEXICO (0.95%)

Fire, Marine & Casualty
Insurance (0.95%)
  Alfa SA Convertible Subordinated
   Debenture; 8.00%; 9/15/00                          $1,300,000(b)   1,244,750

Commercial Paper (3.61%)

UNITED STATES (3.61%)

Business Credit Institutions (2.04%)
   Cit Group Holdings, Inc.;
     5.72%; 11/2/95                                    1,265,000      1,264,799
   General Electric Capital Corp.;
     5.88%; 11/1/95                                    1,390,000      1,390,000

                                                                      2,654,799
Crude Petroleum & Natural Gas (1.57%)
   Chevron Oil Finance Co.;
     5.71%; 11/3/95                                    1,360,000      1,359,569
     5.74%; 11/6/95                                      690,000        689,450

                                                                      2,049,019

                                           Total Commercial Paper     4,703,818

                            Total Portfolio Investments (102.30%)   133,458,881

Liabilities, net of cash, receivables and
  other assets, (-2.30%)                                             (2,996,705)

                                       Total Net Assets (100.00%)  $130,462,176

(a)  Non-Income producing security - No dividend paid during the period.
(b)  Restricted security - See Notes 4 to the financial statements.

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

GROWTH-ORIENTED FUNDS


Selected data for a share of Capital Stock outstanding throughout each period:

                                                  Income from Investment Operations          Less Distributions
                                                          Net Realized
                                                               and

                                       Net Asset    Net    Unrealized     Total     Dividends                              Net Asset
                                       Value at   Invest-     Gain        from      from Net   Distributions               Value at
                                       Beginning   ment     (Loss) on   Investment Investment      from          Total        End
                                       of Period  Income   Investments  Operations    Income   Capital Gains Distributions of Period


   Princor Balanced Fund, Inc.(b)
     Class A
     Year Ended October 31,
       1995                             $12.43     $.41      $1.31        $1.72      $(.36)       $(.05)        $(.41)       $13.74
       1994                              13.26      .32       (.20)         .12       (.40)        (.55)         (.95)        12.43
       1993                              12.78      .35      1 .14         1.49       (.37)        (.64)        (1.01)        13.26
       1992                              11.81      .41        .98         1.39       (.42)          -           (.42)        12.78
       1991                               9.24      .46       2.61         3.07       (.50)          -           (.50)        11.81

     Class B
     Period Ended October 31, 1995(f)    11.80      .31       1.90         2.21       (.30)          -           (.30)        13.71

   Princor Blue Chip Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              12.45      .24       2.55         2.79       (.21)          -           (.21)        15.03
       1994                              11.94      .20        .57          .77       (.26)          -           (.26)        12.45
       1993                              11.51      .21        .43          .64       (.18)        (.03)         (.21)        11.94
       1992                              10.61      .17        .88         1.05       (.15)          -           (.15)        11.51
     Period Ended October 31, 1991(g)    10.02      .10        .57          .67       (.08)          -           (.08)        10.61

     Class B
     Period Ended October 31, 1995(f)    11.89      .15       3.10         3.25       (.15)          -           (.15)        14.99

   Princor Capital Accumulation
   Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              20.83      .45       3.15         3.60       (.39)        (.35)         (.74)        23.69
       1994                              21.41      .39        .93         1.32       (.41)       (1.49)        (1.90)        20.83
       1993                              21.34      .43       1.67         2.10       (.43)       (1.60)        (2.03)        21.41
       1992                              19.53      .45       1.82         2.27       (.46)          -           (.46)        21.34
       1991                              14.31      .49       5.24         5.73       (.51)          -           (.51)        19.53

     Class B
     Period Ended October 31, 1995(f)    19.12      .33       4.46         4.79       (.30)          -           (.30)        23.61

                                                                        Ratios/Supplemental Data


                                                                                 Ratio of Net
                                                                     Ratio of     Investment
                                                    Net Assets at   Expenses to   Income to    Portfolio
                                           Total    End of Period     Average      Average     Turnover
                                          Return(a) (in thousands)  Net Assets   Net Assets      Rate

   Princor Balanced Fund, Inc.(b)
        Class A
     Year Ended October 31,
       1995                                14.18%    $  57,125        1.37%        3.21%        35.8%
       1994                                  .94%       53,366        1.51%        2.70%        14.4%
       1993                                12.24%       39,952        1.35%        2.78%        27.5%
       1992                                11.86%       31,339        1.29%        3.39%        30.6%
       1991                                34.09%       23,372        1.30%        4.25%        23.6%

     Class B
     Period Ended October 31, 1995(f)     18.72%(d)      1,263        1.91%(e)     2.53%(e)     35.8%(e)

   Princor Blue Chip Fund, Inc.

     Class A
     Year Ended October 31,
       1995                               22.65%        35,212       1.38%         1.83%        26.1%
       1994                                6.58%        27,246       1.46%         1.72%         5.5%
       1993                                5.65%        23,759       1.25%         1.87%        11.2%
       1992                                9.92%        19,926       1.56%         1.49%        13.5%
     Period Ended October 31, 1991(g)      6.37%(d)     12,670       1.71%(e)      1.67%(e)      0.4%(e)

     Class B
     Period Ended October 31, 1995(f)     26.94%(d)      1,732       1.90%(e)       .97%(e)     26.1%(e)

   Princor Capital Accumulation
   Fund, Inc.

     Class A
     Year Ended October 31,
       1995                               17.94%       339,656        .75%         2.08%        46.0%
       1994                                6.67%       285,965        .83%         2.02%        31.7%
       1993                               10.42%       240,016        .82%         2.16%        24.8%
       1992                               11.67%       190,301        .93%         2.17%        38.3%
       1991                               40.63%       152,814        .99%         2.72%        19.7%

     Class B
     Period Ended October 31, 1995(f)     25.06%(d)      2,248       1.50%(e)      1.07(e)      46.0%(e)

Notes to financial highlights

(a) Total Return is calculated without the front-end sales charge or contingent deferred sales charge.

(b) Effective December 5, 1994, the name of Princor Managed Fund, Inc. was changed to Princor Balanced Fund, Inc.

(c) Period from December 18, 1987, date shares first offered to public, through October 31, 1988. Net investment income, aggregating $.08 per share for the period from the initial purchase of shares on October 30, 1987 through December 17, 1987, was recognized, none of which was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the Fund incurred net realized and unrealized losses on investments of $.12 per share during this initial interim period. This represented activities of the fund prior to the initial public offering of fund shares.

(d)  Total Return amounts have not been annualized.

(e)  Computed on an annualized basis.

(f) Period from December 9,1994, date Class B shares first offered to the public, through October 31, 1995. The Growth Funds Class B shares recognized no net investment income for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994. The Growth Funds Class B shares incurred unrealized loss during the initial interim period as follows. This represented Class B share activities of each fund prior to the initial public offering of Class B shares:

                                              Per Share
                                              Unrealized
              Fund                              (Loss)

     Princor Balanced Fund, Inc.                (0.19)
     Princor Blue Chip Fund, Inc.               (0.15)
     Princor Capital Accumulation
       Fund, Inc.                               (0.46)

(g) Period from March 1, 1991, date shares first offered to public, through October 31, 1991. Net investment income, aggregating $.01 per share for the period from the initial purchase of shares on February 11, 1991 through February 28, 1991, was recognized, none of which was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the Fund incurred unrealized gains on investments of $.01 per share during this initial interim period. This represented activities of the fund prior to the initial public offering of fund shares.

(h) Effective July 1, 1989, the fund changed its fiscal year-end from June 30 to October 3l.

GROWTH-ORIENTED FUNDS

Selected data for a share of Capital Stock outstanding throughout each period:

                                                  Income from Investment Operations          Less Distributions

                                                          Net Realized
                                                               and
                                      Net Asset    Net    Unrealized     Total     Dividends                              Net Asset
                                       Value at  Invest-     Gain        from      from Net   Distributions               Value at
                                      Beginning   ment     (Loss) on   Investment Investment      from          Total        End
                                      of Period  Income   Investments  Operations    Income   Capital Gains Distributions of Period

   Princor Emerging Growth Fund, Inc.


     Class A
     Year Ended October 31,
       1995                             $25.08     $.12      $6.45       $6.57      $(.06)       $(.14)       $(.20)        $31.45
       1994                              23.56      -         1.61        1.61         -          (.09)        (.09)         25.08
       1993                              19.79      .06       3.82        3.88       (.11)          -          (.11)         23.56
       1992                              18.33      .14       1.92        2.06       (.15)        (.45)        (.60)         19.79
       1991                              11.35      .17       7.06        7.23       (.21)        (.04)        (.25)         18.33

     Class B
     Period Ended October 31,1995(e)     23.15      -         8.18        8.18       (.02)          -          (.02)         31.31

   Princor Growth Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              31.14      .35       6.67        7.02       (.31)        (.63)        (.94)         37.22
       1994                              30.41      .26       2.56        2.82       (.28)       (1.81)       (2.09)         31.14
       1993                              28.63      .40       2.36        2.76       (.42)        (.56)        (.98)         30.41
       1992                              25.92      .39       3.32        3.71       (.40)        (.60)       (1.00)         28.63
       1991                              16.57      .41       9.32        9.73       (.38)          -          (.38)         25.92

     Class B
     Period Ended October 31, 1995(e)    28.33      .21       8.76        8.97       (.20)          -          (.20)         37.10

   Princor World Fund, Inc.

     Class A
     Year Ended October 31,
       1995                               7.44      .08       (.02)        .06       (.03)        (.19)        (.22)          7.28
       1994                               6.85      .01        .64         .65       (.02)        (.04)        (.06)          7.44
       1993                               5.02      .03       1.98        2.01       (.05)        (.13)        (.18)          6.85
       1992                               5.24      .06       (.14)       (.08)      (.06)        (.08)        (.14)          5.02
       1991                               4.64      .05        .58         .63       (.03)          -          (.03)          5.24

     Class B
     Period Ended October 31, 1995(e)     6.71      .05        .51         .56       (.03)          -          (.03)          7.24

                                                                         Ratios/Supplemental Data


                                                                                Ratio of Net
                                                                    Ratio of    Investment
                                                   Net Assets at   Expenses to   Income to   Portfolio
                                         Total     End of Period     Average      Average     Turnover
                                        Return(a)  (in thousands)  Net Assets   Net Assets     Rate

   Princor Emerging Growth Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              26.41%     $150,611         1.47%         .47%       13.5%
       1994                               6.86%       92,965         1.74%         .02%        8.1%
       1993                              19.66%       48,668         1.66%         .26%        7.0%
       1992                              11.63%       29,055         1.74%         .80%        5.8%
       1991                              64.56%       17,174         1.78%        1.14%        8.4%

     Class B
     Period Ended October 31,1995 (e)    35.65%(c)     8,997         2.04%(d)     (.17)%(d)   13.5%(d)

   Princor Growth Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              23.29%      174,328         1.16%        1.12%       12.2%
       1994                               9.82%      116,363         1.30%         .95%       13.6%
       1993                               9.83%       80,051         1.26%        1.40%       16.4%
       1992                              14.76%       63,405         1.19%        1.46%       15.6%
       1991                              59.30%       45,892         1.13%        1.85%       10.6%

     Class B
     Period Ended October 31, 1995(e)    31.48%(c)     8,279         1.80%(d)      .31%(d)    12.2%(d)

   Princor World Fund, Inc.

     Year Ended October 31,
       1995                               1.03%      126,554         1.63%        1.10%       35.4%
       1994                               9.60%      115,812         1.74%         .10%       13.2%
       1993                              41.39%       63,718         1.61%         .59%       19.5%
       1992                              (1.57)%      35,048         1.69%        1.23%       19.9%
       1991                              13.82%       26,478         1.72%        1.36%       27.6%

     Class B
     Period Ended October 31, 1995(e)     9.77%(c)     3,908         2.19%(d)      .58%(d)    35.4%(d)

Notes to financial highlights

(a) Total Return is calculated without the front-end sales charge or the contingent deferred sales charge.

(b) Period from December 18, 1987, date shares first offered to public, through October 31, 1988. Net investment income, aggregating $.04 per share for the period from the initial purchase of shares on October 30, 1987 through December 17, 1987, was recognized, none of which was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the Fund incurred net realized and unrealized gains on investments of $.46 per share during this initial interim period. This represented activities of the fund prior to the initial public offering of fund shares.

(c)  Total Return amounts have not been annualized.

(d)  Computed on an annualized basis.

(e) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. The Growth Funds Class B shares recognized no net investment income for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994. The Growth Funds Class B shares incurred unrealized loss during the initial interim period as follows. This represented Class B share activities of each fund prior to the initial public offering of Class B shares:

                                            Per Share
                                           Unrealized
               Fund                          (Loss)

     Princor Emerging Growth Fund, Inc.      (0.77)
     Princor Growth Fund, Inc.               (0.86)
     Princor World Fund, Inc.                (0.07)

(f) Effective July 1, 1989, the fund changed its fiscal year-end from June 30 to October 3l.

(g) Effective January 1, 1989, the fund changed its fiscal year-end from December 31 to October 31.

(h) The investment manager of Princor World Fund, Inc. was changed on August 1, 1988 to the current manager, Princor Management Corporation. The years 1983 through 1987 are not covered by the current independent auditor's report.



October 31, 1995

STATEMENTS OF ASSETS AND LIABILITIES


                                                          Princor                   Princor Cash              Princor Government
                                                           Bond                      Management                Securities Income
INCOME FUNDS                                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.



    Assets
    Investment in securities -- at value
       (cost -- $101,743,009; $617,008,663;
       $263,572,657; $23,347,818;
       $171,607,538; $101,122,584; and
       $65,736,920, respectively) (Note 4).....        $108,055,567                  $617,008,663                 $264,501,332
    Cash.....................................                 1,187                        87,366                        2,761
    Receivables:
       Dividends and interest..................           2,240,956                       322,453                    1,583,829
       Investment securities sold..............              --                            --                            --
       Capital Stock sold......................               6,431                    12,734,329                      214,702
    Other assets...............................               3,438                        19,872                       16,78

                                  Total Assets          110,307,579                   630,172,683                  266,319,405
    Liabilities
    Accrued expenses...........................              91,454                       486,381                      206,132
    Payables:
       Investment securities purchased.........             505,065                       --                            --
       Capital Stock reacquired................              41,556                     5,614,287                      285,766

                             Total Liabilities              638,075                     6,100,668                      491,898

    Net Assets Applicable to
    Outstanding Shares   ......................        $109,669,504                  $624,072,015                 $265,827,507



    Net Assets Consist of:
    Capital Stock..............................    $         95,995                $    6,240,720              $       235,055
    Additional paid-in capital.................         102,940,859                   617,831,295                  265,024,438
    Accumulated undistributed net
       investment income.......................             705,347                       --                         1,548,316
    Accumulated undistributed net realized
       (loss) on investment transactions.......            (385,255)                      --                        (1,908,977)
    Net unrealized  appreciation
       of investments..........................           6,312,558                       --                           928,675

                              Total Net Assets         $109,669,504                  $624,072,015                 $265,827,507


    Capital Stock (par value: $.01 a share)
    Shares authorized..........................         100,000,000                 2,000,000,000                  100,000,000

    Net Asset Value Per Share:
    Class A:  Net Assets.......................        $106,961,936                  $623,864,278                 $261,128,056

              Shares issued and outstanding.              9,362,124                   623,864,278                   23,089,297
              Net asset value per share......                $11.42                        $1.000                       $11.31
              Maximum offering price per share               $11.99(1)                     $1.000                      $11.87(1)


    Class B:  Net Assets   ...................          $2,707,568                      $207,737                   $4,699,451
              Shares issued and outstanding...             237,371                       207,737                      416,214
              Net asset value per share(2)....              $11.41                        $1.000                       $11.29

    (1) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price. (2) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.


   See accompanying notes.

October 31, 1995

STATEMENTS OF ASSETS AND LIABILITIES


                                                      Princor           Princor         Princor Tax-Exempt          Princor
                                                     High Yield        Tax-Exempt         Cash Management          Utilities
INCOME FUNDS                                          Fund, Inc.      Bond Fund, Inc.        Fund, Inc.            Fund, Inc.



    Assets
    Investment in  securities -- at value (cost
       --  $101,743,009;  $617,008,663;
       $263,572,657; $23,347,818; $171,607,538;
       $101,122,584; and $65,736,920,
       respectively)(Note 4)...................      $23,351,279       $177,611,183          $101,122,584          $69,577,129
    Cash.......................................            4,561             11,996               102,830                4,117
    Receivables:
       Dividends and interest..................          677,257          3,781,978               541,753              303,506
       Investment securities sold..............             --            1,910,000                 --                   --
       Capital Stock sold......................           26,206             71,370               736,281               53,904
    Other assets...............................            1,991              7,333                 3,024                  431

                                  Total Assets        24,061,294        183,393,860           102,506,472           69,939,087
    Liabilities
    Accrued expenses...........................           32,481            128,451                82,127               77,742
    Payables:
       Investment securities purchased.........             --                --                1,000,000                 --
       Capital Stock reacquired................             --               63,986             1,510,661               35,975

                             Total Liabilities            32,481            192,437             2,592,788              113,717

    Net Assets Applicable to
    Outstanding Shares   ......................      $24,028,813       $183,201,423         $  99,913,684          $69,825,370



    Net Assets Consist of:
    Capital Stock..............................           29,820       $    152,970         $     999,137         $     63,824
    Additional paid-in capital.................       26,732,138        178,324,173            98,914,547           68,916,481
    Accumulated undistributed net
       investment income.......................          266,395          1,048,291                 --                 246,709
    Accumulated undistributed net realized
       (loss) on investment transactions.......       (3,003,001)        (2,327,656)                --              (3,241,853)
    Net unrealized  appreciation
       of investments..........................            3,461          6,003,645                 --               3,840,209

                              Total Net Assets       $24,028,813       $183,201,423         $  99,913,684          $69,825,370


    Capital Stock (par value: $.01 a share)
    Shares authorized..........................      100,000,000        100,000,000         1,000,000,000          100,000,000

    Net Asset Value Per Share:
    Class A:  Net Assets.......................      $23,395,879       $179,715,058         $  99,887,179          $65,872,916

              Shares issued and outstanding.           2,903,300         15,005,591            99,887,179            6,020,742
              Net asset value per share......              $8.06             $11.98                $1.000               $10.94
              Maximum offering price
                 per share ....................            $8.46(1)          $12.58(1)             $1.000               $11.49(1)

    Class B:  Net Assets   ...................          $632,934         $3,486,365               $26,505           $3,952,454
              Shares issued and outstanding.              78,670            291,444                26,505              361,704
              Net asset value per share(2)...              $8.05             $11.96                $1.000               $10.93

    (1) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price.
    (2) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.


   See accompanying notes.


Year Ended October 31, 1995

STATEMENTS OF OPERATIONS


                                                          Princor                   Princor Cash              Princor Government
                                                           Bond                      Management                Securities Inco
INCOME FUNDS                                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.



    Net Investment Income
    Income:
       Dividends..............................         $    --                      $    --                      $    --
 $     Interest...............................            8,034,573                   29,621,653                   18,894,705

                                 Total Income             8,034,573                   29,621,653                   18,894,705

    Expenses:
       Management and investment advisory
          fees (Note 3).......................              489,133                    1,980,472                    1,165,241
       Distribution and shareholder servicing
          fees--Class A (Note 3)..............              231,494                      --                           471,723
       Distribution and shareholder servicing
          fees--Class B (Note 3)..............                9,138                          366                       16,582
       Transfer and administrative services
          (Note 3)............................              213,198                    1,494,200                      435,625
       Registration fees--Class A.............               33,282                      320,925                       53,604
       Registration fees--Class B.............                  485                          102                          507
       Custodian fees ........................                7,900                       28,386                       38,790
       Auditing and legal fees ...............                6,635                        8,992                        9,367
       Directors' fees .......................                7,825                        7,824                        7,825
       Other .................................               11,068                       36,220                       33,730

                         Total Gross Expenses             1,010,158                    3,877,487                    2,232,994
       Less:  Management and investment
          advisory fees waived................              (86,318)                    (296,359)                       --

                           Total Net Expenses               923,840                    3,581,128                    2,232,994

                        Net Investment Income             7,110,733                   26,040,525                   16,661,711

    Net Realized and Unrealized
    Gain (Loss) on Investments
    Net realized (loss) from
       investment transactions................             (385,488)                     --                        (1,074,727)
    Net increase in unrealized
       appreciation/depreciation
       on investments.........................           10,947,591                      --                        25,002,420

             Net Realized and Unrealized Gain
                               on Investments            10,562,103                      --                        23,927,693


                   Net Increase in Net Assets
                    Resulting from Operations           $17,672,836                  $26,040,525                  $40,589,404






   See accompanying notes.

Year Ended October 31, 1995

STATEMENTS OF OPERATIONS


                                                      Princor           Princor           Princor Tax-Exempt          Princor
                                                     High Yield        Tax-Exempt          Cash Management           Utilities
INCOME FUNDS                                         Fund, Inc.      Bond Fund, Inc.           Fund, Inc.            Fund, Inc.



    Net Investment Income
    Income:
       Dividends..............................        $ --            $     --              $    --                $  3,503,554
       Interest...............................      2,196,631          11,308,569            3,745,010                 165,411

                                 Total Income       2,196,631          11,308,569            3,745,010               3,668,965

    Expenses:
       Management and investment advisory
          fees (Note 3).......................        129,542             828,825              471,994                 367,403
       Distribution and shareholder servicing
         fees--Class A (Note 3)..............          53,404             337,576                --                     149,537
       Distribution and shareholder servicing
          fees--Class B (Note 3)..............          2,110              14,113                  152                  13,113
       Transfer and administrative services
          (Note 3)............................         86,915             193,662              214,963                 211,232
       Registration fees--Class A.............         20,202              31,626               84,026                  29,832
       Registration fees--Class B.............            456                 442                   94                     466
       Custodian fees ........................          4,389               7,305               11,560                   8,252
       Auditing and legal fees ...............          6,842               8,676                7,947                   6,674
       Directors' fees .......................          7,825               7,825                7,825                   7,825
       Other .................................          3,508              22,911               10,132                   7,357


                       Total Gross Expenses           315,193           1,452,961               808,693                 801,691
       Less:  Management and investment
          advisory fees waived................           --                 --                 (138,673)              (152,483)

                           Total Net Expenses         315,193           1,452,961              670,020                 649,208

                        Net Investment Income       1,881,438           9,855,608            3,074,990               3,019,757

    Net Realized and Unrealized
    Gain (Loss) on Investments
    Net realized (loss) from
       investment transactions................       (105,759)         (1,677,841)               --                   (393,414)
    Net increase in unrealized
       appreciation/depreciation
       on investments.........................        581,993          17,420,735                --                 11,053,532

             Net Realized and Unrealized Gain
                               on Investments         476,234          15,742,894                --                 10,660,118


                   Net Increase in Net Assets
                    Resulting from Operations      $2,357,672         $25,598,502            $3,074,990            $13,679,875












   See accompanying notes.

Years Ended October 31

STATEMENTS OF CHANGES IN NET ASSETS


                                                          Princor                   Princor Cash              Princor Government
                                                           Bond                      Management                Securities Income
INCOME FUNDS                                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.




                                                    1995         1994            1995          1994           1995          1994

    Operations
    Net investment income..................... $  7,110,733  $  6,505,178  $  26,040,525     $9,633,432    $ 16,661,711 $16,336,007
    Net realized gain (loss) from
       investment transactions................     (385,488)      104,695        --              --         (1,074,727)   (752,360)
    Net increase (decrease) in unrealized
       appreciation/depreciation
       on investments.........................   10,947,591   (12,203,552)       --              --         25,002,420 (32,499,913)

          Net Increase (Decrease) in Net Assets
                     Resulting from Operations   17,672,836    (5,593,679)   26,040,525       9,633,432      40,589,404(16,916,266)
    Net Equalization Charges .................        --          --             --              --              --        146,563

    Dividends and Distributions to Shareholders
       From net investment income:
       Class A................................   (6,978,094)  (6,377,064)   (26,038,303)     (9,633,432)  (16,398,545) (15,876,078)
       Class B ...............................      (57,053)      --             (2,222)         --            (94,011)       --

                                                 (7,035,147)  (6,377,064)   (26,040,525)     (9,633,432)  (16,492,556) (15,876,078)
    From net realized gain on investments:
       Class A................................     (104,351)     (96,038)        --              --              --     (2,490,495)

                          Total Distributions    (7,139,498)  (6,473,102)   (26,040,525)     (9,633,432)   (16,492,556)(18,366,573)
    Capital Share Transactions (Note 5)
    Shares sold:
       Class A................................   18,360,174   33,612,070  2,636,234,604   1,466,697,888    29,006,758   95,058,851
       Class B................................    2,713,516       --            281,031         --          4,730,337        --
    Shares issued in reinvestment of dividends
       and distributions:
       Class A................................    4,697,390    4,266,227     25,316,128       9,340,862    12,817,448   14,819,070
       Class B................................       46,382       --              2,222         --             78,109        --
    Shares redeemed:
       Class A ...............................  (15,323,500) (22,025,515)(2,370,032,403) (1,428,431,391) (54,093,676)  (62,021,691)
       Class B ...............................     (159,124)      --            (75,516)        --           (246,114)      --

          Net Increase (Decrease) in Net Assets
                from Capital Share Transactions  10,334,838   15,852,782    291,726,066      47,607,359   (7,707,138)   47,856,230

                      Total Increase (Decrease)  20,868,176    3,786,001    291,726,066      47,607,359    16,389,710   12,719,954

    Net Assets
    Beginning of year.........................   88,801,328   85,015,327    332,345,949     284,738,590   249,437,797  236,717,843

    End of year (including undistributed net
       investment income as set forth below).. $109,669,504  $88,801,328   $624,072,015    $332,345,949  $265,827,507 $249,437,797



    Undistributed Net Investment Income....... $    705,347  $   629,761    $     --       $    --        $ 1,548,316  $ 1,379,159






   See accompanying notes.



Years Ended October 31

STATEMENTS OF CHANGES IN NET ASSETS


                                                          Princor                     Princor                Princor Tax-Exempt
                                                        High Yield                Tax-Exempt Bond              Cash Management
INCOME FUNDS                                             Fund, Inc.                  Fund, Inc.                    Fund, Inc.



                                                    1995         1994            1995          1994           1995          1994

    Operations
    Net investment income.....................  $1,881,438 $  1,551,128  $    9,855,608$    9,870,108  $   3,074,990  $ 1,733,433
    Net realized gain (loss) from
       investment transactions................    (105,759)    (323,328)     (1,677,841)     (649,814)         --           --
    Net increase (decrease) in unrealized
       appreciation/depreciation
       on investments.........................     581,993     (954,699)     17,420,735   (23,104,372)         --           --

          Net Increase (Decrease) in Net Assets
                     Resulting from Operations   2,357,672      273,101      25,598,502   (13,884,078)     3,074,990    1,733,433
    Net Equalization Charges .................       --            --             --           --              --           --

    Dividends and Distributions to
    Shareholders
    From net investment income:
       Class A................................  (1,737,075)  (1,576,325)     (9,781,885)   (9,577,733)   ( 3,074,485)  (1,733,433)
       Class B ...............................     (15,260)        --           (67,120)        --              (505)       --

                                                (1,752,335)  (1,576,325)     (9,849,005)   (9,577,733)   ( 3,074,990)  (1,733,433)

    From net realized gain on investments:
       Class A................................       --            --             --       (2,327,570)         --           --

                          Total Distributions   (1,752,335)  (1,576,325)     (9,849,005)  (11,905,303)   ( 3,074,990)  (1,733,433)
    Capital Share Transactions (Note 5)
    Shares sold:
       Class A................................   3,890,858    4,181,418      18,520,960    44,140,938    391,567,743  266,977,052
       Class B................................     625,699         --         3,375,082        --             26,000      --
    Shares issued in reinvestment of dividends
       and distributions:
       Class A................................   1,277,540    1,151,559       6,671,473     8,767,989      2,992,959    1,689,093
       Class B................................       6,460         --            49,501         --               505      --
    Shares redeemed:
       Class A ...............................  (2,175,333)  (3,380,935)    (32,510,884)  (33,174,660)  (374,409,156)(268,153,427)
       Class B ...............................      (4,140)        --           (78,915)        --               --       --

         Net Increase (Decrease) in Net Assets
               from Capital Share Transactions   3,621,084    1,952,042      (3,972,783)   19,734,267     20,178,051      512,718

                     Total Increase (Decrease)   4,226,421      648,818      11,776,714    (6,055,114)    20,178,051      512,718

    Net Assets
    Beginning of year.........................  19,802,392   19,153,574     171,424,709   177,479,823     79,735,633   79,222,915

    End of year (including undistributed net
       investment income as set forth below).. $24,028,813  $19,802,392    $183,201,423  $171,424,709  $  99,913,684  $79,735,633



    Undistributed Net Investment Income....... $ 1,548,316  $ 1,379,159    $    266,395  $    139,643  $    1,048,291 $ 1,041,121











   See accompanying notes.

Years Ended October 31

STATEMENTS OF CHANGES IN NET ASSETS


                                                             Princor
                                                            Utilities
INCOME FUNDS                                                Fund, Inc.



                                                         1995         1994

  Operations
    Net investment income.....................   $   3,019,757 $  2,771,062
    Net realized gain (loss) from
       investment transactions................        (393,414)  (2,848,439)
    Net increase (decrease) in unrealized
       appreciation/depreciation
       on investments.........................      11,053,532   (8,960,974)

          Net Increase (Decrease) in Net Assets
                     Resulting from Operations      13,679,875   (9,038,351)
    Net Equalization Charges .................           --            --

    Dividends and Distributions to
    Shareholders
    From net investment income:
       Class A................................      (3,003,083)  (2,648,682)
       Class B ...............................         (66,295)       --

                                                    (3,069,378)  (2,648,682)

    From net realized gain on investments:
       Class A................................           --         (96,182)

                          Total Distributions       (3,069,378)  (2,744,864)
    Capital Share Transactions (Note 5)
    Shares sold:
       Class A................................       9,551,504   32,570,988
       Class B................................       3,732,230        --
    Shares issued in reinvestment of dividends
       and distributions:
       Class A................................       2,502,797    2,223,596
       Class B................................          61,981        --
    Shares redeemed:
       Class A ...............................    (13,188,883)  (16,636,425)
       Class B ...............................       (191,972)        --

         Net Increase (Decrease) in Net Assets
               from Capital Share Transactions      2,467,657    18,158,159

                     Total Increase (Decrease)     13,078,154     6,374,944

    Net Assets
    Beginning of year.........................     56,747,216    50,372,272

    End of year (including undistributed net
       investment income as set forth below)..    $69,825,370   $56,747,216



    Undistributed Net Investment Income.......    $   246,709   $   330,235











   See accompanying notes.

NOTES TO FINANCIAL STATEMENTS

Princor Bond Fund, Inc.
Princor Cash Management Fund, Inc.
Princor Government Securities Income Fund, Inc.
Princor High Yield Fund, Inc.
Princor Tax-Exempt Bond Fund, Inc.
Princor Tax-Exempt Cash Management Fund, Inc.
Princor Utilities Fund, Inc.

Note 1 -- Significant Accounting Policies

Princor Bond Fund, Inc., Princor Cash Management Fund, Inc., Princor Government Securities Income Fund, Inc., Princor High Yield Fund, Inc., Princor Tax-Exempt Bond Fund, Inc., Princor Tax-Exempt Cash Management Fund, Inc. and Princor Utilities Fund, Inc. (the "Income Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

On December 8, 1994, the initial purchase of Class B shares of Princor Cash Management Fund, Inc. and Princor Tax-Exempt Cash Management Fund, Inc. was made by Princor Management Corporation; the initial purchases of Class B shares of the other funds was made on December 5, 1994 (see Note 3). All shares outstanding prior to the initial Class B share purchases have been classified as Class A shares. Effective December 9, 1994, the Income Funds also began offering Class B shares to the public. Except for Princor Cash Management Fund, Inc. and Princor Tax-Exempt Cash Management Fund, Inc., Class A shares generally are sold with an initial sales charge based on declining rates which begin at 4.75% of the offering price. Class B shares are sold without an initial sales charge, but bear a higher ongoing distribution fee and are subject to a declining contingent deferred sales charge ("CDSC") of up to 4.00% on certain redemptions redeemed within six years of purchase. Class B shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) after seven years. Both classes of shares for each fund represent interests in the same portfolio of investments, and will vote together as a single class except where otherwise required by law or as determined by the Funds' respective Boards of Directors. In addition, the Board of Directors of each fund declare separate dividends on each class of shares.

With respect to Princor Cash Management Fund, Inc. and Princor Tax-Exempt Cash Management Fund, Inc., all income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based upon the relative proportion of the number of traded shares outstanding of each class. The other funds allocate such amounts based upon the relative proportion of the value of shares outstanding of each class. Class-specific expenses, which include distribution and shareholder servicing fees and any other items specifically attributable to a particular class, are charged directly to such class.

Princor Cash Management Fund, Inc. and Princor Tax-Exempt Cash Management Fund, Inc. value their securities at amortized cost, which approximates market. Under the amortized cost method, a security is valued by applying a constant yield to maturity of the difference between the principal amount due at maturity and the cost of the security to the fund.

The other funds value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities and preferred stocks, the investments are valued by using market quotations, prices provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by each fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

The Income Funds record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation on investments. Dividends are taken into income on an accrual basis as of the ex-dividend date and interest income is recognized on an accrual basis.

With respect to Princor Cash Management Fund, Inc. and Princor Tax-Exempt Cash Management Fund, Inc., all net investment income and any realized gains and losses from investment transactions are declared as dividends daily to shareholders of record as of that day. Dividends and distributions to shareholders of the other funds are recorded on the ex-dividend date.

Dividends and distributions to shareholders from net investment income and net realized gain from investments is determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. To the extent these "book/tax" differences are permanent in nature (i.e. that they result from other than timing of recognition - "temporary"), such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for the years ended October 31, 1995 and 1994 were not material.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

On November 1, 1994, Princor Government Securities Income Fund, Inc. discontinued the accounting practice of equalization, which it had been using since fiscal year 1986. Equalization is a practice whereby a portion of the proceeds from sales and cost of purchases of shares, equivalent on a per-share basis to the amount of the undistributed net investment income on the date of the transaction, is credited or charged to undistributed net investment income. The balance of equalization included in undistributed net investment income at the date of the change, which was immaterial, was transferred to additional paid-in capital. Such reclassification had no effect on net assets, results of operations or net asset value per share of the fund.

Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes is approximately the same as that for financial reporting purposes.

At October 31, 1995, Princor Bond Fund, Inc. had a net capital loss carryforward of approximately $385,000 which expires in 2003. Princor Government Securities Income Fund, Inc. had a net capital loss carryforward of approximately $1,909,000 of which $1,075,000 expires in 2003 and $834,000 expires in 2002.
Princor High Yield Fund, Inc. had a net capital loss carryforward of approximately $3,003,000 of which $106,000 expires in 2003, $323,000 expires in 2002, $409,000 expires in 2001, $561,000 expires in 2000, $784,000 expires in
1999 and $820,000 expires in 1998. Princor Tax-Exempt Bond Fund, Inc. had a net capital loss carryforward of approximately $2,328,000 of which $1,678,000 expires in 2003 and $650,000 expires in 2002. Princor Utilities Fund, Inc. had a net capital loss carryforward of approximately $3,242,000 of which $394,000 expires in 2003 and $2,848,000 expires in 2002. Note 3 -- Management Agreement and Transactions With Affiliates

The Income Funds have agreed to pay investment advisory and management fees to Princor Management Corporation (wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Mutual Life Insurance Company) (the "Manager") computed at an annual percentage rate of each fund's average daily net assets. With the exception of Princor High Yield Fund, Inc. and Princor Utilities Fund, Inc., the annual rate used in this calculation is .50% of the first $100 million of each fund's average daily net assets, .45% of the next $100 million of each fund's average daily net assets, .40% of the next $100 million of each fund's average daily net assets, .35% of the next $100 million of each fund's average daily net assets and .30% of each fund's average daily net assets over $400 million. With respect to Princor High Yield Fund, Inc. and Princor Utilities Fund, Inc., the annual rate is .60% of the first $100 million of the fund's average daily net assets. The Income Funds also reimburse the Manager for transfer and administrative services, including the cost of accounting, data processing, supplies and other services rendered.

The Manager has agreed to reimburse the Income Funds annually for their total expenses (excluding brokerage commissions, interest and taxes) in excess of limits prescribed by any state in which the Income Funds' shares are offered for sale (currently 2 1/2% of the first $30 million of each fund's average annual net assets, 2% of the next $70 million of such assets and 1 1/2% of such assets in excess thereof).

The Manager voluntarily waived a portion of its fee for Princor Bond Fund, Inc. (1995 - $86,318; 1994 - $120,999) throughout the years ended October 31, 1995 and 1994. The waiver was in an amount that maintained total operating expenses as a percentage of the fund's average net assets attributable to each class on an annualized basis during such period at or below .95% and 1.70% of Class A and Class B shares, respectively. The Manager intends to continue such voluntary waiver and, if necessary, reimburse operating expenses otherwise payable by the fund through February 29, 1996.

The Manager voluntarily waived a portion of its fee for Princor Cash Management Fund, Inc. (1995 - $296,359; 1994 - $595,343) and Princor Tax-Exempt Cash
Management Fund, Inc. (1995 - $138,673; 1994 - $150,515) throughout the years ended October 31, 1995 and 1994. The waivers, through February 28, 1995, were in amounts that maintained total operating expenses for each fund as a percentage of average net assets attributable to each class on an annualized basis during such period at or below .70% and 1.70% of Class A and Class B shares, respectively. During the remainder of the period ended October 31, 1995, the Manager waived a portion of its fee in an amount that maintained total operating expenses for each fund as a percentage of average net assets attributable to each class on an annualized basis during such period at or below .75% and 1.75% of Class A and Class B shares, respectively. The Manager intends to continue such voluntary waivers and, if necessary, reimburse operating expenses otherwise payable by Princor Cash Management Fund, Inc. and Princor Tax-Exempt Cash Management Fund, Inc. through February 29, 1996.

The Manager voluntarily waived a portion of its fee for Princor Utilities Fund, Inc. (1995 - $152,483; 1994 - $284,836) throughout the years ended October 31, 1995 and 1994. The waiver, through February 28, 1995, was in an amount that maintained total operating expenses for the fund as a percentage of average net assets attributable to each class on an annualized basis during such period at or below 1.00% and 1.75% of Class A and Class B shares, respectively. During the remainder of the year ended October 31, 1995, the Manager waived a portion of its fee in an amount that maintained a total level of operating expenses as a percentage of average net assets attributable to each class on an annualized basis during such period at or below 1.10% and 1.85% of Class A and Class B shares, respectively. The Manager intends to continue such voluntary waiver and, if necessary, reimburse operating expenses otherwise payable by the fund through February 29, 1996.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class B share redemptions within six years of purchase. The charge is based on declining rates, which begin at 4.00% of the lesser of the current market value or the cost of shares being redeemed. Princor Financial Services Corporation also retains sales charges on sales of Class A shares of the Income Funds. The aggregate amount of these charges retained, by fund, for the period ended October 31, 1995 were as follows:

                                          Class A      Class B

  Princor Bond Fund, Inc.                 474,797       2,016
  Princor Government Securities
    Income Fund, Inc.                     831,089       4,304
  Princor High Yield Fund, Inc.            93,453         155
  Princor Tax-Exempt Bond Fund, Inc.      584,221         --
  Princor Utilities Fund, Inc.            283,344       5,189

No brokerage commissions were paid by the Income Funds to Princor Financial Services Corporation during the periods. Brokerage commissions were paid to another affiliate by Princor Utilities Fund, Inc. in the amount of $3,446 and $6,005 for the years ended October 31, 1995 and 1994, respectively.

With the exception of Princor Cash Management Fund, Inc. and Princor Tax-Exempt Cash Management Fund, Inc., the Income Funds bear distribution and shareholder servicing fees with respect to Class A shares computed at an annual rate of up to 0.25% of the average daily net assets attributable to Class A shares of each fund. Effective December 1994, each of the Income Funds adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of each fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the Income Funds.

At October 31, 1995, Principal Mutual Life Insurance Company, subsidiaries of Principal Mutual Life Insurance Company, benefit plans sponsored on behalf of Principal Mutual Life Insurance Company and several joint ventures (in each of which a subsidiary of Principal Mutual Life Insurance Company is a participant) owned shares of the Income Funds as follows:

                                            Class A    Class B

  Princor Bond Fund, Inc.                    178,257     104
  Princor Cash Management Fund, Inc.      11,741,334   26,940
  Princor Government Securities
    Income Fund, Inc.                         94,034     103
  Princor High Yield Fund, Inc.            1,089,954     139
  Princor Tax-Exempt Bond Fund, Inc.          92,516      98
  Princor Tax-Exempt Cash
    Management Fund, Inc.                  1,000,053   26,496
  Princor Utilities Fund, Inc.               285,238     113


 Note 4 -- Investment Transactions

For the year ended October 31, 1995, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U.S. government securities) by the Income Funds were as follows:

                                          Purchases                    Sales

  Princor Bond Fund, Inc.               $15,194,745                $ 4,858,780
  Princor High Yield Fund, Inc.          11,256,955                  8,269,362
  Princor Tax-Exempt Bond Fund, Inc.     29,748,742                 35,382,420
  Princor Utilities Fund, Inc.           11,403,387                  7,593,175

At October 31, 1995, net unrealized appreciation of investments by the Income Funds was composed of the following:

                                                                 Net Unrealized
                                        Gross Unrealized          Appreciation
                                   Appreciation  (Depreciation)  of Investments

  Princor Bond Fund, Inc.           $6,759,913   $ (447,355)        $6,312,558
  Princor Government Securities
    Income Fund, Inc.                3,867,663   (2,938,988)           928,675
  Princor High Yield Fund, Inc.        796,863     (793,402)             3,461
  Princor Tax-Exempt Bond Fund, Inc. 7,213,471   (1,209,826)         6,003,645
  Princor Utilities Fund, Inc.       6,246,267   (2,406,058)         3,840,209

At October 31, 1995, Princor High Yield Fund, Inc. and Princor Tax-Exempt Bond Fund, Inc. held the following securities which may require registration under the Securities Act of 1933, or an exemption therefrom, in order to effect a sale in the ordinary course of business.

                                                                                                        Value at      Value as a
                                                                            Date of                    October 31,   Percentage of
                   Fund                        Security Description       Acquisition       Cost          1995        Net Assets


  Princor High Yield Fund, Inc.          Weirton Steel Corp.                 6/5/95         $394,000     $368,000        1.53%
                                         Senior Notes

  Princor Tax-Exempt Bond Fund, Inc.     Eddyville, Iowa, IDR Ref. Bonds,    1/11/95         859,910      980,000         .53%
                                         Cargill Inc. Project

The Income Funds' investments are with various issuers in various industries. The Schedules of Investments contained herein summarize concentration of credit risk by issuer and industry.

Note 5 -- Capital Share Transactions

Transactions in Capital Stock by fund were as follows:


                                                                 Princor             Princor Cash            Princor Government
                                                             Bond Fund, Inc.     Management Fund, Inc.  Securities Income Fund, Inc.

  Year Ended October 31, 1995:
  Shares sold:
    Class A   .........................................         1,706,844           2,636,234,604                   2,679,878
    Class B*   ........................................           247,333                 281,031                     431,102
  Shares issued in reinvestment of dividends and distributions:
    Class A ...........................................           439,527              25,316,128                   1,196,621
    Class B* ..........................................             4,196                   2,222                       7,084
  Shares redeemed:
    Class A   .........................................        (1,429,838)         (2,370,032,403)                 (5,051,162)
    Class B*   ........................................           (14,158)                (75,516)                    (21,972)

                                Net Increase (Decrease)           953,904             291,726,066                    (758,449)



  Year Ended October 31, 1994:
  Shares sold:
    Class A   .........................................         3,039,199           1,466,697,888                   8,550,182
  Shares issued in reinvestment of dividends and
   distributions:
    Class A   .........................................           393,042               9,340,862                   1,351,251
  Shares redeemed:
    Class A   .........................................        (2,021,840)         (1,428,431,391)                 (5,718,185)

                                           Net Increase         1,410,401              47,607,359                   4,183,248




                                                         Princor             Princor          Princor Tax-Exempt       Princor
                                                        High Yield       Tax-Exempt Bond        Cash Management       Utilities
                                                         Fund, Inc.         Fund, Inc.             Fund, Inc.         Fund, Inc.

  Year Ended October 31, 1995:
  Shares sold:
    Class A   .........................................   489,469          1,625,100             391,567,743            985,916
    Class B*   ........................................    78,379            293,841                  26,000            374,706
  Shares issued in reinvestment of dividends and distributions:
    Class A ...........................................   162,114            590,347               2,992,959            257,037
    Class B* ..........................................       812              4,276                     505              6,082
  Shares redeemed:
    Class A   .........................................  (275,812)        (2,897,205)           (374,409,156)        (1,355,492)
    Class B*   ........................................      (521)            (6,673)                 --                (19,084)

                                Net Increase (Decrease)   454,441           (390,314)             20,178,051            249,165



  Year Ended October 31, 1994:
  Shares sold:
    Class A   .........................................   514,435          3,702,350             266,977,052          3,178,133
  Shares issued in reinvestment of dividends and
   distributions:
    Class A   .........................................   143,233            739,643               1,689,093            232,342
  Shares redeemed:
    Class A   .........................................  (419,999)        (2,814,941)           (268,153,427)        (1,675,304)

                                           Net Increase   237,669          1,627,052                 512,718          1,735,171

   * Period from December 5, 1994 (December 8, 1994 -- Princor Cash Management Fund, Inc. and Princor Tax-Exempt Cash Management Fund, Inc.), date operations commenced through October 31, 1995.

Note 6 -- Line of Credit

The Income Funds have an unsecured line of credit with a bank which allows each fund to borrow up to $500,000. Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the bank's Fed Funds Unsecured Rate plus 100 basis points. Additionally, a commitment fee is charged at the annual rate of .25% on the unused portion of the line of credit. At October 31, 1995, the Income Funds had no outstanding borrowings under the line of credit.

SCHEDULES OF INVESTMENTS


INCOME FUNDS

PRINCOR BOND FUND, INC.

                                                    Principal
                                                     Amount         Value

Bonds (96.79%)

Air Transportation, Scheduled (1.54%)
   Federal Express Corp. 1994 Pass
     Through Cert., Series A310-A3;
     8.40%; 3/23/10                               $1,500,000   $ 1,685,988

Aircraft & Parts (1.03%)
   Textron, Inc. Medium-Term
     Notes, Series C;
     9.80%; 1/10/00                                  500,000       562,625
     9.55%; 3/19/01                                  500,000       569,730

                                                                 1,132,355
Auto & Home Supply Stores (0.46%)
   Pep Boys-Manny, Moe & Jack Notes;
      7.00%; 6/1/05                                  500,000       502,381

Beverages (1.02%)
   Joseph E. Seagram & Sons
     Guaranteed Debentures;
     8.38%; 2/15/07                                1,000,000     1,113,179

Business Credit Institutions (1.56%)
   Gatx Capital Corp. Medium-Term
     Notes, Series B; 9.50%; 1/10/02               1,500,000     1,716,150

Cable & Other Pay TV Services (2.26%)
   Tele-Communications, Inc. Notes;
     7.25%; 8/1/05                                 2,000,000     1,977,530
   Tele-Communications, Inc. Senior
     Debentures; 7.88%; 8/1/13                       500,000       497,284

                                                                 2,474,814
Cash Grains (2.65%)
   Aktiebolaget SKF Senior Notes;
     7.63%; 7/15/03                                2,500,000     2,601,952
   Dekalb Corp. Notes;
     10.00%; 4/15/98                                 300,000       301,125

                                                                 2,903,077
Combination Utility Services (1.74%)
   Pennsylvania Gas & Water Co.
     First Mortgage Bonds;
     8.38%; 12/1/02                                  500,000       528,126
   Public Service Electric & Gas
     Medium-Term Notes;
     8.16%; 5/26/09                                1,250,000     1,375,300

                                                                 1,903,426
Construction & Related
Machinery (1.12%)
   Caterpillar, Inc. Global Debentures;
     9.38%; 8/15/11                                1,000,000     1,232,089

Consumer Products (0.92%)
   RJR Nabisco Capital Corp. Senior
     Notes; 8.75%; 4/15/04                         1,000,000     1,012,500

Copper Ores (2.55%)
   Asarco, Inc. Debentures;
     7.88%; 4/15/13                               $1,500,000   $ 1,558,527
   Asarco, Inc. Notes; 7.38%; 2/1/03               1,200,000     1,233,161

                                                                 2,791,688
Crude Petroleum & Natural Gas (0.52%)
   Occidental Petroleum Corp.
     Medium-Term Notes;
      9.73%; 6/15/01                                 500,000       572,175

Department Stores (3.13%)
   Dillard Investment Co. Notes;
      9.25%; 5/1/97                                  200,000       209,458
   Harcourt General, Inc. Subordinated
      Notes; 9.50%; 3/15/00                          400,000       445,412
   Sears Roebuck Co.
     Medium-Term  Notes;
     9.05%; 2/6/12                                   500,000       585,540
     9.12%; 2/13/12                                1,000,000     1,177,810
   Sears Roebuck Co. Notes;
     8.55%; 8/1/96                                 1,000,000     1,019,256

                                                                 3,437,476
Drug Stores & Proprietary Stores (1.76%)
   Rite Aid Corp. Senior Debentures;
     6.88%; 8/15/13                                2,000,000     1,931,222

Eating & Drinking Places (1.18%)
   Marriott International Notes;
     6.75%; 12/15/03                               1,300,000     1,293,357

Electric Services (4.09%)
   Cleveland Electric Illuminating Co.
     First Mortgage Medium-Term
     Notes; 7.85%; 7/30/02                         1,500,000     1,458,405
   Ohio Edison Co. First Mortgage
     Bonds; 8.25%; 4/1/02                          2,000,000     2,120,048
   Toledo Edison Co. Debentures;
     8.70%; 9/1/02                                 1,000,000       909,499

                                                                 4,487,952
Fabricated Rubber Products,
NEC (1.59%)
   M. A. Hanna Co. Senior Notes;
     9.38%; 9/15/03                                1,500,000     1,744,348

Farm & Garden Machinery (1.50%)
   Tenneco, Inc. Notes;
     9.88%; 2/1/01                                   500,000       572,994
     7.88%; 10/1/02                                1,000,000     1,067,915

                                                                 1,640,909
Gas Production & Distribution (1.50%)
   Tennessee Gas Pipeline Co. Notes;
     9.25%; 5/15/96                                  400,000       403,750
   Transco Energy Co. Notes;
     9.38%; 8/15/01                                1,100,000     1,246,611

                                                                 1,650,361
General Government, NEC (3.90%)
   Ontario Hydro Debentures;
     7.45%; 3/31/13                                2,000,000     2,097,420
   Province of Saskatchewan, Canada
     Global Notes; 8.00%; 2/1/13                   2,000,000     2,181,240

                                                                 4,278,660
Gold & Silver Ores (1.14%)
   Placer Dome, Inc. Notes;
      7.13%;6/15/07                               $1,250,000   $ 1,250,087

Grain Mill Products (0.94%)
   Ralston Purina Co. Debenture;
      7.75%; 10/1/15                               1,000,000     1,031,920

Grocery Stores (1.04%)
   Food Lion, Inc.
     Medium-Term Notes;
     8.67%; 8/28/06                                1,000,000     1,136,480

Household Furniture (1.80%)
   Masco Corp. Debentures;
     7.13%; 8/15/13                                2,000,000     1,975,728

Industrial Inorganic Chemicals (3.12%)
   FMC Corp. Senior Notes;
     6.38%; 9/1/03                                   750,000       733,297
   Grace, (W.R.) & Co. Guaranteed
      Notes; 8.00%; 8/15/04                        2,500,000     2,693,419

                                                                 3,426,716
Iron Ores (0.69%)
   Cyprus Minerals Co. Notes;
     10.13%; 4/1/02                                  650,000       762,129

Machinery, Equipment,
& Supplies (0.23%)
   AAR Corp. Notes; 7.25%;10/15/03                   250,000       247,151

Metalworking Machinery (1.19%)
   Black & Decker Corp. Notes;
     7.00%; 2/1/06                                 1,300,000     1,300,586

Millwork, Plywood & Structural
Members (0.65%)
   Georgia-Pacific Corp. Debentures;
     9.50%; 12/1/11                                  600,000       716,765

Miscellaneous Chemical
Products (1.41%)
   Cabot Corp. Notes;
     10.25%; 12/15/97                                400,000       431,966
   Ferro Corp. Senior Debentures;
      7.63%; 5/1/13                                1,100,000     1,116,811

                                                                 1,548,777
Miscellaneous Equipment Rental
& Leasing (0.99%)
   McDonnell Douglas Finance Corp.
     Medium-Term Notes, Series 9;
     9.94%; 6/11/98                                1,000,000     1,088,980

Miscellaneous Investing (1.18%)
   Weingarten Realty Investors
     Medium-Term Notes;
     7.29%;5/23/05                                 1,250,000     1,290,487

Miscellaneous Metal Ores (1.04%)
   Cyprus Amax Minerals Notes;
     7.38%;5/15/07                                 1,100,000     1,136,004

Motion Picture Production
& Services (0.39%)
   Columbia Pictures Entertainment, Inc.
     Senior Subordinated Notes;
      9.88%; 2/1/98                                $ 400,000   $   431,242

Motor Vehicles & Equipment (2.11%)
   Ford Motor Co. Debentures;
     8.88%; 1/15/22                                1,000,000     1,186,439
   General Motors Corp. Global
     Medium-Term Notes;
     8.88%; 5/15/03                                1,000,000     1,126,840

                                                                 2,313,279
Newspapers (0.75%)
   News America Holdings, Inc.
     Guaranteed Senior Notes;
     8.50%;2/15/05                                   750,000       822,565

Paper Mills (8.55%)
   Boise Cascade Corp. Notes;
     9.90%; 3/15/00                                  500,000       560,506
     9.85%; 6/15/02                                1,000,000     1,146,330
   Bowater, Inc. Debentures;
     9.50%; 10/15/12                               1,000,000     1,210,729
     9.38%; 12/15/21                               1,500,000     1,834,570
   Champion International Corp. Notes;
     9.88%; 6/1/00                                   750,000       850,928
   Chesapeake Corp. Notes;
     9.88%; 5/1/03                                 1,000,000     1,182,301
     7.20%; 3/15/05                                  600,000       613,880
   James River Corp. Notes;
     6.70%; 11/15/03                               2,000,000     1,975,758

                                                                 9,375,002
Paperboard Mills (1.52%)
   Federal Paper Board Co., Inc.
     Debentures; 8.88%; 7/1/12                     1,500,000     1,664,116

Personal Credit Institutions (4.12%)
   Coastal Corp. Senior Notes;
     9.75%; 8/1/03                                 1,500,000     1,739,539
   General Motors Acceptance Corp.
     Global Notes; 8.50%; 1/1/03                   2,000,000     2,210,606
   Household Finance Corp. Senior
     Subordinated Notes;
      9.63%; 7/15/00                                 500,000       564,037

                                                                 4,514,182
Petroleum Refining (8.46%)
   Ashland Oil, Inc.
     Medium-Term Notes;
     7.71%; 5/11/07                                  500,000       531,705
     7.72%; 7/15/13                                1,000,000     1,039,030
     7.73%; 7/15/13                                  750,000       780,007
   Mapco, Inc. Medium-Term Notes;
     8.48%; 8/5/13                                 1,000,000     1,071,500
   Pennzoil Co. Debentures;
     10.13%; 11/15/09                              1,675,000     2,084,032
   Sun Co., Inc. Debentures;
     9.00%;11/1/24                                 2,000,000     2,362,376
   Sun Co., Inc. Notes; 7.13%; 3/15/04               300,000       306,601
   Ultramar Credit Corp. Guaranteed
     Notes  8.63%; 7/1/02                          1,000,000     1,103,583

                                                                 9,278,834
Photographic Equipment
& Supplies (0.97%)
   Xerox Corp. Notes; 9.63%; 9/1/97               $1,000,000   $ 1,063,109

Primary Nonferrous Metals (3.79%)
   Amax, Inc. Notes; 9.88%; 6/13/01                  900,000     1,007,909
   Reynolds Metals Co.
     Medium-Term Notes;
     8.22%; 5/30/07                                2,000,000     2,214,460
     7.65%; 2/4/08                                   875,000       930,781

                                                                 4,153,150
Pulp Mills (2.60%)
   ITT Rayonier, Inc. Notes;
     7.50%; 10/15/02                               1,875,000     1,941,508
   International Paper Co.
     Medium-Term  Notes;
     9.70%; 8/15/00                                  800,000       905,712

                                                                 2,847,220
Refrigeration & Service
Machinery (2.32%)
   Westinghouse Electric Corp.
     Debentures; 8.63%; 8/1/12                     1,000,000       993,783
   Westinghouse Electric Corp.
     Global Notes; 8.88%; 6/1/01                   1,500,000     1,548,652

                                                                 2,542,435
Rental of Railroad Cars (0.39%)
   General American Transportation
     Corp. Medium-Term Notes;
     10.65%; 11/14/97                                400,000       432,271

Sanitary Services (1.69%)
   Laidlaw, Inc. Notes;
     7.70%; 8/15/02                                1,000,000     1,052,908
   Laidlaw, Inc. Senior Notes;
     7.88%; 4/15/05                                  750,000       801,284

                                                                 1,854,192
Telephone Communication (1.48%)
   Sprint Corp. Notes; 8.13%; 7/15/02              1,500,000     1,626,639

Variety Stores (6.21%)
   Dayton-Hudson Corp. Debentures;
     9.25%; 8/15/11                                1,000,000     1,198,944
   Dayton-Hudson Corp.
     Sinking Fund Debentures;
     9.50%; 10/15/16                                 900,000       943,890
   K Mart Corp. Global Notes;
     8.13%; 12/1/06                                1,000,000       951,944
   K Mart Corp.
     Medium-Term Notes;
     7.55%; 7/27/04                                1,000,000       947,220
   Shopko Stores, Inc.
     Senior Notes;
     9.00%; 11/15/04                               2,500,000     2,770,027

                                                                 6,812,025


                                                 Total Bonds   106,146,178

Commercial Paper (1.74%)

Business Credit Institutions (1.00%)
   General Electric Capital Corp.;
     5.88%; 11/1/95                                $ 595,000   $   595,000
   John Deere Capital Corp.;
     5.75%; 11/7/95                                  500,000       499,521

                                                                 1,094,521
Crude Petroleum & Natural Gas (0.38%)
   Chevron Oil Finance Co.;
     5.71%; 11/3/95                                  415,000       414,868

Personal Credit Institutions (0.36%)
   Ford Motor Credit Co.;
     5.76%; 11/1/95                                  400,000       400,000


                                      Total Commercial Paper     1,909,389


                        Total Portfolio Investments (98.53%)   108,055,567

Cash, receivables and other assets, net of
   liabilities (1.47%)                                           1,613,937


                                  Total Net Assets (100.00%)  $109,669,504

PRINCOR CASH MANAGEMENT FUND, INC.

                                                    Principal
                                                      Amount         Value

Commercial Paper (95.10%)

Advertising (0.53%)
   Omnicom Finance, Inc.;
     LOC Swiss Bank Corp.;
     5.75%; 11/27/95                              $3,350,000   $ 3,336,088

Asset-Backed Securities (3.52%)
   Retailer Funding Corp.;
     5.75%; 11/14/95                               2,800,000     2,794,186
     5.75%; 11/17/95                               3,000,000     2,992,333
     5.75%; 11/21/95                               2,350,000     2,342,493
     5.75%; 11/27/95                               1,000,000       995,847
     5.75%; 12/1/95                                4,475,000     4,453,557
     5.73%; 12/5/95                                5,000,000     4,972,942
     5.73%; 12/8/95                                3,450,000     3,429,683

                                                                21,981,041
Business Credit Institutions (17.61%)
   American Express Credit Corp.;
     5.75%; 11/2/95                                2,500,000     2,499,601
     5.55%; 11/6/95                                3,900,000     3,896,994
     5.64%; 11/17/95                               3,660,000     3,650,826
     5.64%; 12/19/95                               2,300,000     2,282,704
     5.63%; 12/28/95                               2,350,000     2,329,052
     5.63%; 12/29/95                               2,500,000     2,477,324
     5.68%; 2/6/96                                 4,300,000     4,234,191
     5.65%; 3/7/96                                 2,800,000     2,744,191
     5.50%; 4/1/96                                 5,000,000     4,883,889
     5.58%; 5/28/96                                1,725,000     1,669,119
   CIT Group Holdings, Inc.;
     5.72%; 12/6/95                               $3,675,000   $ 3,654,563
     5.73%; 12/12/95                               3,475,000     3,452,323
     5.65%; 2/8/96                                 2,500,000     2,461,156
     5.65%; 2/13/96                                5,825,000     5,729,923
     5.65%; 2/14/96                                4,000,000     3,934,083
     5.56%; 2/16/96                                4,000,000     3,933,898
     5.65%; 2/29/96                                3,850,000     3,777,492
   General Electric Capital Corp.;
     5.75%; 11/10/95                               3,250,000     3,245,328
     5.70%; 11/13/95                               3,550,000     3,543,255
     5.64%; 12/27/95                               2,375,000     2,354,163
     5.58%; 1/29/96                                3,000,000     2,958,615
     5.59%; 3/1/96                                 3,000,000     2,943,634
     5.62%; 3/25/96                                2,750,000     2,687,751
     5.60%; 3/26/96                                1,500,000     1,465,933
   International Lease Finance Corp.;
     5.65%; 11/9/95                                4,000,000     3,994,978
     5.68%; 11/14/95                               3,850,000     3,842,103
     5.48%; 1/26/96                                  700,000       690,836
     5.66%; 2/7/96                                 3,900,000     3,839,909
   John Deere Capital Corp.;
     5.74%; 11/13/95                               2,750,000     2,744,738
     5.66%; 12/14/95                               5,250,000     5,214,507
     5.69%; 1/30/96                                4,000,000     3,943,100
     5.59%; 2/22/96                                4,000,000     3,929,814
     5.64%; 3/29/96                                5,000,000     4,883,283

                                                               109,893,276
Computer & Office
Equipment (0.88%)
   Pitney Bowes Credit Corp.;
     5.66%; 11/28/95                               4,000,000     3,983,020
     5.62%; 12/12/95                               1,500,000     1,490,399

                                                                 5,473,419
Drug Stores & Proprietary
Stores (0.20%)
   Melville Corp.; 5.73%; 11/27/95                 1,225,000     1,219,931

Electric Services (4.74%)
   AES Shady Point, Inc.; LOC
     Bank of Tokyo Ltd.;
     5.90%; 11/9/95                                5,000,000     4,993,445
     5.92%; 11/28/95                                 750,000       740,380
     5.84%; 12/1/95                                2,500,000     2,487,833
     5.90%; 1/18/96                                5,000,000     4,936,083
     5.90%; 1/19/96                                5,000,000     4,935,264
   CommEd Fuel Co., Inc.;
     LOC Credit Suisse;
     5.74%; 11/17/95                               1,775,000     1,770,472
     5.65%; 12/7/95                                3,275,000     3,256,496
   Transmission Agency-Northern
     California; LOC Industrial
     Bank of Japan Ltd.;
     5.80%; 11/17/95                               5,000,000     4,987,111
   Wisconsin Power & Light Co.;
     5.72%; 12/13/95                               1,500,000     1,489,990

                                                                29,597,074
Electronic Components &
Accessories (0.58%)
   SCI Systems, Inc.;
     LOC ABN-AMRO Bank NV;
     5.80%; 11/10/95                               3,600,000     3,594,780

Federal & Federally Sponsored
Credit (1.78%)
   Federal National Mortgage
     Association;
     5.50%; 4/29/96                               $5,550,000  $ 5,397,375
     5.58%; 8/9/96                                 4,000,000    3,825,160
   U.S. Government Treasury Bills;
     5.35%; 8/22/96                                2,000,000    1,912,319

                                                               11,134,854
Finance Services (4.87%)
   Mitsubishi International Corp.;
     5.68%; 11/6/95                                1,400,000    1,398,896
     5.70%; 11/7/95                                1,200,000    1,198,860
     5.59%; 11/10/95                               2,550,000    2,546,436
     5.75%; 11/14/95                               2,000,000    1,995,847
     5.74%; 11/15/95                               3,000,000    2,993,303
     5.70%; 1/10/96                                4,000,000    3,955,667
     5.77%; 1/24/96                                1,900,000    1,874,420
     5.63%; 1/31/96                                1,700,000    1,675,807
     5.76%; 1/31/96                                3,325,000    3,276,588
     5.70%; 2/9/96                                 6,000,000    5,905,000
     5.68%; 2/23/96                                2,000,000    1,964,027
     5.55%; 3/15/96                                1,650,000    1,615,659

                                                               30,400,510
Investment Offices (0.80%)
   Morgan Stanley Group Inc.;
     5.75%; 11/13/95                               5,000,000    4,990,417

Jewelry, Silverware, &
Plated Ware (1.44%)
   Jostens, Inc.
     5.70%; 11/15/95                               5,000,000    4,988,917
     5.75%; 11/15/95                               4,000,000    3,991,055

                                                                8,979,972
Life Insurance (4.71%)
   American General Corp.;
     5.65%; 12/7/95                                4,275,000    4,250,846
     5.72%; 12/12/95                               2,025,000    2,011,808
     5.68%; 12/13/95                               4,000,000    3,973,493
   Prudential Funding Corp.;
     Prudential Insurance Co.
     of America;
     5.47%; 11/22/95                               2,500,000    2,492,023
     5.54%; 11/29/95                               4,000,000    3,982,765
     5.45%; 12/18/95                               3,500,000    3,475,097
     5.45%; 12/21/95                               3,000,000    2,977,292
     5.45%; 12/22/95                               3,000,000    2,976,837
     5.65%; 12/28/95                               3,275,000    3,245,702

                                                               29,385,863
Miscellaneous Electrical Equipment
& Supplies (2.95%)
   General Electric Co.
     5.70%; 11/20/95                              2,450,000     2,442,630
     5.73%; 11/20/95                              4,825,000     4,810,408
     5.66%; 12/6/95                               4,000,000     3,977,989
     5.72%; 12/7/95                               4,175,000     4,151,119
     5.57%; 12/29/95                              3,050,000     3,022,630

                                                               18,404,776
Miscellaneous  Food & Kindred
Products (0.55%)
   Cargill, Inc.; 5.57%; 1/26/96                  3,500,000     3,453,429

Miscellaneous Investing (0.83%)
   MLTC Funding, Inc.; LOC
      Union Bank of Switzerland;
      5.75%; 11/30/95                            $5,200,000   $ 5,175,914

Motor Vehicles & Equipment (0.72%)
   Paccar Financial Corp.;
      5.68%; 11/2/95                              4,500,000     4,499,290

Personal Credit Institutions (21.12%)
   American General Finance Corp.;
     5.70%; 11/9/95                               4,600,000     4,594,173
     5.65%; 12/4/95                               4,250,000     4,227,989
     5.68%; 12/11/95                              5,000,000     4,968,444
   Associates Corp. of
     North America;
     5.72%; 11/6/95                               5,250,000     5,245,829
     5.68%; 11/7/95                               4,500,000     4,495,740
     5.65%; 12/6/95                               3,100,000     3,082,971
     5.67%; 12/8/95                               5,500,000     5,467,949
     5.69%; 12/27/95                              4,400,000     4,361,055
     5.66%; 2/26/96                               2,000,000     1,963,210
     5.69%; 2/27/96                               4,000,000     3,925,398
   Beneficial Corp.;
     5.65%; 11/20/95                              5,000,000     4,985,090
     5.63%; 11/27/95                              4,175,000     4,158,024
     5.65%; 12/15/95                              3,850,000     3,823,414
     5.70%; 1/29/96                               1,800,000     1,774,635
   Ford Motor Credit Co.;
     5.60%; 11/13/95                              2,800,000     2,794,773
     5.60%; 11/15/95                              4,000,000     3,991,289
     5.70%; 12/15/95                              2,950,000     2,929,448
     5.69%; 1/12/96                               2,300,000     2,273,826
     5.67%;  2/1/96                               3,675,000     3,621,749
     5.66%;  2/12/96                              2,250,000     2,213,564
     5.67%;  2/20/96                              5,000,000     4,912,588
   General Motors
     Acceptance Corp.;
     5.59%; 11/3/95                               3,500,000     3,498,913
     5.70%; 11/3/95                               2,300,000     2,299,272
     5.59%; 11/7/95                               2,950,000     2,947,252
     5.59%; 11/8/95                               2,000,000     1,997,826
     5.57%; 11/10/95                              3,000,000     2,995,823
     5.47%; 12/6/95                               3,225,000     3,207,849
     5.54%; 12/14/95                              3,575,000     3,551,343
     5.64%; 12/20/95                              5,000,000     4,961,617
     5.71%;  2/12/96                              3,400,000     3,344,454
     5.69%;  2/13/96                              1,800,000     1,770,412
   Household Finance Corp.;
     5.65%; 11/16/95                              3,460,000     3,451,855
     5.65%; 11/21/95                              4,500,000     4,485,875
     5.73%; 12/1/95                               3,900,000     3,881,377
   Norwest Financial, Inc.;
     5.68%; 11/1/95                               4,000,000     4,000,000
     5.68%; 11/21/95                              3,600,000     3,588,640
     5.67%; 12/8/95                               2,000,000     1,988,345

                                                              131,782,011
Real Estate Operators & Lessors (7.12%)
   Maguire/Thomas Partners
     Westlake/Southlake Partnership;
     LOC Sumitomo Bank Ltd.
     5.85%; 11/1/95                              $5,000,000   $ 5,000,000
     5.88%; 11/1/95                               2,000,000     2,000,000
     5.92%; 11/3/95                               7,000,000     6,997,698
     5.85%; 12/4/95                               5,500,000     5,470,506
     5.85%; 12/5/95                               5,000,000     4,972,375
     5.88%; 12/5/95                               1,175,000     1,168,480
     5.75%; 12/19/95                              5,000,000     4,961,667
   Towson Town Center, Inc.;
    LOC Mitsubishi Bank Ltd.
     5.77%; 11/17/95                              4,000,000     3,989,742
     5.82%; 11/20/95                              1,000,000       996,928
     5.85%; 11/22/95                              1,175,000     1,170,990
     5.85%; 12/5/95                               7,725,000     7,682,320

                                                               44,410,706
Security Brokers & Dealers (14.58%)
   Bear Stearns Cos., Inc.;
     5.71%; 11/15/95                              4,000,000     3,991,118
     5.72%; 11/16/95                              4,050,000     4,040,348
     5.71%; 12/1/95                               3,875,000     3,856,561
     5.71%; 12/13/95                              4,400,000     4,370,689
     5.63%; 12/15/95                              4,675,000     4,642,831
     5.72%; 1/11/96                               5,000,000     4,943,595
     5.70%; 1/12/96                               5,000,000     4,943,000
Goldman Sachs Group L.P.;
     5.68%; 11/16/95                              5,000,000     4,988,167
     5.73%; 11/21/95                              5,000,000     4,984,083
     5.60%; 2/14/96                               2,925,000     2,877,225
     5.64%; 2/23/96                               1,950,000     1,915,173
     5.52%; 3/14/96                               4,000,000     3,917,813
     5.63%; 4/9/96                                5,000,000     4,874,889
     5.63%; 4/11/96                               5,000,000     4,873,325
     5.60%; 4/19/96                               2,675,000     2,604,261
   Merrill Lynch & Co., Inc.;
     5.60%; 11/8/95                               3,500,000     3,496,189
     5.62%; 11/14/95                              4,000,000     3,991,882
     5.72%; 11/22/95                              1,325,000     1,320,579
     5.73%; 11/29/95                              3,000,000     2,986,630
     5.67%; 12/5/95                               4,000,000     3,978,580
     5.70%; 12/7/95                               4,800,000     4,772,640
     5.70%; 12/8/95                               3,250,000     3,230,960
     5.67%; 2/28/96                               3,100,000     3,041,898
     5.67%; 2/29/96                               2,400,000     2,354,640

                                                               90,997,076
Subdividers & Developers (0.98%)
   Hartz 667 Commercial Paper Corp.;
     LOC Mitsubishi Bank Ltd.;
     5.85%; 11/6/95                               2,150,000     2,148,253
     5.85%; 11/9/95                               4,000,000     3,994,800

                                                                6,143,053
Telephone Communication (0.44%)
   Ameritech Corp.;
     5.60%; 11/9/95                               1,500,000     1,498,133
     5.75%; 11/9/95                               1,250,000     1,248,403

                                                                2,746,536
Tires & Inner Tubes  (4.15%)
   Bridgestone/Firestone, Inc.;
     LOC Sumitomo Bank Ltd.;
     5.92%; 11/3/95                               2,525,000     2,524,169
     5.82%; 11/22/95                              2,775,000     2,765,579
     5.77%; 11/29/95                             $2,650,000   $ 2,638,107
     5.77%; 12/1/95                               3,000,000     2,985,575
     5.82%; 12/27/95                              3,000,000     2,972,840
     6.07%; 1/18/96                               2,000,000     1,973,697
   Bridgestone/Firestone, Inc.;
     LOC DAI-ICHI
     Kangyo Bank Ltd.;
     5.85%; 11/13/95                              1,300,000     1,297,465
     5.85%; 11/28/95                              2,800,000     2,787,715
     5.81%; 12/4/95                               4,000,000     3,978,697
     5.82%; 12/18/95                              2,000,000     1,984,803

                                                               25,908,647
Bank Notes (3.77%)

Commercial Banks (3.77%)
   Lasalle National Bank;
     5.60%; 11/8/95                               3,000,000     3,000,000
     5.71%; 11/28/95                              3,000,000     3,000,000
     5.75%; 11/30/95                              4,000,000     4,000,000
     7.59%; 12/28/95                              1,000,000     1,000,000
     5.81%; 6/25/96                               3,000,000     3,000,000
     5.75%; 7/8/96                                3,000,000     3,000,000
     5.77%; 7/25/96                               3,000,000     3,000,000
     5.75%; 8/26/96                               1,500,000     1,500,000
     5.72%; 8/30/96                               2,000,000     2,000,000

                                                               23,500,000


                        Total Portfolio Investments (98.87%)  617,008,663

Cash, receivables and other assets, net of
    liabilities (1.13%)                                         7,063,352


                                  Total Net Assets (100.00%) $624,072,015


PRINCOR GOVERNMENT SECURITIES INCOME
FUND, INC.


      Description of Issue                   Principal
  Type        Rate       Maturity             Amount          Value

Government National Mortgage Association (GNMA)
Certificates (99.17%)

GNMA I       6.00%   10/15/23-3/15/24      $20,503,962    $ 19,463,797
GNMA I       6.50    9/15/23-10/15/25       46,444,296      45,191,229
GNMA I       7.00    10/15/22-12/15/23      66,797,021      66,384,215
GNMA I       7.25    9/15/25                 3,605,707       3,610,467
GNMA I       7.50    4/15/17-8/15/24        61,430,532      62,331,042
GNMA I       8.00    8/15/16-8/15/25        39,817,432      41,155,361
GNMA I       8.50    1/15/17-1/15/25        16,686,482      17,435,236
GNMA I       9.00    11/15/22                1,765,170       1,857,735
GNMA II M    6.00    1/20/24-9/20/25         3,053,674       2,868,224
GNMA II M    6.50    9/20/25                   999,132         964,682
GNMA GPM     9.00    3/15/09-10/15/09        2,239,566       2,354,344

                                  Total GNMA Certificates  263,616,332

Federal Agency Short-Term Obligations (0.33%)

   Federal Home Loan Mortgage Corporation;
     5.82%; 11/1/95                       $    885,000    $    885,000

                     Total Portfolio Investments (99.50%)  264,501,332

Cash, receivables and other assets, net of
   liabilities (0.50%)                                       1,326,175


                               Total Net Assets (100.00%) $265,827,507

PRINCOR HIGH YIELD FUND, INC.

Bonds (92.79%)


                                                  Principal
                                                    Amount         Value


Agricultural Chemicals (3.02%)
   IMC Fertilizer Group, Inc. Senior
     Debentures; 9.45%; 12/15/11                   $700,000    $  726,250

Aircraft & Parts (2.55%)
   Rohr Industries, Inc. Subordinated
     Debentures; 9.25%; 3/1/17                      700,000       612,500
Blast Furnace & Basic Steel
Products (2.98%)
   Ivaco Senior Notes;
     11.50%; 9/15/05                                350,000       346,938
   Weirton Steel Corp. Senior Notes;
     10.75%; 6/1/05                                 400,000(a)    368,000

                                                                  714,938
Broadwoven Fabric Mills, Cotton (2.87%)
   J.P. Stevens & Co., Inc. Sinking
     Fund Debentures; 9.00%; 3/1/17                 700,000       689,500

Cable & Other Pay TV Services (3.06%)
   Jones Intercable, Inc. Senior Notes;
     9.63%; 3/15/02                                 700,000       735,875

Cogeneration - Small Power
Producer (1.50%)
   California Energy Co., Inc. Limited
     Resource Senior Secured Notes;
     9.88%; 6/30/03                                 350,000       360,937

Communications Equipment (2.61%)
   Rogers Cantel Mobile, Inc. Senior
     Secured Guaranteed Notes;
     10.75%; 11/1/01                                600,000       627,000

Computer & Data Processing
Services (3.14%)
   Tenet Heathcare Corp. Senior
     Subordinated Notes;
     10.13%; 3/1/05                                 700,000       754,250

Computer & Office Equipment (3.22%)
   Dell Computer Corp. Senior Notes;
     11.00%; 8/15/00                               $700,000    $  773,500

Consumer Products (2.50%)
   RJR Nabisco, Inc. Senior Notes;
     8.75%; 8/15/05                                 600,000       600,000

Electric Services (2.53%)
   Tucson Electric Power Co. First
     Mortgage Bonds;
     8.50%; 11/1/99                                 600,000       607,844

Engines & Turbines (2.77%)
   Outboard Marine Debentures;
     9.13%; 4/15/17                                 700,000       665,000

Ferroalloy Ores, Except
Vanadium (2.10%)
   Geneva Steel Co. Senior Notes;
     9.50%; 1/15/04                                 700,000       505,750

Forest Products (2.91%)
   Doman Industries Ltd.
     Senior Notes; 8.75%; 3/15/04                   700,000       697,508

Fuel Dealers (2.67%)
   Petroleum Heat & Power Co., Inc.
     Subordinated Notes;
     10.13%; 4/1/03                                 700,000       642,250

General Government, NEC (2.12%)
   Republic of Argentina
     Global Bonds; 8.38%; 12/20/03                  700,000       509,250

Groceries & Related Products (5.95%)
   Fleming Cos., Inc. Senior Notes;
     10.63%; 12/15/01                               700,000       736,750
   Rykoff-Sexton, Inc. Senior
     Subordinated  Notes;
     8.88%; 11/1/03                                 700,000       693,000

                                                                1,429,750
Grocery Stores (7.99%)
   Dominick's Finer Foods, Inc.
     Senior Subordinated Notes;
     10.88%; 5/1/05                                 700,000       736,750
   Ralph's Grocery Co. Senior
     Subordinated Notes;
     11.00%; 6/15/05                                700,000       679,000
   Stater Brothers Holdings,  Inc.
     Senior  Notes; 11.00%; 3/01/01                 500,000       502,500

                                                                1,918,250
Hotels & Motels (5.72%)
   Bally's Grand, Inc. First Mortgage
     Notes; 10.38%; 12/15/03                       $700,000    $  700,000
   John Q. Hammons Hotels, L.P. &
     Finance Corp. First Mortgage
     Notes; 8.88%; 2/15/04                          700,000       675,500

                                                                1,375,500
Knitting Mills (3.00%)
   Tultex Corp. Senior Notes;
     10.63%; 3/15/05                                700,000       721,000

Miscellaneous Amusement, Recreation
Service (1.42%)
   Rio Hotel & Casino, Inc. Senior
     Subordinated Notes;
     10.63%; 7/15/05                                350,000       341,250

Miscellaneous Converted Paper
Products (1.22%)
   Drypers Corp. Senior Notes;
     12.50%; 11/1/02                                700,000       294,000

Miscellaneous Plastics Products,
NEC (4.13%)
   Congoleum Corp. Senior Notes;
     9.00%; 2/1/01                                  700,000       686,000
   Plastic Containers, Inc.
     Senior Secured Notes;
     10.75%; 4/1/01                                 300,000       307,500

                                                                  993,500
Motor Vehicles & Equipment (2.86%)
   Lear Seating Corp. Subordinated
     Notes; 8.25%; 2/1/02                           700,000       687,750

Petroleum Refining (3.04%)
   Crown Central Petroleum Corp.
     Senior  Notes; 10.88%; 2/1/05                  700,000       729,750

Pulp Mills (2.84%)
   Magnetek, Inc. Senior Subordinated
     Debentures; 10.75%; 11/15/98                   650,000       682,500

Radio, Television, & Computer
Stores (2.89%)
   CompUSA, Inc. Senior Subordinated
     Notes; 9.50%; 6/15/00                          700,000       695,625

Soap, Cleaners, & Toilet Goods (3.09%)
   Coty, Inc. Senior Subordinated
     Notes; 10.25%; 5/1/05                          700,000       742,000

Telephone Communication (6.09%)
   Paging Network, Inc.
     Senior Debentures;
     8.88%; 2/1/06                                  700,000       700,000
   Rogers Cablesystems Ltd. Senior
     Secured Second Priority Notes;
     9.63%; 8/1/02                                  750,000       763,125

                                                                1,463,125


                                                Total Bonds    22,296,352

Commercial Paper (4.39%)

Business Credit Institutions (2.48%)
   General Electric Capital Corp.;
     5.88%; 11/1/95                                $595,000    $  595,000

Crude Petroleum & Natural Gas (1.91%)
   Chevron Oil Finance Corp.;
     5.71%; 11/2/95                                 460,000       459,927

                                     Total Commercial Paper     1,054,927

                       Total Portfolio Investments (97.18%)    23,351,279

Cash, receivables and other assets, net of
   liabilities (2.82%)                                            677,534

                                 Total Net Assets (100.00%)   $24,028,813


(a)  Restricted security - See Note 4 to the financial statements.

PRINCOR TAX-EXEMPT BOND FUND, INC.

                                                  Principal
                                                    Amount         Value


Long-Term Tax-Exempt Bonds (96.95%)

Alabama (2.73%)
   Courtland, Alabama IDB IDR Series A
     Bonds for Champion International;
     7.20%; 12/1/13                              $3,815,000   $ 4,153,581
   Courtland, Alabama IDB Solid Waste
     Disposal Rev. Bonds for Champion
     International Corp. Project;
     7.00%; 6/1/22                                  800,000       841,000
                                                                4,994,581
Alaska (1.61%)
   Valdez, Alaska Terminal Rev. Ref. Bonds,
     BP Pipelines, Inc. Project, Series C;
     5.65%; 12/1/28                               3,100,000     2,945,000

Arizona (2.67%)
   Navajo County Arizona Pollution Control
     Corp. Rev. Ref. Bonds, Arizona Public
     Service Co., Series 1993A;
     5.88%; 8/15/28                               5,100,000     4,896,000

Arkansas (2.67%)
   City of Blytheville, Arkansas Solid Waste
     Recycling & Sewer Treatment Rev.
     Bonds, Series 1992, Nucor Corp.
     Project; 6.90%; 12/1/21                      4,610,000     4,892,363

California (1.91%)
   ABAG Finance Authority for Nonprofit
     Corp., Cert.of Participation,
     Stanford University Hospital;
     5.00%; 11/1/04                                 750,000       728,438
     5.50%; 11/1/13                               1,250,000     1,198,437
     5.25%; 11/1/20                               1,750,000     1,570,625

                                                                3,497,500
Colorado (2.83%)
   City & County of Denver, Colorado, Airport
     System Rev. Bonds, Series 1991D;
     7.75%; 11/15/13                             $3,185,000   $ 3,754,319
   Colorado Health Fac. Authority Rev. Bonds
     for Sisters of Charity Healthcare
     Systems, Series 1994; 5.25%; 5/15/14         1,500,000     1,428,750

                                                                5,183,069
Georgia (3.27%)
   Coweta County, Georgia Dev. Authority
     Pollution Control Rev. Bonds,
     Georgia Power Co., Yates Project;
     6.00%; 3/1/18                                2,500,000     2,509,375
   Fulco, Georgia, Hospital Authority Rev.
     Anticipation Cert. for St. Joseph's
     Hospital of Atlanta, Inc.; 5.50%; 10/1/14    2,000,000     1,857,500
   Municipal Electric Authority of Georgia
     Power Rev. Bonds, Series R;
     7.30%; 1/1/09                                1,505,000     1,623,519

                                                                5,990,394
Illinois (16.77%)
   Chicago, Illinois O'Hare International
     Airport Special Fac. Rev. Bonds for
     American Airlines, Inc. Project-A;
     7.88%; 11/1/25                               6,010,000     6,453,238
   City of Chicago, Illinois Adj. Rate Gas
     Supply Rev. Bonds, Series 1985A,
     Peoples Gas Light & Coke Project;
     6.88%; 3/1/15                                3,800,000     4,123,000
   Illinois Dev. Financial Authority Pollution
     Control Rev. Bonds for Illinois
     Power Co.; 7.63%; 12/1/16                    2,050,000     2,178,125
   Illinois Health Fac. Authority for Sarah Bush
     Lincoln Health Center Area E-7 Hospital
     Association Bonds, Series 1987;
     7.20%; 4/1/01                                  150,000       157,312
     7.38%; 4/1/17                                  850,000       881,875
   Illinois Health Fac. Authority Ref. Rev.
     Bonds for OSF Healthcare System;
     6.00%; 11/15/10                                500,000       500,625
     6.00%; 11/15/13                                500,000       492,500
     6.00%; 11/15/23                                735,000       712,950
   Illinois Health Fac. Authority Ref. Rev.
     Bonds for OSF Healthcare System,
     Series 1993; 5.75%; 11/15/07                 1,600,000     1,608,000
   Illinois Health Fac. Authority Rev. Bonds
     for Sarah Bush Lincoln Health
     Center, Series 1992;
     7.25%; 5/15/12                               2,950,000     3,079,062
     7.25%; 5/15/22                               1,515,000     1,569,919
   Illinois Health Fac. Authority Rev. Bonds
     for South Suburban Hospital,
     Series 1992;
     7.00%; 2/15/09                                 500,000       525,625
     7.00%; 2/15/18                               1,250,000     1,312,500
   Illinois Health Fac. Authority Rev. Bonds,
     Northwestern Memorial Hospital,
     Series 1994A;
     5.60%; 8/15/06                                 500,000       509,375
     5.75%; 8/15/08                                 615,000       624,225
     5.80%; 8/15/09                                 840,000       846,300
     6.10%; 8/15/14                               1,000,000     1,017,500
   Illinois Health Fac. Authority Rev. Ref.
     Bonds for Advocate Healthcare,
     Series A; 6.75%; 4/15/12                    $2,000,000   $ 2,077,500
   Regional Transportation Authority,
     Illinois General Obligation Bonds,
     Series 1994A; 6.25%; 6/1/15                  2,000,000     2,057,500

                                                               30,727,131
Indiana (6.51%)
   City of Mount Vernon, Indiana, Pollution
     Control Rev. Bonds, for Southern
     Indiana Gas  & Electric Co. Project,;
     7.25%; 3/1/14                                  700,000       770,000
   City of Petersburg, Indiana, Pollution
     Control Rev. Bonds, for Indianapolis
     Power & Light Co. Project,
     Series 1993A; 6.10%; 1/1/16                  4,000,000     4,085,000
   Indiana Health Fac. Financing Authority
     Hospital Rev. Ref. Bonds, Welborn
     Memorial Baptist Hospital, Series 1993;
     5.63%; 7/1/23                                1,860,000     1,708,875
   Lawrenceburg, Indiana Pollution Control
     Rev. Ref. Bonds, Indiana Michigan
     Power Co. Project,
     Series D; 7.00%; 4/1/15                      1,000,000     1,061,250
     Series E; 5.90%; 11/1/19                     3,220,000     3,099,250
   Warrick County, Indiana Environmental
     Improvement Rev. Bonds, Southern
     Indiana Gas & Electric, Series 1993B;
     6.00%; 5/1/23                                1,190,000     1,203,388

                                                               11,927,763
Iowa (4.86%)
   Chillicothe, Iowa Pollution Control Rev.
     Bonds for Iowa Southern Utilities Co.,
     Series 1977; 5.95%; 2/1/07                     500,000       500,500
   City of Muscatine, Iowa, Electric Rev.
     Ref. Bonds, Series 1986;
     6.00%; 1/1/06                                  160,000       160,126
     5.00%; 1/1/07                                1,665,000     1,581,750
   Eddyville, Iowa, IDR Ref. Bonds,
     Cargill, Inc. Project; 5.63%; 12/1/13        1,000,000(a)    980,000
   Iowa Finance Authority Hospital Fac.
     Ref. Rev. Bonds for Jennie
     Edmundson Memorial Hospital;
     7.40%; 11/1/06                                 550,000       590,563
     7.65%; 11/1/16                               4,900,000     5,089,875

                                                                8,902,814
Kentucky (1.01%)
   City of Ashland, Kentucky Sewage and
     Solid Waste Rev. Bonds for Ashland,
     Inc. Project, Series 1995; 7.13%; 2/1/22       750,000       795,938
   City of Ashland, Kentucky, Solid Waste
     Rev. Bonds for Ashland Oil, Inc.
     Project, Series 1991; 7.20%; 10/1/20         1,000,000     1,058,750

                                                                1,854,688
Louisiana (1.14%)
   St. Charles Parish, Louisiana Pollution
     Control Rev. Bonds for Louisiana
     Power & Light Co. Project;
      7.50%; 6/1/21                              $1,950,000   $ 2,081,625

Maine (2.41%)
   Skowhegan, Maine, Pollution Control
     Rev. Ref. Bonds for Scott Paper
     Co. Project, Series 1993;
     5.90%; 11/1/13                               4,450,000     4,416,625

Michigan (1.31%)
   Michigan State Hospital Financing
     Authority Hospital Rev. Bonds for
     Detroit Medical Center, Series 1993B;
     5.75%; 8/15/13                                 600,000       578,250
     5.50%; 8/15/23                               2,000,000     1,820,000

                                                                2,398,250
Minnesota (1.61%)
   City of Bass Brook, Minnesota, Pollution
     Control Rev. Ref. Bonds for Minnesota
     Power & Light Project; 6.00%; 7/1/22         3,000,000     2,947,500

Missouri (2.26%)
   Missouri State Environmental
     Improvement & Energy Authority
     Rev. Bonds, Union Electric Co.,
     Series 1993; 5.45%; 10/1/28                  2,050,000     1,914,187
   Missouri State Health & Educational
     Fac. Authority Health Fac. Rev., BJC
     Health System, Series 1994A;
      6.75%; 5/15/12                              2,000,000     2,220,000

                                                                4,134,187
Montana (1.09%)
   Forsyth, Montana, Pollution Control Rev.
     Ref. Bonds, Montana Power Co.,
     Colstrip Project, Series 1993A;
     6.13%; 5/1/23                                2,000,000     2,005,000

Nebraska (1.98%)
   Nebraska Public Power Dist. Power
     Supply System Rev. Bonds;
     5.30%; 1/1/02                                1,000,000     1,033,750
     5.40%; 1/1/03                                1,500,000     1,558,125
     5.50%; 1/1/04                                1,000,000     1,043,750

                                                                3,635,625
Nevada (2.08%)
   Clark County, Nevada, IDR Ref. Bonds,
     Nevada Power Co. Project,
     Series 1992C; 7.20%; 10/1/22                 3,600,000     3,807,000

New Mexico (1.14%)
   City of Lordsburg, New Mexico,
     Pollution Control Rev. Bonds
     for Phelps Dodge Corp. Project;
      6.50%; 4/1/13                               2,000,000     2,090,000

North Carolina (3.85%)
   Martin County, North Carolina Industrial
     Fac. & Pollution Control Finance
      Authority Solid Waste Rev. Bonds,
     Weyerhaeuser; 6.80%; 5/1/24                  3,750,000     3,937,500
   North Carolina Medical Care Hospital
     Rev. Bonds for Rex Hospital Project;
     6.13%; 6/1/10                                1,700,000     1,734,000
   North Carolina Municipal Power Agency
     Catawba Electric Rev. Bonds;
     6.00%; 1/1/15                               $1,400,000   $ 1,373,750

                                                                7,045,250
North Dakota (1.14%)
   Mercer County, North Dakota, Pollution
     Control Rev. Bonds, Ottertail Power
     Co. Project, Series 1991; 6.90%; 2/1/19      1,950,000     2,096,250

Ohio (4.97%)
   Cuyahoga County, Ohio, Hospital Rev.
     Bonds for Meridia Health Systems,
     Series 1991;
     7.25%; 8/15/19                               1,445,000     1,551,569
     7.00%; 8/15/23                                 250,000       266,250
   Lorain County, Ohio Hospital Ref. Bonds,
     Humility Mary Health Care, Series A;
     5.90%; 12/15/08                              2,270,000     2,349,450
   Ohio Air Quality Dev. Rev. Bonds,
     Columbus Southern Power Co. Project,
     Series 1985B; 6.25%; 12/1/20                 4,900,000     4,930,625

                                                                9,097,894
Oklahoma (1.38%)
   Midwest City, Oklahoma Memorial
     Hospital Authority Rev. Ref. Bonds;
     7.50%; 7/1/14                                  200,000       206,250
   Tulsa Industrial Authority Rev. Bonds,
     St. John Medical Center Project,
     Series 1994;
     6.25%; 2/15/14                               1,280,000     1,308,800
     6.25%; 2/15/17                               1,000,000     1,018,750

                                                                2,533,800
South Carolina (1.05%)
   York County, South Carolina Exempt Fac.
     Industrial Rev. Bonds for Hoechst
     Celanese Project, Series 1994;
     5.70%; 1/1/24                                2,000,000     1,922,500

South Dakota (0.58%)
   Pennington County, South Dakota
     Pollution Control Rev. Ref. Bonds
     for Black Hills Power & Light Co.
     Project; 6.70%; 6/1/10                       1,000,000     1,071,250

Texas (5.39%)
   Brazos River Authority, Texas, Pollution
     Control Rev. Bonds for Houston
     Lighting & Power;
     8.25%; 5/1/15                                  820,000       894,825
     7.75%; 10/1/15                                 855,000       930,881
     8.25%; 5/1/19                                  500,000       545,625
   Guadalupe-Blanco Riv Authority,
     Texas, Industrial Dev. Corp.
     Pollution  Control Rev. E I Du Pont
     1982 Series A; 6.35%;7/1/22                  2,500,000     2,603,125
     Matagorda County, Texas, Navigational
     District No. 1 Pollution Control Rev.
     Bonds for Central Power & Light Co.;
     7.50%; 12/15/14                              2,585,000     2,846,731
     6.00%; 7/1/28                                1,000,000     1,003,750
   Tarrant County, Texas, Health Fac. Dev.
     Corp. Harris Methodist Health System
     Rev. Bonds; 5.90%; 9/1/06                    1,000,000     1,047,500

                                                                9,872,437
Utah (0.78%)
   Intermountain Power Agency, Utah
     Power Supply, Rev. Ref. Bonds,
     Series 1993A; 5.50%; 7/1/20                 $1,500,000   $ 1,432,500

Virginia (3.81%)
   Arlington County, Virginia, IDA
     Hospital Fac. Rev. Ref. Bonds,
     Arlington Hospital, Series 1993;
     5.00%; 9/1/21                                2,715,000     2,358,656
   Chesapeake, Virginia Industrial Dev.
     Authority Rev. Ref. Bond for Cargill,
     Inc.Project .; 5.88%; 3/1/13                 1,410,000     1,411,763
   Penninsula Ports Authority of  Virgina,
     Dominion Terminal Associates
     Project - The Pittson Co.;7.38;6/1/20        3,000,000     3,213,750

                                                                6,984,169
Washington (4.51%)
   City of Seattle, Washington Municipal
     Light and Power Rev. Bonds;
     1993; 5.10%; 11/1/05                         1,950,000     1,984,125
     1994; 6.63%; 7/1/16                          1,000,000     1,075,000
   Pilchuck Dev. Public Corp., State of
     Washington, Special Fac. Airport
     Rev. Bonds, Series 1993, Tramco, Inc.
     Project for BF Goodrich;
      6.00%; 8/1/23                               3,155,000     3,009,081
   Washington Health Care Fac. Authority
     Rev. Bond; Series 1989 Sisters of
     Providence; 7.88%;10/1/10                    2,000,000     2,187,500

                                                                8,255,706
West Virginia (6.52%)
   Marshall County, West Virginia,
     Pollution Control Rev. Bonds
     for Ohio Power Co. Project;
     Series C; 6.85%; 6/1/22                      1,200,000     1,279,500
     Series D; 5.90%; 4/1/22                      4,500,000     4,567,500
   Pleasant County, West Virgina
     Pollution Control Rev. Bonds
     for Potomac Edison Co.;
      6.15%; 5/1/15                               2,000,000      2,032,500
   Putnam County, West Virginia,
     Pollution Control Rev. Bonds for
     Appalachian Power Co. Project,
     Series C; 6.60%; 7/1/19                      3,875,000      4,059,062

                                                                11,938,562
Wisconsin (1.11%)
   Wisconsin Health & Educational Fac.
     Authority Rev. Bonds; Series 1995;
     Franciscan Skemp Medical Center, Inc.;
     5.88%;11/15/10                               1,000,000      1,017,500
     6.13%;11/15/15                               1,000,000      1,016,250

                                                                 2,033,750

                        Total Portfolio Investments (96.95%)   177,611,183

Cash, receivables and other assets, net of
   liabilities (3.05%)                                           5,590,240


                                  Total Net Assets (100.00%)  $183,201,423

(a)  Restricted security - See Note 4 to the financial statements.

PRINCOR TAX-EXEMPT CASH MANAGEMENT
FUND, INC.

                                                   Principal
                                                     Amount         Value


Short-Term Tax-Exempt Bonds (101.21%)

Alabama (1.30%)
   City of  Stevenson, Alabama, IDB,
     Improvement Rev. Bonds, The Mead
     Corp., Series 1986; LOC Credit Suisse;
     3.90%; 11/1/95*; 11/1/16                     $1,300,000   $ 1,300,000

Alaska (5.22%)
   Alaska Industrial Dev. & Export Authority,
     IDB Current Ref. Bonds, Series
     1988A; LOC Security Pacific
     Bank Washington;
     Lot #2; 4.20%; 11/1/95*; 7/1/97                  80,000        80,000
     Lot #3; 4.20%; 11/1/95*; 7/1/97                 505,000       505,000
     Lot #5; 4.20%; 11/1/95*; 7/1/98               1,495,000     1,495,000
     Lot #6; 4.20%; 11/1/95*; 7/1/01               1,485,000     1,485,000
     Lot #7; 4.20%; 11/1/95*; 7/1/01                 170,000       170,000
     Lot #8; 4.20%; 11/1/95*; 7/1/05                 185,000       185,000
     Lot #9; 4.20%; 11/1/95*; 7/1/05                 250,000       250,000
     Lot #12; 4.20%; 11/1/95*; 7/1/12              1,040,000     1,040,000

                                                                 5,210,000
Arizona (1.30%)
   Chandler County, Arizona, IDA, F/R
     Monthly IDR, Parsons Municipal
     Services, Series 1983; LOC
     National Westminster;
     3.90%; 11/15/95*; 12/15/09                    1,300,000     1,300,000

California (3.02%)
   County of Los Angeles, California,
     1995-96 Tax & Rev. Anticipation
      Notes; 4.50%; 7/1/96                         3,000,000     3,014,055

Colorado (1.00%)
   Adams County, Colorado, IDR Bonds,
     City View Park Project, Series
     1985; LOC Barclays Bank;
      3.95%; 11/1/95*; 12/1/15                       300,000       300,000
   Arapahoe County, Colorado, F/R
      Monthly IDR, Beckett
     Aviation, Inc., Series; 1983
     LOC Barclays Bank;
     3.81%; 11/15/95*; 5/15/13                       600,000       600,000
   City of Thornton, Colorado, F/R
     Monthly IDR, Service Merchandise
     Co., Inc., Series 1984; LOC
     Industrial Bank of  Japan;
     3.80%; 11/15/95*; 12/15/99                      100,000       100,000

                                                                 1,000,000
Florida (4.30%)
   Florida Housing Finance Agency,
     F/R Monthly MF Rev's., Water
     Apt. Project,  Series 1984A;
     LOC Wells Fargo;
     4.00%; 11/1/95*; 4/1/07                       1,700,000     1,700,000
   Florida Housing Finance Agency,
     F/R Monthly MF Rev's., Webb
     Road 1 Apt. Project, Series 1984;
     LOC Wells  Fargo;
     4.00%; 11/1/95*; 4/1/07                      $1,000,000   $ 1,000,000
   Florida Housing Finance Agency,
     F/R Monthly MF Rev's., Webb
     Road 2 Apt. Project; Series
     1984C; LOC Wells  Fargo;
      4.00%; 11/1/95*; 4/1/07                      1,600,000     1,600,000

                                                                 4,300,000
Georgia (8.48%)
   Burke County, Georgia, Dev. Authority, Adj.
     Tender Pollution Control Rev. Bonds,
     Ogelthorpe Power Corp., Vogtle Project,
     Series 1992A; LOC Credit Suisse;
     3.05%; 11/1/95**; 1/1/25                        300,000       300,000
     3.40%; 11/3/95**; 1/1/25                        600,000       600,000
     3.65%; 11/6/95**; 1/1/25                        500,000       500,000
     3.60%; 11/14/95**; 1/1/25                       500,000       500,000
     3.65%; 11/16/95**; 1/1/25                       450,000       450,000
     3.70%; 11/21/95**; 1/1/25                       350,000       350,000
     3.60%; 11/29/95**; 1/1/25                       700,000       700,000
     3.60%; 12/12/95**; 1/1/25                       300,000       300,000
     3.80%; 1/17/96**; 1/1/25                        400,000       400,000
     3.60%; 1/22/96**; 1/1/25                        600,000       600,000
     3.60%; 2/5/96**; 1/1/25                         350,000       350,000
   Fulton County, Georgia, Housing Authority,
     Municipal Housing Rev. Bonds, Series
     1986A; LOC Sumitomo Bank Ltd.;
     4.30%; 11/1/95*; 8/1/16                       2,725,000     2,725,000
   Hapeville, Georgia, Dev. Authority, Adj.
     Tender IDR Bonds, Hapeville Hotel Ltd.
     Partnership Project, Series 1985;
     LOC Swiss Bank Corp.;
     4.10%; 11/1/95*; 11/1/15                        700,000       700,000

                                                                 8,475,000
Illinois (6.78%)
   Chicago, Illinois, Cook County CSX Beckett
     Aviation, Inc., F/R Monthly Airport
     Rev. Bonds; LOC Barclays Bank;
     3.81%; 11/15/95*; 12/15/14                    1,000,000     1,000,000
   City of Burbank, Illinois, F/R Monthly IDR,
     Service Merchandise Co., Inc., Series
     1984; LOC Pittsburgh National Bank;
     3.80%; 11/15/95*; 9/15/24                     2,100,000     2,100,000
   City of Chicago General Obligation
     Tender Notes, Series 1995A; LOC
      Morgan Guaranty;
     4.60%; 11/1/95**; 10/31/96                    1,270,000     1,270,000
     3.75%; 5/1/96**; 10/31/96                     1,000,000     1,000,000
   City of Naperville, Illinois, Economic Dev.
     Rev. Bonds, Service Merchandise Co.,
     Inc.; LOC Pittsburgh National Bank;
     3.80%; 11/15/95*; 11/30/24                    1,400,000     1,400,000

                                                                 6,770,000
Iowa (4.62%)
   Iowa Higher Education Loan Authority Fac.;
     Rev. Bonds; Series 1995;
     LOC Norwest Bank Minnesota;
      3.90%; 11/2/95*; 2/1/05                      2,200,000     2,200,000
   Iowa School Corp. Warrant Cert. 1995-96
      Series A; Guaranteed By Capital
      Guaranty; 4.75%; 6/28/96                     2,000,000     2,011,357
   City of Storm Lake, Iowa; Private College
     Rev. Bonds, Buena Vista College,
     Series 1993; LOC Norwest Bank
     Minnesota, N. A.; 3.95%; 11/2/95*;
     12/1/03                                        $400,000   $   400,000

                                                                 4,611,357
Louisiana (11.88%)
   Parish of Desoto, Louisianna; ADJ. Tender
     Pollution Control Rev. Ref. Bonds,
     LOC Swiss Bank Corp.;
     Series 1991A; 3.80%; 11/1/95*; 7/1/18         2,200,000     2,200,000
     Series 1991B; 3.80%; 11/1/95*; 7/1/18           600,000       600,000
   Jefferson Parish, Louisiana, Hospital Rev.
     Bonds, Jefferson Parish Hospital
     Service, District #2, Customized
     Purchase Program, Series 1985;
     LOC Mitsubishi Bank;
     3.90%; 11/1/95*; 12/1/15                      3,300,000     3,300,000
   Jefferson Parish, Louisiana, IDB Rev.
     Ref. Bonds, George J. Achel, Sr.
     Project, Series 1986; LOC Barclays
     Bank; 3.95%; 11/1/95*; 12/1/04                1,400,000     1,400,000
   Louisiana Public Fac. Authority, CP
     Program Hospital Equip. Rev.
     Bonds, Series 1985A, Pooled Project;
     LOC Sumitomo Bank;
     4.30%; 11/1/95*; 12/1/15                      4,365,000     4,365,000

                                                                11,865,000
Maine (2.01%)
   State of Maine General Obligation Tax
     Anticipation Notes;
     4.50%; 6/28/96                                2,000,000     2,009,488

Maryland (0.90%)
   Montgomery County, Maryland, F/R
     Monthly IDA, Information Systems &
     Networks; LOC Pittsburgh National
     Bank; 3.75%; 11/1/95*; 4/1/14                   900,000       900,000

Massachusetts (0.50%)
   Commonwealth of Massachusetts,
     Dedicated Income Tax Bonds, Series B;
     LOC National Westminster;
     3.70%; 11/1/95*; 12/1/97                        500,000       500,000

Michigan (0.95%)
   Township of Cornell, Michigan, The
     Economic Dev. Corp.,
     Environmental Improvement Rev.
     Ref. Bonds, Series 1986, Mead
     Escanaba Paper Co. Project; LOC Suisse
     Bank; 3.80%; 11/1/95*; 11/1/16                  950,000       950,000

Minnesota (9.16%)
   City of Rochester, Minnesota, Health Care
     Fac. Rev. Bonds, Mayo Foundation/
     Mayo Medical Center, Adj. Tender;
     Series 1992C;
     3.50%; 11/8/95**; 11/15/21                      500,000       500,000
     3.60%; 11/10/95**; 11/15/21                     500,000       500,000
     3.75%; 11/20/95**; 11/15/21                     500,000       500,000
     3.60%; 12/8/95**; 11/15/21                      750,000       750,000
     3.60%; 12/11/95**; 11/15/21                     800,000       800,000
     3.75%; 1/24/96**; 11/15/21                      600,000       600,000
     3.80%; 2/9/96**; 11/15/21                       500,000       500,000
     3.75%; 2/12/96**; 11/15/21                      500,000       500,000
   University of Minnesota Regents Variable
     Rate Demand Bonds;
     Series 1985F; 3.65%; 2/1/96**; 10/1/01       $2,500,000    $2,500,000
     Series 1985G; 3.65%; 2/1/96**; 10/1/07        2,000,000     2,000,000

                                                                 9,150,000
Montana (4.90%)
   City of Forsyth, Montana, Portland General
     Electric Co.; LOC Swiss Bank Corp.;
     Series B; 3.85%; 11/1/95*; 6/1/13             2,400,000     2,400,000
     Series D; 3.85%; 11/1/95*; 6/1/13             1,500,000     1,500,000
     Series 1984; 3.85%; 11/1/95*; 8/1/14          1,000,000     1,000,000

                                                                 4,900,000
Nebraska (2.80%)
   Nebraska Investment Finance Authority, F/R
     Monthly MF Rev's., Series 1985A, Apple
     Creek Associates; LOC Citibank;
     4.00%; 11/1/95*; 9/1/07                       2,800,000     2,800,000

New Hampshire (1.80%)
   New Hampshire IDA, F/R Monthly 1983
     Hudson, Oerlikon-Buhrle USA/Balzers;
     LOC Union Bank of Switzerland;
     3.90%; 11/1/95*; 7/1/13                       1,800,000     1,800,000

New York (4.00%)
   New York State Energy Research & Dev.
     Authority Pollution Control Rev. Bonds,
     Long Island Lighting Co.; Series 1985B;
     LOC Deutsche Bank;
     4.70%; 3/1/96**; 3/1/16                       4,000,000     4,000,000

North Carolina (5.60%)
   North Carolina Eastern Municipal Power
     Agency, Series 1988B; LOC Morgan
     Guaranty Trust Co.; LOC Union
     Bank of Switzerland;
     3.65%; 12/5/95**; 1/1/26                        500,000       500,000
     3.70%; 12/6/95**; 1/1/10                        500,000       500,000
     3.60%; 1/18/96**; 1/1/26                        500,000       500,000
     3.65%; 1/19/96**; 1/1/10                        300,000       300,000
     3.65%; 1/23/96**; 1/1/26                        500,000       500,000
     3.65%; 1/25/96**; 1/1/10                        300,000       300,000
     3.80%; 2/7/96**; 1/1/26                         500,000       500,000
   University of  North Carolina
     Foundation, Inc. Series 1989;
     LOC Credit Suisse; 3.85%; 11/1/95*            2,500,000     2,500,000

                                                                 5,600,000
Ohio (1.00%)
   Village of Evendale, Ohio, SHV Real Estate
     Income Project; LOC Citibank;
     3.85%; 11/1/95*; 9/1/15                       1,000,000     1,000,000

Pennsylvania (3.00%)
   Bucks County, Pennsylvania, IDA SHV
     Real Estate, Inc. Project, Series 1985;
     LOC ABN-AMRO Bank;
     3.85%; 11/1/95*; 7/1/15                       1,800,000     1,800,000
   Chester, Pennsylvania, IDA, F/R Monthly
     IDR, Keystone Foods  Corp.;
     LOC Barclays Bank;
     3.85%; 11/15/95*; 10/15/99                      800,000       800,000
   Delaware County, Pennsylvania, Tax & Rev.
     Anticipation Notes, Fac. Rev.,
     Series 1985; Guaranteed by
     United Parcel Service;
     3.80%; 11/1/95*; 12/1/15                       $400,000   $   400,000

                                                                 3,000,000
Tennessee (0.50%)
   Knox, Tennessee, IDB F/R Monthly IDR
     1983, Service Merchandise Co., Inc.;
      LOC  Barclays Bank;
     3.80%; 11/15/95*; 12/15/08                      500,000       500,000

Texas (10.26%)
   Calhoun County, Texas, NAV IDA PCA,
     Alcoa, Series 1987; LOC Credit Suisse;
     3.75%; 11/7/95*; 3/1/01                         300,000       300,000
   Cedar Hill, Texas, Industrial Dev. Corp.
     F/R Monthly IDR 1985, Minyard
     Properties Project; LOC Citibank;
     4.00%; 11/1/95*; 5/1/02                         400,000       400,000
   City of  Houston Tax and Rev.  Anticipation
      Notes Series 1995; 4.50%: 6/27/96            1,000,000     1,005,488
   Coppell, Texas, Industrial Dev.
     Corp., IDA 1984, Minyard
     Properties Project; LOC Citibank;
     4.00%; 11/1/95*; 12/1/01                      1,270,000     1,270,000
   Montgomery County, Texas Industrial
      Developmental Corp. Ref. Bonds
      Series 1986A; Dal-Tile Corporation
      Project; LOC Credit Suisse;
      3.95%; 11/1/95*; 12/1/03                       150,000       150,000
   Port Arthur Navigation Dist. Industrial
     Dev. Corp. Adj. Tender Pollution
     Control Rev. Bonds, American
     Petrofina Co. of Texas Project, Series
     1985; LOC Sumitomo Bank;
     4.20%; 11/1/95*; 5/1/03                       3,100,000     3,100,000
   Port Dev. Corp., Adj. Tender Marine
     Terminal Rev. Ref. Bonds, Mitsui &
     Co. (USA), Inc. Project, Series 1985A;
     LOC Industrial Bank of Japan;
     3.90%; 11/15/95**; 12/1/05                      500,000       500,000
     3.55%; 12/4/95**; 12/1/05                       500,000       500,000
   Texas Assocation of Scool Boards Tax
     Anticipation Notes; Series 1995;
     4.75%; 8/30/96                                3,000,000     3,016,758

                                                                10,242,246
Washington (2.62%)
   Chelan County, Washington Dev. Corp.,
     PCA, Alcoa, Series 1987; LOC Credit
     Suisse; 3.75%; 11/7/95*; 3/1/01                 200,000       200,000
   Port of Kalama, Washington, Public Corp.,
     Port Fac. Rev. Bonds, Conagra, Inc.
     Project; LOC Morgan Guaranty;
     3.80%; 11/1/95*; 1/1/04                       2,420,000     2,420,000

                                                                 2,620,000
West Virginia (1.80%)
   Putnam County, West Virginia, F/R
     Monthly IDR 1981, FMC Corp.
     Project; LOC Bankers Trust;
     3.90%; 11/1/95*; 10/1/11                     $1,800,000   $ 1,800,000

Wisconsin (1.01%)
   State of Wisconsin 1995 Operating
      Notes; 4.50%; 6/17/96                        1,000,000     1,005,438

Wyoming (0.50%)
   Lincoln County, Wyoming, Pollution
     Control Ref. Bonds, Pacificorp
     Project, Series 1991; LOC
     Union Bank of Switzerland;
     3.75%; 12/7/95**; 1/1/16                        500,000       500,000

                       Total Portfolio Investments (101.21%)   101,122,584

Liabilities, net of cash, receivables
   and other assets, (-1.21%)                                   (1,208,900)

                                  Total Net Assets (100.00%)   $99,913,684

* Demand Date
** Put Date

PRINCOR UTILITIES FUND, INC.

                                                      Shares
                                                       Held        Value

Common Stocks (96.01%)

Combination Utility Services (20.32%)
   Cilcorp, Inc.                                      42,900    $1,673,100
   Cinergy Corp.                                      85,699     2,431,709
   LG&E Energy Corp.                                  50,000     2,075,000
   Niagara Mohawk Power Corp.                         18,000       193,500
   Pacificorp                                        101,000     1,906,375
   Public Service Co. of Colorado                     60,000     2,047,500
   WPS Resources Corp.                                63,000     1,960,875
   Washington Water Power Co.                        110,000     1,897,500

                                                                14,185,559
Electric Services (39.05%)
   Allegheny Power System, Inc.                       67,000     1,767,125
   American Electric Power Co., Inc.                  56,000     2,135,000
   Dominion Resources, Inc.                           49,400     1,963,650
   Duke Power Co.                                     45,400     2,031,650
   FPL Group, Inc.                                    50,000     2,093,750
   Idaho Power Co.                                    59,800     1,659,450
   KU Energy Corp.                                    71,800     2,127,075
   Mid American Energy Co.                           125,000     2,000,000
   Minnesota Power & Light Co.                        25,000       715,625
   New England Electric System                        44,000     1,716,000
   PP&L Resources, Inc.                               47,500     1,068,750
   Portland General Corp.                             70,000     1,898,750
   Southern Co.                                       84,000     2,005,500
   Teco Energy, Inc.                                  87,000     2,055,375
   Texas Utilities Co.                                55,200     2,028,600

                                                                27,266,300
Gas Production & Distribution (8.79%)
   Atlanta Gas Light Co.                              27,200    $1,050,600
   British Gas PLC                                    26,600     1,010,800
   Laclede Gas Co.                                    20,600       419,725
   New Jersey Resources Corp.                         43,700     1,092,500
   Peoples Energy Corp.                               53,000     1,523,750
   Washington Energy Co.                              56,800     1,043,700

                                                                 6,141,075
Telephone Communication (27.85%)
   AT&T Corp.                                         43,600     2,790,400
   Ameritech Corp.                                    46,000     2,484,000
   Bell Atlantic Corp.                                39,000     2,481,375
   Bellsouth Corp.                                    27,500     2,103,750
   GTE Corp.                                          51,000     2,103,750
   MCI Communications Corp.                           55,000     1,371,563
   Nynex Corp.                                        25,000     1,175,000
   Sprint Corp.                                       64,000     2,464,000
   US West Communications Group                       52,000     2,476,500

                                                                19,450,338

                                         Total Common Stocks    67,043,272

Commercial Paper (3.63%)

                                                   Principal
                                                     Amount         Value

Business Credit Institutions (1.24%)
   John Deere Capital Corp.;
     5.75%; 11/7/95                                 $870,000    $  869,166

Crude Petroleum & Natural Gas (1.40%)
   Chevron Oil Finance Co.;
     5.71%; 11/3/95                                  975,000       974,691

Life Insurance (0.99%)
   Prudential Funding Corp.;
     5.62%; 11/1/95                                  690,000       690,000

                                      Total Commercial Paper     2,533,857

                        Total Portfolio Investments (99.64%)    69,577,129

Cash, receivables and other assets, net of
   liabilities (0.36%)                                             248,241

                                  Total Net Assets (100.00%)   $69,825,370
[/TEXT]

INCOME-ORIENTED AND MONEY MARKET FUNDS

Selected data for a share of Capital Stock outstanding throughout each period:

                                                  Income from Investment Operations          Less Distributions

                                                          Net Realized
                                                               and
                                      Net Asset   Net    Unrealized     Total     Dividends                               Net Asset
                                       Value at  Invest-    Gain        from      from Net   Distributions                 Value at
                                      Beginning   ment   (Loss) on   Investment  Investment      from          Total         End
                                      of Period  Income  Investments Operations    Income    Capital Gains Distributions  of Period

   Princor Bond Fund, Inc.


     Class A
     Year Ended October 31,
       1995                             $10.27   $.78(b)    $1.16      $1.94       $(.78)       $(.01)        $(.79)        $11.42
       1994                              11.75    .78(b)    (1.47)      (.69)       (.78)        (.01)         (.79)         10.27
       1993                              10.97    .81(b)      .79       1.60        (.81)        (.01)         (.82)         11.75
       1992                              10.65    .85(b)      .32       1.17        (.85)          -           (.85)         10.97
       1991                               9.99    .88(b)      .65       1.53        (.87)          -           (.87)         10.65

     Class B
     Period Ended October 31, 1995(f)    10.19    .63(b)     1.19       1.82        (.60)          -           (.60)         11.41

   Princor Cash Management Fund, Inc.

     Class A
     Year Ended October 31,
       1995                               1.000   .052(b)     -          .052       (.052)         -           (.052)         1.000
       1994                               1.000   .033(b)     -          .033       (.033)         -           (.033)         1.000
       1993                               1.000   .026(b)     -          .026       (.026)         -           (.026)         1.000
       1992                               1.000   .036(b)     -          .036       (.036)         -           (.036)         1.000
       1991                               1.000   .061(b)     -          .061       (.061)         -           (.061)         1.000

     Class B
     Period Ended October 31, 1995(f)     1.000   .041(b)     -          .041       (.041)         -           (.041)         1.000

   Princor Government Securities
   Income Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              10.28    .71        1.02       1.73        (.70)          -           (.70)         11.31
       1994                              11.79    .69       (1.40)      (.71)       (.68)        (.12)         (.80)         10.28
       1993                              11.44    .74         .55       1.29        (.74)        (.20)         (.94)         11.79
       1992                              11.36    .81         .12        .93        (.81)        (.04)         (.85)         11.44
       1991                              10.54    .85         .84       1.69        (.87)          -           (.87)         11.36

     Class B
     Period Ended October 31, 1995(f)    10.20    .56        1.07       1.63        (.54)          -           (.54)         11.29



                                                              Ratios/Supplemental Data

                                                                    Ratio of   Ratio of Net
                                                   Net Assets at  Expenses to   Income to   Portfolio
                                          Total    End of Period    Average      Average    Turnover
                                        Return(a)  (in thousands) Net Assets    Net Assets    Rate

   Princor Bond Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              19.73%      $106,962       .94%(b)       7.26%        5.1%
       1994                              (6.01)%       88,801       .95%(b)       7.27%        8.9%
       1993                              15.22%        85,015       .92%(b)       7.19%        9.3%
       1992                              11.45%        62,534       .88%(b)       7.95%        8.4%
       1991                              16.04%        37,825       .80%(b)       8.66%         .9%

     Class B
     Period Ended October 31, 1995(f)    17.98%(d)      2,708      1.59%(b)(e)    6.30%(e)     5.1%(e)

   Princor Cash Management Fund, Inc.

     Class A
     Year Ended October 31,
       1995                               5.36%       623,864       .72%(b)       5.24%        N/A
       1994                               3.40%       332,346       .70%(b)       3.27%        N/A
       1993                               2.67%       284,739       .67%(b)       2.63%        N/A
       1992                               3.71%       247,189       .65%(b)       3.66%        N/A
       1991                               6.29%       262,543       .61%(b)       5.95%        N/A

     Class B
     Period Ended October 31, 1995(f)     4.19%(d)        208      1.42%(b)(e)    4.50%(e)     N/A

   Princor Government Securities
   Income Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              17.46%       261,128       .87%          6.57%       10.1%
       1994                              (6.26)%      249,438       .95%          6.35%       24.8%
       1993                              11.80%       236,718       .93%          6.38%       52.6%
       1992                               8.49%       161,565       .95%          7.04%       54.3%
       1991                              16.78%        94,613       .98%          7.80%       14.9%

     Class B
     Period Ended October 31, 1995(f)     16.07%(d)     4,699      1.53%(e)      5.68%(e)     10.1%(e)

Notes to financial highlights

(a) Total Return is calculated without the front-end sales charge or the contingent deferred sales charge.

(b)  Without  the  Manager's  voluntary  waiver of a portion  of  certain of its expenses for the periods (year, except as noted in the financial statements) ended October 31 of the years indicated, the following funds would have had per share expenses and the ratios of expenses to average net assets as shown:

                                Per Share  Ratio of Expenses
                               Net Invest-  to Average Net    Amount
        Fund             Year  ment Income     Assets         Waived

Princor Bond Fund, Inc.
   Class A              1995       $.77       1.02%          $86,018
                        1994        .77       1.09%          120,999
                        1993        .79       1.07%          111,162
                        1992        .82       1.11%          110,868
                        1991        .84       1.15%          100,396


   Class B              1995(f)     .62       1.62%(e)           300

Princor Cash Management
  Fund, Inc.
   Class A              1995        .052       .78%          296,255
                        1994        .031       .90%          595,343
                        1993        .025       .84%          468,387
                        1992        .035       .80%          385,328
                        1991        .059       .79%          433,196

   Class B              1995(f)     .041      1.63%(e)           104

*   Year ended June 30, 1989
**  Four months ended October 31, 1989

(c) Period from December 18, 1987, date shares first offered to public, through October 31, 1988. Net investment income, aggregating $.10 per share for the period from the initial purchase of shares on October 30, 1987 through December 17, 1987, was recognized of which $.06 per share was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the Fund incurred net realized and unrealized losses on investments of $.09 per share during this initial interim period. This represented activities of the fund prior to the initial public offering of fund shares.

(d)  Total Return amounts have not been annualized.

(e)  Computed on an annualized basis.

(f) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. Certain of the Income Funds Class B shares recognized net investment income as follows, for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994, none of which was distributed to the sole shareholder, Princor
     Management Corporation. Additionally, the Income Funds Class B shares incurred unrealized loss during the initial interim period as follows. This represented Class B share activities of each fund prior to the intitial public offering of Class B shares:

                                    Per Share           Per Share
                                 Net Investment        Unrealized
              Fund                   Income             (Loss)
              --------------------------------------------------
     Princor Bond Fund, Inc.          .01                  -
     Princor Government Securities
       Income Fund, Inc.              .01                (.02)

(g) Effective July 1, 1989, the fund changed its fiscal year-end from June 30 to October 3l.

INCOME-ORIENTED AND MONEY MARKET FUNDS

Selected data for a share of Capital Stock outstanding throughout each period:

                                                  Income from Investment Operations          Less Distributions


                                                          Net Realized
                                                              and
                                       Net Asset    Net    Unrealized     Total    Dividends                              Net Assets
                                       Value at   Invest-     Gain        from      from Net  Distributions               Value at
                                       Beginning   ment    (Loss) on   Investment  Investment      from          Total        End
                                       of Period  Income  Investments  Operations    Income   Capital Gains Distributions of Period
   Princor High Yield Fund, Inc.
     Class A
     Year Ended October 31,
       1995                             $ 7.83    $ .68      $ .20       $  .88     $ (.65)       $  -         $ (.65)      $8.06
       1994                               8.36      .63       (.51)         .12       (.65)          -           (.65)       7.83
       1993                               8.15      .71        .21          .92       (.71)          -           (.71)       8.36
       1992                               7.86      .79        .29         1.08       (.79)          -           (.79)       8.15
       1991                               7.12      .88        .80         1.68       (.94)          -           (.94)       7.86

     Class B
     Period Ended October 31, 1995(f)     7.64      .53        .38          .91       (.50)          -           (.50)       8.05


   Princor Tax-Exempt Bond Fund, Inc.
     Class A
     Year Ended October 31,
       1995                              10.93      .65       1.05         1.70       (.65)          -           (.65)      11.98
       1994                              12.62      .64      (1.54)        (.90)      (.63)         (.16)        (.79)      10.93
       1993                              11.62      .66       1.11         1.77       (.66)         (.11)        (.77)      12.62
       1992                              11.47      .68        .19          .87       (.69)         (.03)        (.72)      11.62
       1991                              10.82      .69        .68         1.37       (.70)         (.02)        (.72)      11.47

     Class B
     Period Ended October 31, 1995(f)    10.56      .50       1.38         1.88       (.48)          -           (.48)      11.96

   Princor Tax-Exempt Cash
   Management Fund, Inc.
     Class A
     Year Ended October 31,
       1995                               1.000     .032(c)    -            .032      (.032)         -           (.032)      1.000
       1994                               1.000     .021(c)    -            .021      (.021)         -           (.021)      1.000
       1993                               1.000     .020(c)    -            .020      (.020)         -           (.020)      1.000
       1992                               1.000     .028(c)    -            .028      (.028)         -           (.028)      1.000
       1991                               1.000     .043(c)    -            .043      (.043)         -           (.043)      1.000

     Class B
     Period Ended October 31, 1995(f)     1.000     .021(e)    -            .021      (.021)         -           (.021)      1.000

   Princor Utilities Fund, Inc.
     Class A
     Year Ended October 31,
       1995                               9.25      .48(c)    1.70         2.18       (.49)          -           (.49)      10.94
       1994                              11.45      .46(c)   (2.19)       (1.73)      (.45)         (.02)        (.47)       9.25
     Period Ended October 31, 1993(j)    10.18      .35(c)    1.27         1.62       (.35)          -           (.35)      11.45
     Class B
     Period Ended October 31, 1995(f)     9.20      .40(c)    1.77         2.17       (.44)          -           (.44)      10.93

                                                              Ratios/Supplemental Data


                                                                              Ratio of Net
                                                                   Ratio of    Investment
                                                   Net Assets at  Expenses to  Income to   Portfolio
                                         Total     End of Period   Average      Average     Turnover
                                         Return(a) (in thousands) Net Assets  Net Assets      Rate
   Princor High Yield Fund, Inc.
     Class A
     Year Ended October 31,
       1995                              11.73%      $ 23,396       1.45%        8.71%       40.3%
       1994                               1.45%        19,802       1.46%        7.82%       27.2%
       1993                              11.66%        19,154       1.35%        8.57%       23.4%
       1992                              14.35%        16,359       1.41%        9.69%       28.2%
       1991                              25.63%        13,195       1.50%       12.06%       14.2%

     Class B
     Period Ended October 31, 1995(f)    12.20%(c)        633       2.10%(d)     7.78%(d)    40.3%(d)

   Princor Tax-Exempt Bond Fund, Inc.
     Class A
     Year Ended October 31,
       1995                              16.03%       179,715        .83%        5.67%       17.6%
       1994                              (7.41)%      171,425        .91%        5.49%       20.6%
       1993                              15.70%       177,480        .89%        5.45%       20.3%
       1992                               7.76%       106,661        .99%        5.96%       22.9%
       1991                              13.09%        62,755       1.01%        6.24%       13.1%

     Class B
     Period Ended October 31, 1995(f)    17.97(c)       3,486       1.51%(d)     4.78%(d)    17.6%(d)

   Princor Tax-Exempt Cash
   Management Fund, Inc.
     Class A
     Year Ended October 31,
       1995                               3.24%        99,887        .69%(e)     3.19%         N/A
       1994                               2.11%        79,736        .67%(c)     2.08%         N/A
       1993                               1.99%        79,223        .66%(c)     1.96%         N/A
       1992                               2.86%        69,224        .65%(c)     2.84%         N/A
       1991                               4.36%        71,469        .61%(c)     4.27%         N/A

     Class B
     Period Ended October 31, 1995(f)     2.19%(c)         27       1.42%(d)(e)  2.40%(d)      N/A

   Princor Utilities Fund, Inc.
     Class A
     Year Ended October 31,
       1995                              24.36%        65,873       1.04%(e)     4.95%       13.0%
       1994                             (15.20)%       56,747       1.00%(c)     4.89%       13.8%
     Period Ended October 31, 1993(j)    15.92%(d)     50,372       1.00%(e)(c)  4.48%(e)     4.3%(e)
     Class B
     Period Ended October 31, 1995(f)    24.18(c)       3,952       1.72%(d)(e)  3.84%(d)    13.0%(d)

Notes to financial highlights

(a) Total Return is calculated without the front-end sales charge or the contingent deferred sales charge.

(b) Period from December 18, 1987, date shares first offered to public, through October 31, 1988. Net investment income, aggregating $.10 per share for the period from the initial purchase of shares on October 30, 1987 through December 17, 1987, was recognized of which $.06 per share was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the Fund incurred net realized and unrealized losses on investments of $.09 per share during this initial interim period. This represented activities of the fund prior to the initial public offering of Fund shares.

(c) Without the Manager's voluntary waiver of a portion of certain of its expenses for the periods (year except as noted) ended October 31 of the years indicated, the following funds would have had per share expenses and the ratios of expenses to average net assets as shown:

                                Per Share  Ratio of Expenses
                               Net Invest-  to Average Net    Amount
        Fund            Year   ment Income     Assets         Waived
Princor High Yield
  Fund, Inc.            1988(b)   $.95         1.33%(e)     $  32,609

Princor Tax-Exempt Cash
  Management Fund, Inc.
   Class A              1995       .031         .84%          138,574
                        1994       .019         .85%          150,515
                        1993       .018         .83%          131,442
                        1992       .026         .82%          134,497
                        1991       .040         .83%          147,279

   Class B              1995(f)    .018        1.89%(e)            99

Princor Utilities
  Fund, Inc.
   Class A              1995       .46         1.30%          151,145
                        1994       .41         1.50%          284,836
                        1993(j)    .32         1.54%(e)       139,439
   Class B              1995(f)    .40         1.81%(e)         1,339

(d)  Total Return amounts have not been annualized.

(e)  Computed on an annualized basis.

(f) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. Certain of the Income Funds Class B shares recognized net investment income as follows, for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994, none of which was distributed to the sole shareholder, Princor
     Management Corporation. Additionally, the Income Funds Class B shares incurred unrealized loss during the initial interim period as follows. This represented Class B share activities of each fund prior to the initial public offering of Class B shares:

                                      Per Share       Per Share
                                    Net Investment   Unrealized
                 Fund                  Income          (Loss)
     Princor High Yield Fund, Inc.      .01            (0.03)
     Princor Tax-Exempt
       Bond Fund, Inc.                   -             (0.05)
     Princor Utilities Fund, Inc.       .01            (0.01)

(g) Effective July 1, 1989, the fund changed its fiscal year-end from June 30 to October 3l.

(h) Period from March 20, 1986, date shares first offered to public, through June 30, 1986. Net investment income and net unrealized appreciation of investments, for the period from the initial purchase of shares on December 18, 1985 through March 19, 1986, amounted to $.14 and $.94, respectively, per share. All dividends from net investment income, from December 18, 1985 through March 19, 1986, were distributed to the sole stockholder, Principal Mutual Life Insurance Company.

(i) Period from September 30, 1988, date shares first offered to public, through October 31, 1988. Net investment income, aggregating $.005 per share, for the period from the initial purchase of shares on August 23, 1988 through September 29, 1988, was recognized and distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. This represented activities of the Fund prior to the initial public offering of Fund shares.

(j) Period from December 16, 1992, date shares first offered to public, through October 31, 1993. Net investment income, aggregating $.05 per share for the period from the initial purchase of shares on November 16, 1992 through December 15, 1992, was recognized, none of which was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the fund incurred unrealized gains on investments of $.13 per share during the initial interim period. This represented activities of the fund prior to the initial public offering of fund shares.

INCOME-ORIENTED AND MONEY MARKET FUNDS

Selected data for a share of Capital Stock outstanding throughout each period:

                                                  Income from Investment Operations          Less Distributions

                                                          Net Realized
                                                               and
                                      Net Asset   Net    Unrealized     Total     Dividends                               Net Asset
                                       Value at  Invest-    Gain        from      from Net   Distributions                 Value at
                                      Beginning   ment   (Loss) on   Investment  Investment      from          Total         End
                                      of Period  Income  Investments Operations    Income    Capital Gains Distributions  of Period

   Princor Bond Fund, Inc.


     Class A
     Year Ended October 31,
       1995                             $10.27   $.78(b)    $1.16      $1.94       $(.78)       $(.01)        $(.79)        $11.42
       1994                              11.75    .78(b)    (1.47)      (.69)       (.78)        (.01)         (.79)         10.27
       1993                              10.97    .81(b)      .79       1.60        (.81)        (.01)         (.82)         11.75
       1992                              10.65    .85(b)      .32       1.17        (.85)          -           (.85)         10.97
       1991                               9.99    .88(b)      .65       1.53        (.87)          -           (.87)         10.65
       1990                              10.57    .86        (.55)       .31        (.89)          -           (.89)          9.99
       1989                              10.37    .87         .25       1.12        (.86)        (.06)         (.92)         10.57
     Period Ended October 31, 1988(c)     9.95    .80(b)      .38       1.18        (.76)          -           (.76)         10.37

     Class B
     Period Ended October 31, 1995(f)    10.19    .63(b)     1.19       1.82        (.60)          -           (.60)         11.41

   Princor Cash Management Fund, Inc.

     Class A
     Year Ended October 31,
       1995                               1.000   .052(b)     -          .052       (.052)         -           (.052)         1.000
       1994                               1.000   .033(b)     -          .033       (.033)         -           (.033)         1.000
       1993                               1.000   .026(b)     -          .026       (.026)         -           (.026)         1.000
       1992                               1.000   .036(b)     -          .036       (.036)         -           (.036)         1.000
       1991                               1.000   .061(b)     -          .061       (.061)         -           (.061)         1.000
       1990                               1.000   .074(b)     -          .074       (.074)         -           (.074)         1.000
     Four Months Ended
       October 31, 1989(g)                1.000   .027(b)      -         .027       (.027)         -           (.027)         1.000
     Year Ended June 30,
       1989                               1.000   .080(b)     -          .080       (.080)         -           (.080)         1.000
       1988                               1.000   .060        -          .060       (.060)         -           (.060)         1.000
       1987                               1.000   .053        -          .053       (.053)         -           (.053)         1.000
       1986                               1.000   .065        -          .065       (.065)         -           (.065)         1.000

     Class B
     Period Ended October 31, 1995(f)     1.000   .041(b)     -          .041       (.041)         -           (.041)         1.000

   Princor Government Securities
   Income Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              10.28    .71        1.02       1.73        (.70)          -           (.70)         11.31
       1994                              11.79    .69       (1.40)      (.71)       (.68)        (.12)         (.80)         10.28
       1993                              11.44    .74         .55       1.29        (.74)        (.20)         (.94)         11.79
       1992                              11.36    .81         .12        .93        (.81)        (.04)         (.85)         11.44
       1991                              10.54    .85         .84       1.69        (.87)          -           (.87)         11.36
       1990                              10.76    .85        (.22)       .63        (.85)          -           (.85)         10.54
     Four Months Ended
       October 31, 1989(g)               10.66    .29         .09        .38        (.28)          -           (.28)         10.76
     Year Ended June 30,
       1989                              10.33    .87         .32       1.19        (.86)          -           (.86)         10.66
       1988                              10.40    .89        (.05)       .84        (.88)        (.03)         (.91)         10.33
       1987                              10.82    .86        (.13)       .73        (.87)        (.28)        (1.15)         10.40
       1986                              10.55   1.24         .49       1.73       (1.26)        (.20)        (1.46)         10.82

     Class B
     Period Ended October 31, 1995(f)    10.20    .56        1.07       1.63        (.54)          -           (.54)         11.29



                                                              Ratios/Supplemental Data

                                                                    Ratio of   Ratio of Net
                                                   Net Assets at  Expenses to   Income to   Portfolio
                                          Total    End of Period    Average      Average    Turnover
                                        Return(a)  (in thousands) Net Assets    Net Assets    Rate

   Princor Bond Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              19.73%      $106,962       .94%(b)       7.26%        5.1%
       1994                              (6.01)%       88,801       .95%(b)       7.27%        8.9%
       1993                              15.22%        85,015       .92%(b)       7.19%        9.3%
       1992                              11.45%        62,534       .88%(b)       7.95%        8.4%
       1991                              16.04%        37,825       .80%(b)       8.66%         .9%
       1990                               3.08%        22,719      1.22%          8.40%        3.6%
       1989                              11.54%        13,314      1.24%          8.59%        0.0%
     Period Ended October 31, 1988(c)    11.59%(d)     10,560       .70%(b)(e)    8.85%(e)    63.9%(e)

     Class B
     Period Ended October 31, 1995(f)    17.98%(d)      2,708      1.59%(b)(e)    6.30(e)      5.1%(e)

   Princor Cash Management Fund, Inc.

     Class A
     Year Ended October 31,
       1995                               5.36%       623,864       .72%(b)       5.24%        N/A
       1994                               3.40%       332,346       .70%(b)       3.27%        N/A
       1993                               2.67%       284,739       .67%(b)       2.63%        N/A
       1992                               3.71%       247,189       .65%(b)       3.66%        N/A
       1991                               6.29%       262,543       .61%(b)       5.95%        N/A
       1990                               7.65%       151,007       .93%(b)       7.36%        N/A
     Four Months Ended
       October 31, 1989(g)                2.63%(d)    124,895      1.04%(b)(e)    7.86%(e)     N/A
     Year Ended June 30,
       1989                               8.15%       120,149      1.00% (b)      8.21%        N/A
       1988                               6.18%        51,320      1.02%          6.06%        N/A
       1987                               5.34%        45,015      1.02%          5.33%        N/A
       1986                               6.71%        35,437      1.10%          6.76%        N/A

     Class B
     Period Ended October 31, 1995(f)     4.19(d)         208      1.42%(b)(e)    4.50%(e)     N/A

   Princor Government Securities
   Income Fund, Inc.

     Class A
     Year Ended October 31,
       1995                              17.46%       261,128       .87%          6.57%       10.1%
       1994                              (6.26)%      249,438       .95%          6.35%       24.8%
       1993                              11.80%       236,718       .93%          6.38%       52.6%
       1992                               8.49%       161,565       .95%          7.04%       54.3%
       1991                              16.78%        94,613       .98%          7.80%       14.9%
       1990                               6.17%        71,806      1.07%          8.15%       22.4%
     Four Months Ended
       October 31, 1989(g)                3.63%(d)     55,702      1.07%(e)       8.18%(e)     5.2%(e)
     Year Ended June 30,
       1989                              12.37%        56,848       .96%          8.58%        -
       1988                               8.60%        59,884       .82%          8.65%        -
       1987                               7.00%        65,961       .92%          7.93%       17.6%
       1986                              17.37%        43,576       .60%          9.33%      141.2%

     Class B
     Period Ended October 31, 1995(f)    16.07%(d)      4,699      1.53%(e)      5.68%(e)     10.1%(e)

Notes to financial highlights

(a) Total Return is calculated without the front-end sales charge or the contingent deferred sales charge.

(b)  Without  the  Manager's  voluntary  waiver of a portion  of  certain of its expenses for the periods (year, except as noted in the financial statements) ended October 31 of the years indicated, the following funds would have had per share expenses and the ratios of expenses to average net assets as shown:

                                Per Share  Ratio of Expenses
                               Net Invest-  to Average Net    Amount
        Fund             Year  ment Income     Assets         Waived

Princor Bond Fund, Inc.
   Class A              1995       $.77       1.02%          $86,018
                        1994        .77       1.09%          120,999
                        1993        .79       1.07%          111,162
                        1992        .82       1.11%          110,868
                        1991        .84       1.15%          100,396
                        1988(c)     .76       1.12%(e)        31,187

   Class B              1995(f)     .62       1.62%(e)           300

Princor Cash Management
  Fund, Inc.
   Class A              1995        .052       .78%          296,255
                        1994        .031       .90%          595,343
                        1993        .025       .84%          468,387
                        1992        .035       .80%          385,328
                        1991        .059       .79%          433,196
                        1990        .073      1.01%          106,841
                        1989**      .026      1.06%(e)       101,625
                        1989*       .079      1.11%            9,558

   Class B              1995(f)     .041      1.63%(e)           104

*   Year ended June 30, 1989
**  Four months ended October 31, 1989

(c) Period from December 18, 1987, date shares first offered to public, through October 31, 1988. Net investment income, aggregating $.10 per share for the period from the initial purchase of shares on October 30, 1987 through December 17, 1987, was recognized of which $.06 per share was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the Fund incurred net realized and unrealized losses on investments of $.09 per share during this initial interim period. This represented activities of the fund prior to the initial public offering of fund shares.

(d)  Total Return amounts have not been annualized.

(e)  Computed on an annualized basis.

(f) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. Certain of the Income Funds Class B shares recognized net investment income as follows, for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994, none of which was distributed to the sole shareholder, Princor
     Management Corporation. Additionally, the Income Funds Class B shares incurred unrealized loss during the initial interim period as follows. This represented Class B share activities of each fund prior to the intitial public offering of Class B shares:

                                    Per Share           Per Share
                                 Net Investment        Unrealized
              Fund                   Income             (Loss)
              --------------------------------------------------
     Princor Bond Fund, Inc.          .01                  -
     Princor Government Securities
       Income Fund, Inc.              .01                (.02)

(g) Effective July 1, 1989, the fund changed its fiscal year-end from June 30 to October 3l.

INCOME-ORIENTED AND MONEY MARKET FUNDS

Selected data for a share of Capital Stock outstanding throughout each period:

                                                  Income from Investment Operations          Less Distributions


                                                          Net Realized
                                                              and
                                       Net Asset    Net    Unrealized     Total    Dividends                              Net Assets
                                       Value at   Invest-     Gain        from      from Net  Distributions               Value at
                                       Beginning   ment    (Loss) on   Investment  Investment      from          Total        End
                                       of Period  Income  Investments  Operations    Income   Capital Gains Distributions of Period
   Princor High Yield Fund, Inc.
     Class A
     Year Ended October 31,
       1995                             $ 7.83    $ .68      $ .20       $  .88     $ (.65)       $  -         $ (.65)      $8.06
       1994                               8.36      .63       (.51)         .12       (.65)          -           (.65)       7.83
       1993                               8.15      .71        .21          .92       (.71)          -           (.71)       8.36
       1992                               7.86      .79        .29         1.08       (.79)          -           (.79)       8.15
       1991                               7.12      .88        .80         1.68       (.94)          -           (.94)       7.86
       1990                               9.47     1.10      (2.35)       (1.25)     (1.09)         (.01)       (1.10)       7.12
       1989                              10.44     1.10       (.83)         .27      (1.09)         (.15)       (1.24)       9.47
     Period Ended October 31, 1988(b)     9.97      .98(c)     .38         1.36       (.89)          -           (.89)      10.44
     Class B
     Period Ended October 31, 1995(f)     7.64      .53        .38          .91       (.50)          -           (.50)       8.05


   Princor Tax-Exempt Bond Fund, Inc.
     Class A
     Year Ended October 31,
       1995                              10.93      .65       1.05         1.70       (.65)          -           (.65)      11.98
       1994                              12.62      .64      (1.54)        (.90)      (.63)         (.16)        (.79)      10.93
       1993                              11.62      .66       1.11         1.77       (.66)         (.11)        (.77)      12.62
       1992                              11.47      .68        .19          .87       (.69)         (.03)        (.72)      11.62
       1991                              10.82      .69        .68         1.37       (.70)         (.02)        (.72)      11.47
       1990                              11.06      .68       (.25)         .43       (.67)          -           (.67)      10.82
     Four Months Ended
       October 31, 1989(g)               11.18      .22       (.12)         .10       (.22)          -           (.22)      11.06
     Year Ended June 30,
       1989                              10.40      .69        .77         1.46       (.68)          -           (.68)      11.18
       1988                              10.51      .71        .06          .77       (.72)         (.16)        (.88)      10.40
       1987                              10.75      .72       (.11)         .61       (.73)         (.12)        (.85)      10.51
     Period Ended June 30, 1986 (h)      10.95      .22       (.24)        (.02)      (.18)          -           (.18)      10.75
     Class B
     Period Ended October 31, 1995(f)    10.56      .50       1.38         1.88       (.48)          -           (.48)      11.96

   Princor Tax-Exempt Cash
   Management Fund, Inc.
     Class A
     Year Ended October 31,
       1995                               1.000     .032(c)    -            .032      (.032)         -           (.032)      1.000
       1994                               1.000     .021(c)    -            .021      (.021)         -           (.021)      1.000
       1993                               1.000     .020(c)    -            .020      (.020)         -           (.020)      1.000
       1992                               1.000     .028(c)    -            .028      (.028)         -           (.028)      1.000
       1991                               1.000     .043(c)    -            .043      (.043)         -           (.043)      1.000
       1990                               1.000     .053(c)    -            .053      (.053)         -           (.053)      1.000
       1989                               1.000     .058(c)    -            .058      (.058)         -           (.058)      1.000
     Period Ended October 31, 1988(i)     1.000     .005(c)    -            .005      (.005)         -           (.005)      1.000
     Class B
     Period Ended October 31, 1995(f)     1.000     .021(e)    -            .021      (.021)         -           (.021)      1.000

   Princor Utilities Fund, Inc.
     Class A
     Year Ended October 31,
       1995                               9.25      .48(c)    1.70         2.18       (.49)          -           (.49)      10.94
       1994                              11.45      .46(c)   (2.19)       (1.73)      (.45)         (.02)        (.47)       9.25
     Period Ended October 31, 1993(j)    10.18      .35(c)    1.27         1.62       (.35)          -           (.35)      11.45
     Class B
     Period Ended October 31, 1995(f)     9.20      .40(c)    1.77         2.17       (.44)          -           (.44)      10.93

                                                              Ratios/Supplemental Data


                                                                              Ratio of Net
                                                                   Ratio of    Investment
                                                   Net Assets at  Expenses to  Income to   Portfolio
                                         Total     End of Period   Average      Average     Turnover
                                         Return(a) (in thousands) Net Assets  Net Assets      Rate
   Princor High Yield Fund, Inc.
     Class A
     Year Ended October 31,
       1995                              11.73%      $ 23,396       1.45%        8.71%       40.3%
       1994                               1.45%        19,802       1.46%        7.82%       27.2%
       1993                              11.66%        19,154       1.35%        8.57%       23.4%
       1992                              14.35%        16,359       1.41%        9.69%       28.2%
       1991                              25.63%        13,195       1.50%       12.06%       14.2%
       1990                             (14.51)%        9,978       1.45%       12.99%       15.8%
       1989                               2.68%        12,562       1.43%       11.22%       19.9%
     Period Ended October 31, 1988(b)    14.15%(d)     10,059        .77%(e)(c) 10.55%(e)    73.2%(e)
     Class B
     Period Ended October 31, 1995(f)    12.20%(c)        633       2.10%(d)     7.78%(d)    40.3%(d)

   Princor Tax-Exempt Bond Fund, Inc.
     Class A
     Year Ended October 31,
       1995                              16.03%       179,715        .83%        5.67%       17.6%
       1994                              (7.41)%      171,425        .91%        5.49%       20.6%
       1993                              15.70%       177,480        .89%        5.45%       20.3%
       1992                               7.76%       106,661        .99%        5.96%       22.9%
       1991                              13.09%        62,755       1.01%        6.24%       13.1%
       1990                               4.06%        46,846       1.11%        6.31%        2.6%
     Four Months Ended
       October 31, 1989(g)                 .90%(d)     36,877       1.24%(e)     6.18%(e)     5.1% (e)
     Year Ended June 30,
       1989                              14.64%        31,278       1.07%        6.54%        2.1%
       1988                               7.76%        22,812        .95%        7.00%       11.0%
       1987                               5.60%        19,773        .70%        6.70%       40.8%
     Period Ended June 30, 1986 (h)       (.16)%(d)     8,486        .20%(e)     8.60%(e)     0.0%(e)
     Class B
     Period Ended October 31, 1995(f)    17.97%(c)      3,486       1.51%(d)     4.78%(d)    17.6%(d)

   Princor Tax-Exempt Cash
   Management Fund, Inc.
     Class A
     Year Ended October 31,
       1995                               3.24%        99,887        .69%(e)     3.19%         N/A
       1994                               2.11%        79,736        .67%(c)     2.08%         N/A
       1993                               1.99%        79,223        .66%(c)     1.96%         N/A
       1992                               2.86%        69,224        .65%(c)     2.84%         N/A
       1991                               4.36%        71,469        .61%(c)     4.27%         N/A
       1990                               5.40%        58,301        .71%(c)     5.26%         N/A
       1989                               5.88%        42,639        .60%(c)     5.78%         N/A
     Period Ended October 31, 1988(i)      .47%(d)     6,000        .26%(e)(c)  5.24%(e)      N/A
     Class B
     Period Ended October 31, 1995(f)     2.19%(c)         27       1.42%(d)(e)  2.40%(d)      N/A

   Princor Utilities Fund, Inc.
     Class A
     Year Ended October 31,
       1995                              24.36%        65,873       1.04%(e)     4.95%       13.0%
       1994                             (15.20)%       56,747       1.00%(c)     4.89%       13.8%
     Period Ended October 31, 1993(j)    15.92%(d)     50,372       1.00%(e)(c)  4.48%(e)     4.3%(e)
     Class B
     Period Ended October 31, 1995(f)    24.18%(c)      3,952       1.72%(d)(e)  3.84%(d)    13.0%(d)

Notes to financial highlights

(a) Total Return is calculated without the front-end sales charge or the contingent deferred sales charge.

(b) Period from December 18, 1987, date shares first offered to public, through October 31, 1988. Net investment income, aggregating $.10 per share for the period from the initial purchase of shares on October 30, 1987 through December 17, 1987, was recognized of which $.06 per share was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the Fund incurred net realized and unrealized losses on investments of $.09 per share during this initial interim period. This represented activities of the fund prior to the initial public offering of Fund shares.

(c) Without the Manager's voluntary waiver of a portion of certain of its expenses for the periods (year except as noted) ended October 31 of the years indicated, the following funds would have had per share expenses and the ratios of expenses to average net assets as shown:

                                Per Share  Ratio of Expenses
                               Net Invest-  to Average Net    Amount
        Fund            Year   ment Income     Assets         Waived
Princor High Yield
  Fund, Inc.            1988(b)   $.95         1.33%(e)     $  32,609

Princor Tax-Exempt Cash
  Management Fund, Inc.
   Class A              1995       .031         .84%          138,574
                        1994       .019         .85%          150,515
                        1993       .018         .83%          131,442
                        1992       .026         .82%          134,497
                        1991       .040         .83%          147,279
                        1990       .050         .96%          123,656
                        1989       .053        1.04%          125,604
                        1988(i)    .004         .76%(e)         2,630
   Class B              1995(f)    .018        1.89%(e)            99

Princor Utilities
  Fund, Inc.
   Class A              1995       .46         1.30%          151,145
                        1994       .41         1.50%          284,836
                        1993(j)    .32         1.54%(e)       139,439
   Class B              1995(f)    .40         1.81%(e)         1,339

(d)  Total Return amounts have not been annualized.

(e)  Computed on an annualized basis.

(f) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. Certain of the Income Funds Class B shares recognized net investment income as follows, for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994, none of which was distributed to the sole shareholder, Princor
     Management Corporation. Additionally, the Income Funds Class B shares incurred unrealized loss during the initial interim period as follows. This represented Class B share activities of each fund prior to the initial public offering of Class B shares:

                                      Per Share       Per Share
                                    Net Investment   Unrealized
                 Fund                  Income          (Loss)
     Princor High Yield Fund, Inc.      .01            (0.03)
     Princor Tax-Exempt
       Bond Fund, Inc.                   -             (0.05)
     Princor Utilities Fund, Inc.       .01            (0.01)

(g) Effective July 1, 1989, the fund changed its fiscal year-end from June 30 to October 3l.

(h) Period from March 20, 1986, date shares first offered to public, through June 30, 1986. Net investment income and net unrealized appreciation of investments, for the period from the initial purchase of shares on December 18, 1985 through March 19, 1986, amounted to $.14 and $.94, respectively, per share. All dividends from net investment income, from December 18, 1985 through March 19, 1986, were distributed to the sole stockholder, Principal Mutual Life Insurance Company.

(i) Period from September 30, 1988, date shares first offered to public, through October 31, 1988. Net investment income, aggregating $.005 per share, for the period from the initial purchase of shares on August 23, 1988 through September 29, 1988, was recognized and distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. This represented activities of the Fund prior to the initial public offering of Fund shares.

(j) Period from December 16, 1992, date shares first offered to public, through October 31, 1993. Net investment income, aggregating $.05 per share for the period from the initial purchase of shares on November 16, 1992 through December 15, 1992, was recognized, none of which was distributed to its sole stockholder, Principal Mutual Life Insurance Company, during the period. Additionally, the fund incurred unrealized gains on investments of $.13 per share during the initial interim period. This represented activities of the fund prior to the initial public offering of fund shares.

The Boards of Directors and Shareholders
Princor Balanced Fund, Inc.
Princor Blue Chip Fund, Inc.
Princor Capital Accumulation Fund, Inc.
Princor Emerging Growth Fund, Inc.
Princor Growth Fund, Inc.
Princor World Fund, Inc.
Princor Bond Fund, Inc.
Princor Cash Management Fund, Inc.
Princor Government Securities Income Fund, Inc.
Princor High Yield Fund, Inc.
Princor Tax-Exempt Bond Fund, Inc.
Princor Tax-Exempt Cash Management Fund, Inc.
Princor Utilities Fund, Inc.

     We have audited the  accompanying  statements of assets and  liabilities of
     The Princor Growth Funds [comprising,  respectively, Princor Balanced Fund,
     Inc.  (formerly  known as Princor  Managed Fund,  Inc.),  Princor Blue Chip
     Fund,  Inc.,  Princor Capital  Accumulation  Fund,  Inc.,  Princor Emerging
     Growth Fund, Inc., Princor Growth Fund, Inc., and Princor World Fund, Inc.]
     and The Princor Income Funds (comprising,  respectively, Princor Bond Fund,
     Inc.,  Princor Cash Management Fund, Inc.,  Princor  Government  Securities
     Income Fund, Inc.,  Princor High Yield Fund, Inc.,  Princor Tax-Exempt Bond
     Fund,  Inc.,  Princor  Tax-Exempt Cash Management  Fund,  Inc., and Princor
     Utilities  Fund,  Inc.),  including  the  schedules of  investments,  as of
     October 31, 1995,  and the related  statements of  operations  for the year then  ended,  the  statements  of changes in net assets for each of the two years in the period then ended,  and the financial  highlights  for each of the periods  indicated  therein.  These financial  statements and financial
     highlights  are  the   responsibility   of  the  Funds'   management.   Our
     responsibility  is to express an opinion on these financial  statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995, by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting The Princor Growth Funds and The Princor Income Funds at October 31, 1995, and the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

     Des Moines, Iowa November 22, 1995
                                                              Ernst & Young LLP

Information for federal income tax purposes is presented as an aid to shareholders in reporting the dividend distributions shown below. Shareholders should consult a tax adviser on how to report these distributions for state and local purposes.


                                                       Period Ended October 31, 1995

                                         Per Share                                        Per Share
                               Income Dividend Distributions                     Capital Gain Distributions
                                                                                                                          Total
                                                                                                           Total        Dividends
                     Payable         Per      Total      Deductible      Payable    Long-      Short-   Capital Gain        and
                      Date          Share   Dividends    Percentage*      Date      Term**    Term***   Distributions  Distributions

   Princor Balanced Fund, Inc.
       A Shares        12/30/94    $.0925                  34.01%       12/01/94   $.0547
                         4/3/95     .0850                  30.43%
                         7/3/95     .0900                  29.47%
                        10/2/95     .0925                  27.22%
                                             $.3600                                                       $  .0547          $.4147
       B Shares        12/30/94    $.0925                  34.01%
                         4/3/95     .0630                  30.43%
                         7/3/95     .0686                  29.47%
                        10/2/95     .0733                  27.22%
                                             $.2974                                                                         $.2974

   Princor Blue Chip Fund, Inc.
       A Shares        12/30/94    $.0550                  85.16%
                         4/3/95     .0500                  81.80%
                         7/3/95     .0500                  85.88%
                        10/2/95     .0600                  85.94%
                                             $.2150                                                                         $.2150
       B Shares        12/30/94    $.0550                  85.16%
                         4/3/95     .0271                  81.80%
                         7/3/95     .0271                  85.88%
                        10/2/95     .0382                  85.94%
                                             $.1474                                                                         $.1474

   Princor Capital Accumulation Fund, Inc.
       A Shares        12/30/94    $.1913                  93.78%       12/01/94    $.3438
                         7/3/95     .2020                  93.34%
                                             $.3933                                                         $.3438          $.7371
       B Shares        12/30/94    $.1913                  93.78%
                         7/3/95     .1126                  93.34%
                                             $.3039                                                                         $.3039

   Princor Emerging Growth Fund, Inc.
       A Shares        12/30/94    $.0155                  43.43%       12/01/94    $.1441
                         7/3/95     .0400                  44.54%
                                             $.0555                                                         $.1441           $.1996
       B Shares        12/30/94    $.0155                  43.43%
                         7/3/95     .0050                  44.54%
                                             $.0205                                                                         $.0205

                                                       Period Ended October 31, 1995

                                         Per Share                                   Per Share
                               Income Dividend Distributions                  Capital Gain Distributions
                                                                                                                           Total
                                                                                                            Total        Dividends
                        Payable      Per      Total      Deductible      Payable    Long-      Short-   Capital Gain        and
                         Date       Share   Dividends    Percentage*      Date      Term**    Term***   Distributions  Distributions

   Princor Growth Fund, Inc.
       A Shares        12/30/94    $.1420                  65.74%       12/01/94    $.5052      $.1220
                         7/3/95     .1700                  62.80%
                                              $.3120                                                         $.6272          $.9392
       B Shares        12/30/94    $.1420                  65.74%
                         7/3/95     .0564                  62.80%
                                              $.1984                                                                         $.1984

   Princor Utilities Fund, Inc.
       A Shares        12/30/94    $.1325                  94.19%
                         4/3/95     .1200                  93.02%
                         7/3/95     .1200                  96.51%
                        10/2/95     .1200                  97.48%
                                              $.4925                                                                         $.4925
       B Shares        12/30/94    $.1325                  94.19%
                         4/3/95     .1033                  93.02%
                         7/3/95     .1033                  96.51%
                        10/2/95     .1033                  97.48%
                                              $.4424                                                                         $.4424

   Princor World Fund, Inc.
       A Shares        12/30/94     .0345                    .00%       12/01/94    $.1532       $.0314
                                               .0345                                                    $.1846              $.2191
       B Shares        12/30/94     .0345
                                               .0345         .00%                                                           $.0345


   *Percent qualifying for deduction by shareholders who are corporations. **Taxable as long-term capital gain.
   ***Taxable at ordinary income rates.